Exhibit 10.39

Execution Version

REDACTED COPY

Portions of this Exhibit 10.39 have been omitted pursuant to a confidential treatment request.  The omitted material has been filed separately with the Securities and Exchange Commission.

INDENTURE

dated as of August 9, 2005

by and between

WILLIS ENGINE SECURITIZATION TRUST,
a Delaware statutory trust,
as issuer of the Notes,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Indenture Trustee of the Notes

Table of Contents

ARTICLE I

DEFINITIONS

Section 1.01	Definitions
Section 1.02	Rules of Construction
Section 1.03	Compliance Certificates and Opinions
Section 1.04	Acts of Noteholders

ARTICLE II

THE NOTES

Section 2.01	Authorization of Notes; Amount of Outstanding Principal Balance; Terms; Form; Execution and Delivery
Section 2.02	Restrictive Legends
Section 2.03	Note Registrar and Paying Agent
Section 2.04	Paying Agent to Hold Money in Trust
Section 2.05	Method of Payment
Section 2.06	Minimum Denomination
Section 2.07	Exchange Option
Section 2.08	Mutilated, Destroyed, Lost or Stolen Notes
Section 2.09	Payments of Transfer Taxes
Section 2.10	Book-Entry Registration
Section 2.11	Special Transfer Provisions
Section 2.12	Temporary Definitive Notes
Section 2.13	Statements to Noteholders
Section 2.14	CUSIP, CINS AND ISIN Numbers
Section 2.15	Debt Treatment of Notes

ARTICLE III

ACCOUNTS; PRIORITY OF PAYMENTS

Section 3.01	Establishment of Accounts; Investments
Section 3.02	Collections Account

i

Section 3.03	Engine Acquisition Account
Section 3.04	Senior Restricted Cash Account
Section 3.05	Junior Restricted Cash Account
Section 3.06	Engine Reserve Account
Section 3.07	Security Deposit Account
Section 3.08	Expense Account
Section 3.09	Series Accounts
Section 3.10	Redemption/Defeasance Account
Section 3.11	Engine Replacement Account
Section 3.12	Calculations
Section 3.13	Payment Date Distributions from the Collections Account
Section 3.14	Allocation Rules
Section 3.15	Certain Redemptions
Section 3.16	Procedure for Redemptions
Section 3.17	Collections Loans
Section 3.18	Adjustments in Targeted Principal Balances

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.01	Events of Default
Section 4.02	Remedies Upon Event of Default
Section 4.03	Limitation on Suits
Section 4.04	Waiver of Existing Defaults
Section 4.05	Restoration of Rights and Remedies
Section 4.06	Remedies Cumulative
Section 4.07	Authority of Courts Not Required
Section 4.08	Rights of Noteholders to Receive Payment
Section 4.09	Indenture Trustee May File Proofs of Claim
Section 4.10	Undertaking for Costs
Section 4.11	Control by Noteholders
Section 4.12	Purchase Rights of the Series B Noteholders

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.01	Representations and Warranties
Section 5.02	General Covenants

Section 5.03	Portfolio Covenants
Section 5.04	Operating Covenants

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01	Acceptance of Trusts and Duties
Section 6.02	Absence of Duties
Section 6.03	Representations or Warranties
Section 6.04	Reliance; Agents; Advice of Counsel
Section 6.05	Not Acting in Individual Capacity
Section 6.06	No Compensation from Noteholders
Section 6.07	Notice of Defaults
Section 6.08	Indenture Trustee May Hold Securities
Section 6.09	Corporate Trustee Required; Eligibility
Section 6.10	Reports by WEST

ARTICLE VII

SUCCESSOR TRUSTEES

Section 7.01	Resignation and Removal of Indenture Trustee
Section 7.02	Appointment of Successor

ARTICLE VIII

INDEMNITY

Section 8.01	Indemnity
Section 8.02	Noteholders’ Indemnity
Section 8.03	Survival

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01	Supplemental Indentures Without the Consent of the Noteholders
Section 9.02	Supplemental Indentures with the Consent of Noteholders
Section 9.03	Execution of Supplemental Indentures
Section 9.04	Effect of Supplemental Indentures

Section 9.05	Reference in Notes to Supplemental Indentures
Section 9.06	Issuance of Additional Series of Notes

ARTICLE X

MODIFICATION AND WAIVER

Section 10.01	Modification and Waiver with Consent of Holders
Section 10.02	Modification Without Consent of Holders
Section 10.03	Subordination and Priority of Payments
Section 10.04	Execution of Amendments by Indenture Trustee

ARTICLE XI

SUBORDINATION

Section 11.01	Subordination

ARTICLE XII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 12.01	Discharge of Liability on the Notes; Defeasance
Section 12.02	Conditions to Defeasance
Section 12.03	Application of Trust Money
Section 12.04	Repayment to Issuer
Section 12.05	Indemnity for Government Obligations and Corporate Obligations
Section 12.06	Reinstatement

ARTICLE XIII

MISCELLANEOUS

Section 13.01	Right of Indenture Trustee to Perform
Section 13.02	Waiver
Section 13.03	Severability
Section 13.04	Notices
Section 13.05	Assignments
Section 13.06	Currency Conversion
Section 13.07	Application to Court
Section 13.08	Governing Law

Section 13.09	Jurisdiction
Section 13.10	Counterparts
Section 13.11	Table of Contents, Headings, Etc.

Schedule	Description

Schedule 1	Engine Subsidiaries
Schedule 2	Engine Trusts
Schedule 3	Leasing Subsidiaries
Schedule 4	Initial Engines
Schedule 5	Agent for Service of Process

Exhibit	Description

Exhibit A-1	Form of Series A Term Note
Exhibit A-2	Form of Series A Warehouse Note
Exhibit B-1	Form of Series B Term Note
Exhibit B-2	Form of Series B Warehouse Note
Exhibit C-1	Form of Certificate to be Given by Noteholders
Exhibit C-2	Form of Certificate to be Given by Euroclear or Clearstream
Exhibit C-3	Form of Certificate to Depository Regarding Interest
Exhibit C-4	Form of Depositary Certificate Regarding Interest
Exhibit C-5	Form of Transfer Certificate for Exchange or Transfer from 144A Book-Entry Note to Regulations S Book-Entry Note
Exhibit C-6	Form of Initial Purchaser Exchange Instructions
Exhibit C-7	Certificate to be Given by Transferee of Beneficial Interest in a Regulation S Temporary Book-Entry Note
Exhibit D	Form of Investment Letter to be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit E	Concentration Limits
Exhibit F	PRI Guidelines
Exhibit G-1	Form of Monthly Report
Exhibit G-2	Form of Annual Report
Exhibit H	Insurance Provision
Exhibit I	Core Lease Provisions
Exhibit J	Required Acquisition Agreement Terms

v

INDENTURE, dated as of August 9, 2005 (as amended, supplemented and otherwise modified from time to time, this “Indenture”), by and between WILLIS ENGINE SECURITIZATION TRUST, a Delaware statutory trust, as issuer of the Notes (“WEST”), and Deutsche Bank Trust Company Americas, a New York banking corporation, indenture trustee of each Series of Notes (the “Indenture Trustee”).

ARTICLE I

DEFINITIONS

Section 1.01                               Definitions.

For purposes of this Indenture, the following terms shall have the meanings indicated below:

“144A Book-Entry Note” means a Note sold in reliance on Rule 144A, represented by a single permanent global note in fully registered form, without coupons, the form of which shall be substantially in the form of the applicable Note Form for such Note, with the legends required by Section 2.02 for a 144A Book-Entry Note inscribed thereon and with such changes therein and such additional information as may be specified in the Supplement pursuant to which such Note is issued.

“Account” means each of the Collections Account, the Expense Account, the Engine Replacement Account, the Security Deposit Account, each Series Account, the Senior Restricted Cash Account, the Junior Restricted Cash Account, the Engine Reserve Account, the Engine Acquisition Account, any Lessor Account, any Redemption/Defeasance Account and any sub-accounts and ledger and sub-ledger accounts maintained therein in accordance with this Indenture.

“Acquisition Agreement” means any agreement (other than the Asset Transfer Agreement) pursuant to which Additional Engines are acquired by a member of WEST Group in a Permitted Engine Acquisition.

“Acquisition Balance Redemption” has the meaning given to such term in Section 3.15(b) hereof.

“Act” has the meaning, with respect to any Noteholder, given to such term in Section 1.04 hereof.

“Additional Certificates” means any Beneficial Interest Certificates issued pursuant to the Trust Agreement, the proceeds of which are used, in substantial part, to acquire Additional Engines or to fund Discretionary Engine Modifications.

“Additional Engine” means each Engine acquired by a member of WEST Group (other than an Initial Remaining Engine) subsequent to the Initial Closing Date in accordance with the conditions set forth in Section 5.03(b) of this Indenture.

“Additional Interest” means, with respect to a Series of Notes, the amount of interest due and payable in respect of any overdue payments in respect of such Series of Notes, as specified in the related Supplement.

“Additional Interest Amount” means, with respect to any Series of Notes, that amount of Additional Interest due and payable on such Series of Notes on a Payment Date, including any Additional Interest due and payable on a prior Payment Date that was not paid on such prior Payment Date.

“Additional Notes” means the Notes evidencing any Additional Series issued by WEST from time to time subsequent to the Initial Closing Date.

“Additional Series” means any Series issued by WEST subsequent to the Initial Closing Date pursuant to a Supplement to this Indenture.

“Adjusted Base Value” means, with respect to an Engine, such Engine’s Base Value, adjusted for the actual maintenance status of such Engine, but without regard to any Lease, Maintenance Reserve Payments, Security Deposits or other related assets.

“Adjusted Borrowing Value” means, for an Engine as of any date of determination, the Initial Borrowing Value of such Engine, as adjusted downward as of each Payment Date after the Delivery Date of such Engine at a rate per annum equal to *** of the Initial Borrowing Value of such Engine, provided that, if any Discretionary Engine Modification is made to an Engine, the cost of such Discretionary Engine Modification shall be added to the Adjusted Borrowing Value of such Engine as of the date of such Discretionary Engine Modification, and such cost as so added shall also be adjusted downward as of each Payment Date thereafter at a rate per annum equal to *** of such cost.

“Administrative Agency Agreement” means the Administrative Agency Agreement, dated as of the Initial Closing Date, among the Administrative Agent, the Security Trustee, the Indenture Trustee, WEST and each other WEST Group Member or any replacement administrative agency agreement, including the Back-Up Administrative Agency Agreement, with a replacement Administrative Agent, including the Back-Up Administrative Agent.

“Administrative Agent” means Willis, in its capacity as administrative agent under the Administrative Agency Agreement, including its successors in interest and permitted assigns, until another Person shall have become the administrative agent under such agreement, after which “Administrative Agent” shall mean such other Person.

“Administrative Agent Fee” means, for any Payment Date, the compensation payable to the Administrative Agent on such Payment Date in accordance with the terms of, and designated in, the Administrative Agency Agreement.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person or is a director or officer of such Person; “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Stock, by contract or otherwise.

***                 Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

“Aggregate Adjusted Borrowing Value” means, as of any date of determination, an amount equal to the sum of (i) the Adjusted Borrowing Values (measured as of the last day of the month immediately preceding such date of determination) of all Engines then owned by any WEST Group Member that are subject to the Lien of a Mortgage, and (ii), during the Replacement Period in respect of each Engine that was the subject of an Engine Disposition in respect of which the Controlling Trustees have elected to reinvest all or a portion of the Disposition Proceeds in a Replacement Exchange, the amount of the Disposition Proceeds to be so invested.

“Aggregate Note Principal Balance” means, as of any date of determination, an amount equal to the sum of the then Outstanding Principal Balance of all Series of Notes then Outstanding.

“Aggregate Unused Commitments” means, as of any date of determination, an amount equal to the sum of the then Unused Commitments of all Series of Warehouse Notes then outstanding.

“Agreed Currency” has the meaning given to such term in Section 13.06(a) hereof.

“Airworthiness Directive” means any mandatory maintenance directive issued by any Aviation Authority having jurisdiction over any Engine or by the FAA or the JAA/EASA.

“Allocable Minimum Principal Payment Amount“ means, for any Optional Redemption or Acquisition Balance Redemption for any Series of Notes, an amount equal to the product of the Minimum Principal Payment Amount for such Series of Notes on the Redemption Date and the applicable Redemption Fraction.

“Allocable Scheduled Principal Payment Amount“ means, for any Optional Redemption or Acquisition Balance Redemption for any Series of Notes, an amount equal to the product of the Scheduled Principal Payment Amount for such Series of Notes on the Redemption Date and the applicable Redemption Fraction.

“Allocated Amount” means (a) for an Initial Engine (other than the Third Remaining Engine), an amount equal to the product of (i) the sum of (x) the Net Proceeds from the sale of all of the Term Notes on the Initial Closing Date and (y) the Loans made by the Holders of the Warehouse Notes on the Initial Closing Date, and (ii) a fraction, the numerator of which is the Initial Borrowing Value of such Initial Engine and the denominator of which is the sum of the Initial Borrowing Values of all Initial Engines (other than the Third Remaining Engine) and (b) for an Additional Engine, the amount stated in the related Supplement for the Series of Notes, the proceeds of which are used to finance the acquisition of such Additional Engine.

“Allowed Restructuring” has the meaning given to such term in Section 5.02(f)(i) hereof.

“Annual Appraised Value” means, with respect to any Engine, the mathematical average of three Appraised Values of such Engine made in accordance with Section 5.03(f) hereof.

“Annual Servicer Audit” means an annual audit of the activities of the Servicer on the basis of agreed procedures.

“Annual Report” has the meaning given to such term in Section 2.13(a) hereof.

“Applicable Law” means all applicable laws, rules, statutes, ordinances, regulations and orders of Governmental Authorities, including, without limitation, the applicable laws, rules, regulations and orders of each Aviation Authority.

“Appraisal” means a desktop appraisal of an Engine, i.e. an appraisal without a physical inspection of an Engine, performed by an Appraiser to determine the Appraised Value of such Engine.

“Appraisal Date” has the meaning given to such term in Section 5.03(f) hereof.

“Appraisal Deficiency Amount” means, as of any date of determination, the amount, if any, by which the Aggregate Adjusted Borrowing Value exceeds the sum of (x) the most recent Annual Appraised Values of all Engines and (y) the Balance in the Engine Reserve Account on such date.

“Appraised Value” means, with respect to an Engine, the Adjusted Base Value of such Engine as determined in an Appraisal.

“Appraiser” means an independent appraiser that is a member of the International Society of Transport Aircraft Trading (“ISTAT”) or, if ISTAT ceases to exist, any similar professional aircraft appraiser organization in which at least one of the Initial Appraisers is a member that is approved by a Special Majority of the Controlling Trustees.

“Approved Manufacturer” means each of CFM International, General Electric Corporation, Pratt & Whitney, Rolls Royce, International Aero Engines and each other Person that is approved by a Special Majority of the Controlling Trustees.

“Asset Transfer Agreement” means the Asset Transfer Agreement, dated as of the Initial Closing Date among WEST, Willis and WEST Funding.

“Authorized Agent” means, with respect to the Notes of any Series, any authorized Paying Agent or Note Registrar for the Notes of such Series.

“Available Collections Amount” means, for any Payment Date, the amount of Collections in the Collections Account on the immediately preceding Determination Date, plus or minus, as applicable, the aggregate amount of all transfers to be made to or from the Collections Account pursuant to Sections 3.01(e), 3.02(b) 3.04(d), 3.05(d), 3.06(a), 3.07(a) and 3.17 during the period beginning on such Determination Date and ending on such Payment Date.

“Available Sales Proceeds” means the following portions of Net Sales Proceeds from an Engine Disposition:

(a) If WEST does not elect to reinvest any of the Modified Net Sale Proceeds in a Replacement Exchange, the Available Sales Proceeds will be equal to the Modified Net Sales Proceeds, which will be included in the Available Collections Amount on the next Payment Date after the Engine Disposition.

(b) If WEST elects to reinvest all of the Modified Net Sales Proceeds in a Replacement Exchange but in fact reinvests less than all of such Modified Net Sales Proceeds within the Replacement Period, the Available Sales Proceeds will be equal to the product of (x) the Modified Net Sale Proceeds from the Engine Disposition and (y) a fraction, the numerator of which is the amount of the Disposition Proceeds from such Engine Disposition that are transferred to the Collections Account at the end of the applicable Replacement Period and the denominator of which is the entire amount of the Disposition Proceeds from such Engine Disposition, and such Available Sales Proceeds will be included in the Available Collections Amount on the first Payment Date succeeding the end of the Replacement Period.

(c)  If WEST elects to reinvest less than all of the Modified Net Sales Proceeds from an Engine Disposition, the portion of the Modified Net Sales Proceeds that is not to be reinvested will be treated as Available Sales Proceeds and will be included in the Available Collections Amount on the next succeeding Payment Date; the portion of the Modified Net Sales Proceeds that WEST elects for reinvestment will be treated as Available Sales Proceeds and included in the Available Collections Amount on the next Payment Date after the end of the Replacement Period to the extent, if any, that they are not in fact reinvested, calculated as described in clause (b) above.

“Aviation Authority” means the FAA, the JAA/EASA and/or any other governmental authority which, from time to time, has control or supervision of civil aviation or has jurisdiction over the airworthiness, operation and/or maintenance of an Engine.

“Back-Up Administrative Agency Agreement” means the Back-Up Administrative Agency Agreement dated as of the Initial Closing Date among the Back-Up Administrative Agent, the Security Trustee, WEST and each other WEST Group Member or any replacement back-up administrative agency agreement with a replacement Back-Up Administrative Agent.

“Back-Up Administrative Agent” means UT Finance, in its capacity as Back-Up Administrative Agent under the Back-Up Administrative Agency Agreement, including its successors in interest and permitted assigns, until another Person shall have become the Back-Up Administrative Agent under such agreement, after which “Back-Up Administrative Agent” shall mean such other Person.

“Back-Up Administrative Agent Fee” means the compensation (if any) payable to the Back-Up Administrative Agent on such Payment Date in accordance with the terms of the Back-Up Administrative Agency Agreement and designated as such therein.

“Back-Up Servicer” means UT Finance, in its capacity as Back-Up Servicer under the Back-Up Servicing Agreement, including its successors in interest, until another Person shall have become the Back-Up Servicer under that agreement, after which “Back-Up Servicer” shall mean such successor Person.

“Back-Up Servicer Fee” means, for any Payment Date, the compensation (if any) payable to the Back-Up Servicer on such Payment Date in accordance with the terms of the Back-Up Servicing Agreement and designated as such therein.

“Back-Up Servicing Agreement” means that certain back-up servicing agreement, dated as of the Initial Closing Date, among the Back-Up Servicer, the Security Trustee, WEST and each WEST Group Member or any replacement back-up servicing agreement with a replacement Back-Up Administrative Agent.

“Balance” means, with respect to any Account as of any date, the sum of the cash deposits in such account and the value of any Permitted Investments held in such Account as of such date, as determined in accordance with Section 1.02(m) hereof.

“Base Interest” has, with respect to a specific Series of Notes, the meaning given to such term in the related Supplement.

“Base Interest Amount” means, with respect to any Series of Notes, that amount of Base Interest due and payable on such Series of Note on a Payment Date, including any Base Interest due and payable on a prior Payment Date that was not paid on such prior Payment Date.

“Base Interest Shortfall” has the meaning given to such term in Section 3.12(d)(ii) hereof.

“Base Value” means, with respect to an Engine, an Appraiser’s opinion of the underlying economic value of the Engine, in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and with full consideration of the Engine’s “highest and best use,” the engine model’s historical trend of values and such Appraiser’s projection of value trends, presuming an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing,

“Beneficial Interest” means, with respect to WEST, a beneficial interest in WEST consisting of a specified percentage interest in the residual value of WEST, the right to the allocations and distributions in respect of such beneficial interest and all other rights of a holder of a beneficial interest in WEST as a statutory trust.

“Beneficial Interest Certificate” has the meaning set forth in the Trust Agreement.

“Benefit Plan” of any Person, means, at any time, any employee benefit plan (including a multiemployer plan as defined in Section 4001(a)(3) of ERISA), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within six years immediately preceding the time in question were, in whole or in part, the responsibility of such Person.

“Book-Entry Notes” means the Regulation S Book-Entry Notes and the 144A Book-Entry Notes.

“Borrowing Base Adjustment Amount” means, as of any date of determination, an amount equal to the sum of (a) the applicable Appraisal Deficiency Amount as of such date, and (b) the sum of all applicable Sale Proceeds Surplus Amounts as of such date.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York and San Francisco, California are authorized by law to close, and, for purposes of calculating LIBOR, London, England.

“Capetown Convention” means the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment (Capetown, 2001), together with the Convention on International Interest in Mobile Equipment (Capetown, 2001).

“Cede” means, Cede & Co., as nominee for DTC.

“Class” means, if specified by a Supplement with respect to a Series, a class of Notes of such Series having the same rights to payment as all other Notes of such class, as specified by such Supplement.

“Clearing Agency Participant” means a Person who has an account with Clearstream.

“Clearstream” means Clearstream Banking, a French société anonyme.

“Closing Date” means in the case of (i) the Initial Notes, the Initial Closing Date, (ii) any Additional Notes, the relevant Series Issuance Date of such Notes.

“Code” means the International Revenue Code of 1986, as amended.

“Collateral” means the Trust Collateral and the Mortgage Collateral, collectively.

“Collateral Liquidation Notice” means a written notice from the Control Parties for the Senior Series representing a majority of the Outstanding Principal Balance of the Senior Series, directing the Indenture Trustee to liquidate the Collateral in accordance with Section 4.02(b) and the Security Trust Agreement.

“Collection Period” means, unless otherwise specified in the Supplement for any Series of Notes, with respect to each Payment Date other than the first Payment Date in respect of a Series, the period commencing on the first day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the last day of such calendar month and, in the case of the first Payment Date in respect of a Series (other than the Initial Notes), the period commencing on the Series Issuance Date, for any Additional Series, and ending on the last day of the first full calendar month following such Series Issuance Date.  There is no Collection Period for the first Payment Date in respect of the Initial Notes, and the payments of principal and interest to be made on such first Payment Date will be funded in part out of the proceeds of the Initial Notes to be deposited in the Collections Account.

“Collections” means, with respect to a Collection Period, all amounts (without duplication) received by the WEST Group, including, but not limited to, (i) Lease Payments, (ii) amounts withdrawn under any Security Deposit or other assurance in respect of a Lessee’s obligations under a Lease, (iii) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of any of the foregoing, (iv) the Net Sale Proceeds of any Engine Disposition or amounts received under any Engine Disposition Agreement (except for any portion of such Net Sale Proceeds that WEST shall direct to be deposited into either the

Engine Replacement Account or a Qualified Escrow Account), (v) Modified Net Sales Proceeds deposited in the Engine Replacement Account or a Qualified Escrow Account and not applied to the purchase or funding of an Additional Engine or Qualified Engine Modification, including amounts transferred from the Engine Replacement Account (or received from a Qualified Intermediary) due to a failure to acquire or fund an Additional Engine or Qualified Engine Modifications within the Replacement Period; (vi) net payments to WEST under any Hedging Agreement maintained in accordance with the terms of this Indenture, (vii) investment income, if any, on all amounts on deposit in the Accounts (except to the extent that any Lease requires such investment income to be maintained as Segregated Funds), (viii) any proceeds or other payments received under the Related Documents, including amounts transferred to the Collections Account from the Engine Reserve Account or the Engine Acquisition Account, (ix) any proceeds of any Collections Loan made pursuant to Section 3.17 hereof, (x) the portion of the Net Proceeds of the Series A1 Notes and Series B1 Notes deposited in the Collections Account on the Initial Closing Date, and (xi) any other amounts received by WEST or any other WEST Group Member (including any amounts received from any other Subsidiary of WEST, whether by way of distribution, dividend, repayment of a loan or otherwise), but not including any funds to be applied in connection with a Redemption and other amounts required to be paid over to any third party pursuant to any Related Document.

“Collections Account” has the meaning given to such term in Section 3.01(a) hereof.

“Collections Loan” means a Loan, the proceeds of which are to be deposited in the Collections Account pursuant to Section 3.17 hereof.

“Commitment Fee” has, with respect to any Series of Warehouse Notes, the meaning set forth in the related Supplement.

“Commitment Fee Amount” means, with respect to a specific Series of Warehouse Notes on a Payment Date, the amount of the Commitment Fee due and payable in respect of such Series of Warehouse Notes on such Payment Date, including any Commitment Fees due and payable on a prior Payment Date that were not paid on such prior Payment Date.

“Concentration Limits” means the limits set forth in Exhibit E hereto, as such limits may be adjusted from time to time as provided in Section 5.03(e).

“Concentration Variance Limits” has the meaning give to such term in Section 5.03(e) hereof.

“Concentration Violation” means a breach of the covenant set forth in Section 5.03(e) hereof (with or without regard to the Concentration Variance Limits as specified in this Indenture) if effect were given to any sale, transfer, lease or other disposition or any purchase or other acquisition pursuant to an Engine Disposition Agreement regardless of whether such sale, transfer, lease or other disposition or purchase or other acquisition is scheduled or expected to occur after the date on which such Engine Disposition Agreement becomes binding on WEST or a WEST Group Member.

“Control Party” means (a), in respect of any Series of Term Notes and any Series of Warehouse Notes after the occurrence of a Conversion Event with respect to such Series of

Warehouse Notes, unless otherwise provided in the Supplement related to such Series, Holders of Notes of such Series representing more than fifty percent (50%) of the then aggregate Outstanding Principal Balance of all Outstanding Notes of such Series, and (b), in the case of any Series of Warehouse Notes prior to the occurrence of a Conversion Event with respect to such Series, unless otherwise provided in the Supplement related to such Series, Holders of Notes of such Series representing more than fifty percent (50%) of the aggregate Maximum Commitments of the holders of such Warehouse Notes.

“Controlling Trustee” means each of the four (4) trustees of WEST designated as such in accordance with the terms of the Trust Agreement.

“Conversion Date” means, with respect to any Series of Warehouse Notes, the date specified as such in the related Supplement.

“Conversion Event” means, with respect to a Series of Warehouse Note, the earliest to occur of (a) the Conversion Date for such Series of Warehouse Notes, (b) an Early Amortization Event, (c) an Event of Default, (d) a Servicer Termination Event and (e) any other event or condition specified in the related Supplement for such Series of Warehouse Notes.

“Conversion Step-Up Interest” has, with respect to a specific Series of Notes, the meaning given to such term in the related Supplement.

“Conversion Step-Up Interest Amount” means, with respect to any Series of Notes, that amount of Conversion Step-Up Interest due and payable on such Series of Note on a Payment Date, including any Conversion Step-Up Interest due and payable on a prior Payment Date that was not paid on such prior Payment Date.

“Core Lease Provisions” means the requirements for Leases set forth in Exhibit I.

“Corporate Obligations” has the meaning given to such term in Section 12.02(a) hereof.

“Corporate Trust Office” means, with respect to the Indenture Trustee, the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered and, with respect to the Indenture Trustee on the date hereof, shall be Deutsche 60 Wall Street—26th Floor, New York, New York 10005, Attention: Corporate Trust and Agency Services, Facsimile No:  (212) 797-8606, or at any other time at such other address as the Indenture Trustee may designate from time to time by notice to the Holders and WEST.

“Currency Hedge Agreements” means an ISDA currency swap, options, and any other similar hedging arrangements (including, without limitation, the current or forward purchase and sale of non-Dollar currency) between WEST or any other WEST Group Member and the Eligible Hedge Counterparty named therein, including any schedules and confirmations prepared and delivered in connection therewith, in form and substance meeting the Rating Agency Hedging Requirements, pursuant to which (i) WEST will receive payments from, or make payments to, the Eligible Hedge Counterparty as provided therein and (ii) recourse by the Eligible Hedge Counterparty to WEST is limited to distributions in accordance with the priority of payments set forth in Section 3.13 hereof.

“Custodial Agreement” means the Custodial Agreement dated as of the Initial Closing Date among the Custodial Agent, the Security Trustee and WEST or any replacement custodial agreement with a replacement Custodial Agent.

“Default” means a condition, event or act which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Notice” has the meaning given to such term in Section 4.02(a) hereof.

“Definitive Note” means a note issued in definitive form pursuant to the terms and conditions of this Indenture and the related Supplement, the form of which shall be substantially in the form of the applicable Note Form for such Note, with the legends required by Section 2.02 for a Definitive Note inscribed thereon and with such changes therein and such additional information as may be specified in the Supplement pursuant to which such Note is issued

“Delivery Date” means, in the case of any Engine, the date on which title to such Engine or the Engine Interest in respect of such Engine, is transferred to WEST or an Engine Subsidiary, provided that the Delivery Date for the Engines owned by WEST Funding on the Initial Closing Date is the Initial Closing Date.

“Delivery Period” means (i) with respect to the Initial Engines, the period commencing on the Initial Closing Date and continuing until the earlier to occur of (x) the date on which an Early Amortization Event or an Event of Default occurs and (y) October 9, 2005, (ii) with respect to any Additional Engines being acquired with the proceeds of Additional Notes, the period beginning on the Closing Date for such Series of Notes, the proceeds of which are being used to finance such Additional Engines, and ending on the date specified in the related Supplement or, if earlier, the date on which an Early Amortization Event or an Event of Default occurs, and (iii) with respect to any Additional Engine being acquired with the proceeds of Warehouse Notes, the period beginning on the Funding Date on which WEST receives the proceeds of such Warehouse Notes to be used to acquire such Additional Engine and ending such number of days after such Funding Date as may be specified in the related Supplement for such Warehouse Notes or, if earlier, the date on which an Early Amortization Event or an Event of Default occurs.

“Determination Date” means the last day of the calendar month immediately preceding each Payment Date.

“Direct Participants” means securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations which access the DTC system directly.

“Direction” has the meaning given to such term in Section 1.04(c) hereof.

“Discretionary Engine Modification” means a modification or improvement of an Engine, the cost of which is capitalized in accordance with U.S. GAAP, that is not a Mandatory Engine Modification.  A Discretionary Engine Modification shall include, without limitation, any Qualified Engine Modification, the cost of which is capitalized in accordance with U.S. GAAP.

“Disposition Fee” means, for any Engine Disposition (other than an Engine Disposition resulting from a Total Loss), an amount equal to the product of (i) three percent (3%) and (ii) the Net Sale Proceeds in respect of such Engine Disposition (such Net Sales Proceeds to be calculated without deducting the amount of the Disposition Fee).

“Disposition Proceeds” means, with respect to any Engine Disposition, an amount equal to the sum of (i) the Modified Net Sale Proceeds realized therefrom, and (ii) any amounts released from the Engine Reserve Account in connection with such Engine Disposition pursuant to Section 3.06(d) hereof.

“Dollars” or “$” means the lawful currency of the United States of America.

“DTC” means The Depository Trust Company, a limited purpose trust company organized under the New York Banking Law, its nominees and their successors.

“DTC Participants” means Euroclear, Clearstream or other Persons who have accounts with DTC.

“Early Amortization Event” means, as of any Payment Date, the existence of any one or more of the following events or conditions, unless the occurrence of such event or condition is waived by a Requisite Majority:

(a)                                  The Back-Up Servicing Agreement has been terminated and a replacement Back-Up Servicer shall not have assumed the duties of the Back-Up Servicer within sixty (60) days of such termination; provided that such Early Amortization Event shall terminate on the date on which a replacement Back-Up Servicer shall have assumed the duties of the Back-Up Servicer;

(b)                                 A Servicer Termination Event has occurred, and a replacement Servicer has not assumed the duties of the Servicer within thirty (30) days after the occurrence of such Servicer Termination Event; provided that such Early Amortization Event shall terminate on the date on which a replacement Servicer, which may be the Back-Up Servicer, shall have assumed the duties of the Servicer;

(c)                                  A Maximum Borrowing Base Deficiency occurs on three (3) consecutive Payment Dates, provided that such Early Amortization Event shall terminate on the date on which a subsequent Monthly Report indicates that a Maximum Borrowing Base Deficiency no longer exists;

(d)                                 WEST’s EBIT Ratio (calculated in accordance with U.S. GAAP at the end of the four (4) calendar quarters immediately preceding such Payment Date on a rolling four (4) quarter basis) is less than 1.10 for four (4) consecutive Payment Dates, provided that such Early Amortization Event shall terminate on the fourth consecutive Payment Date on which WEST has been in compliance with the above EBIT Ratio;

(e)                                  The Maximum Borrowing Base is less than Seventy-Five Million Dollars ($75,000,000); provided that such Early Amortization Event shall terminate on the date on which the Administrative Agent certifies to the Indenture Trustee in writing that the Maximum Borrowing Base is at least Seventy-Five Million Dollars ($75,000,000);

(f)                                    The actual notional amount of the Interest Rate Hedge Agreements to which WEST and all WEST Group Members are parties as provided in Section 5.02(m) hereof has been either less than the Minimum Required Hedge Amount or more than the Maximum Required Hedge Amount for a period of more than sixty (60) days; provided that, such Early Amortization Event shall terminate on the date on which the Administrative Agent certifies to the Indenture Trustee in writing that the actual notional amount of WEST’s Interest Rate Hedge Agreements is greater than the Minimum Required Hedge Amount and less than the Maximum Required Hedge Amount;

(g)                                 WEST shall be subject to an entity level tax on its income on net capital or to registration as an “investment company” under the Investment Company Act of 1940, as amended; provided that such Early Amortization Event shall terminate on the date on which the Administrative Agent certifies to the Indenture Trustee in writing that WEST is no longer subject to such tax or is not subject to such registration, as applicable as certified by the Controlling Trustees to the Indenture Trustee in writing; and

(h)                                 An Early Amortization Event specified in the related Supplement for any Series of Notes shall have occurred and be continuing.

“EASA” means the European Aviation Safety Agency.

“EBIT” means, for any fiscal period, WEST’s earnings (loss) before Interest Expense and taxes, including gains and losses from the sale of assets and foreign exchange transactions, in all cases determined in accordance with U.S. GAAP.

“EBIT Ratio” means, for WEST as of any Payment Date, the ratio of (a) EBIT to (b)  Interest Expense, in each case for the most recently concluded four (4) calendar quarters; provided, however, that for the first three (3) calendar quarters of WEST following the Initial Closing Date, EBIT and Interest Expense through the end of any such quarter under consideration will, for purposes of this calculation, be calculated on an annualized basis by multiplying actual EBIT or Interest Expense for the calendar quarters which have been completed since the Closing Date by a fraction, the numerator of which is four (4) and the denominator of which is the number of full fiscal quarters then completed.

“Eligibility Requirements” has the meaning given to such term in Section 2.03(b) hereof.

“Eligible Account” means a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC) or Securities Account (as defined in the Security Trust Agreement) maintained with an Eligible Institution in the name of WEST or another WEST Group Member in accordance with the Related Documents and pledged to the Security Trustee pursuant to the Security Trust Agreement.

“Eligible Hedge Counterparty” means either of the following: (a) at the time of execution and delivery of the related Interest Rate Hedge Agreement, any bank or other financial institution (or any party providing credit support on such Person’s behalf) that has (x) a long-term unsecured debt rating of at least “A” from Fitch and “A2” from Moody’s or (y) a short-term unsecured debt rating of at least “F-1” from Fitch and “P-1” from Moody’s or is otherwise approved by a Rating Agency Confirmation or (b), at the time of any transfer of an Interest Rate Hedge Agreement, any bank or other financial institution (or any party providing credit support on such Person’s behalf) that satisfies the criteria in clause (a).

“Eligible Institution” means (a) any depository institution or trust company, with a capital and surplus of not less than $250,000,000, whose long-term unsecured debt rating from each Rating Agency is not less than A (or the equivalent) and whose deposits are insured by the Federal Deposit Insurance Corporation or (b) a federally or state chartered depository institution, with a capital and surplus of not less than $250,000,000, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b), including, without limitation, a California chartered depository institution meeting such capital and surplus requirements, subject to regulation under California Financial Code section 1562, that in each case has a long-term unsecured debt rating from each Rating Agency of not less than A (or the equivalent) or a short-term unsecured debt rating of P-1 by Moody’s and, if rated by Fitch, at least F1 by Fitch.

“Encumbrance” means any mortgage, pledge, lien, encumbrance, charge or security interest, including, without limitation, any conditional sale, any sale without recourse against the sellers, or any agreement to give any security interest over or with respect to any WEST Group Member’s assets (excluding Lessee Funds that are Segregated Funds), including, without limitation, all Stock and any Indebtedness of any Subsidiary held by WEST or any other WEST Group Member.

“Engine” means a basic power jet propulsion engine assembly for an aircraft that is (i) Stage III or later compliant, (ii) manufactured by any QEC Kit and an Approved Manufacturer, and (iii) owned by WEST or any Engine Subsidiary, including its essential accessories as supplied by the manufacturer of such aircraft engine, but excluding the nacelle, and including any and all modules and Parts incorporated in, installed on or attached to each such engine from time to time and any substitutions therefor.

“Engine Acquisition Account” has the meaning given to such term in Section 3.01(a) hereof.

“Engine Disposition” means any sale, transfer or other disposition of any Engine (or an interest therein), including by reason of such Engine suffering a Total Loss.

“Engine Disposition Agreement” means any lease, sublease, conditional sale agreement, finance lease, hire purchase agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option granted to a Person other than WEST or any other WEST Group Member to purchase an Engine pursuant to a purchase option agreement, in each case pursuant to which any Person acquires or is entitled to acquire legal title to, or the economic benefits of ownership of, such Engine.

“Engine Interest” means the ownership interest in an Engine Trust that owns an Engine.  The acquisition or disposition of all of the Engine Interest with respect to an Engine Trust that holds an Engine constitutes, respectively, the acquisition or disposition of that Engine.

“Engine Mortgage” means each mortgage executed and delivered by WEST or a WEST Subsidiary substantially in the form attached to the Security Trust Agreement, pursuant to which WEST or such WEST Subsidiary shall grant a security interest to the Security Trustee in each Engine owned by it and related assets and in all Leases of such Engine.

“Engine Replacement Account” has the meaning given to such term in Section 3.01(a) hereof.

“Engine Reserve Account” has the meaning given to such term in Section 3.01(a) hereof.

“Engine Reserve Amount” has the meaning given to such term in Section 5.04(d) hereof.

“Engine Reserve Deficit” has the meaning given to such term in Section 5.04(e) hereof.

“Engine Reserve Deposit” has the meaning given to such term in Section 3.12(a) hereof.

“Engine Subsidiaries” means, initially, those Persons or other entities set forth on Schedule 1 to this Indenture as Engine Subsidiaries and their successors, together with any other WEST Subsidiary (other than any Engine Trust) holding title to Engines or holding Engine Interests.

“Engine Sub-Account” has the meaning given to such term in Section 3.06(b) hereof.

“Engine Thrust Upgrade” means the modification of an Engine in accordance with the requirements of the manufacturer and the applicable Aviation Authority to increase its thrust rating.

“Engine Trust Agreement” means, initially, each owner trust agreement with an Engine Trustee in effect on the Closing Date, as set forth on Schedule 2, together with any other trust agreement with an Engine Trustee under which an owner trust or statutory trust estate is created with respect to an Engine and an Engine Subsidiary holds the Engine Interest, whether or not such Engine Subsidiary was the original grantor of such owner trust estate or holder of such Engine Interest.

“Engine Trustee” means initially, Wells Fargo Bank Northwest, National Association, and its successors as owner trustee or statutory trustee under the Engine Trust Agreements set forth on Schedule 2, together with each other financial institution that acts as an owner trustee or statutory trustee under any other Engine Trust Agreement.

“Engine Trusts” means the owner trust or statutory trust estates created pursuant to the Engine Trust Agreements.

“Enhancement Agreement” means, any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

“Equity Trustees” means the three Controlling Trustees of WEST designated as such in the Trust Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means Euroclear Bank S.N./N.V., as operator of the Euroclear System.

“Event of Default” means the existence of any of the events or conditions described in Section 4.01 hereof.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Date” means the date on which interests in each Regulation S Temporary Book-Entry Note will be exchangeable for interests in an Unrestricted Book-Entry Note, which shall be the later of (i) the fortieth (40th) day after the later of (a) the Closing Date and (b) the completion of the distribution of the related Series of Notes and (ii) the date on which the requisite certifications are due to and provided to the Indenture Trustee.

“Expense Account” has the meaning given to such term in Section 3.01(a) hereof.

“Federal Aviation Administration” or “FAA” means the United States Federal Aviation Authority or any governmental authority succeeding to the functions thereof.

“Final Maturity Date” means, with respect to a Series, the date set forth in the related Supplement on or prior to which the Outstanding Principal Balance of, and accrued interest on, all Notes of such Series are required to have been repaid in full.

“Final Principal Payment Shortfall” has the meaning given to such term in Section 3.12(d)(vi) hereof.

“Fitch” means Fitch, Inc., and any successor thereto, or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, “Fitch” shall be deemed to refer to any other nationally recognized rating agency designated by WEST.

“Fixed Rate Note” means, as provided in the related Supplement, any Note having a Stated Rate that is a fixed percentage.

“Floating Rate Note” means, as provided in the related Supplement, any Note having a Stated Rate that varies with a specified index, such as LIBOR.

“Funding Date” means each date on which WEST borrows funds in respect of a Series of Warehouse Notes as set forth in the related Supplement for such Series of Warehouse Notes.

“Future Lease” means, in respect of any Engine, a Lease of such Engine entered into by any WEST Group Member and any Lessee at any time after the Delivery Date for such Engine.

“Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Applicable Law.

“Governmental Authority” shall mean any government, legislative body, regulatory authority, court, administrative agency or commission or other governmental agency or instrumentality (or any officer or representative thereof), domestic, foreign or international, of competent jurisdiction, including the European Union.

“Hedge Counterparty” means, in the singular, any one of, and in the plural, all of, the Eligible Hedge Counterparties and their successors and assigns which have entered into a Hedging Agreement.

“Hedge Default” means the occurrence of an Event of Default described in Section 4.01(a), (f) or (g).

“Hedge Payment” means Periodic Hedge Payments and Hedge Termination Payments.

“Hedge Payment Shortfall” has the meaning given to such term in Section 3.12(d) hereof.

 “Hedge Termination Payment” means any payment due under a Hedging Agreement as a result of the termination of such Hedging Agreement for whatever reason.

“Hedged Lease” means a Lease with an original term of more than one (1) year and which, in the case of the Initial Engines as of the Closing Date and in the case of any Additional Engine as of its Delivery Date, have more than one (1) year remaining in its term.

“Hedging Agreement” means an Interest Rate Hedge Agreement or a Currency Hedge Agreement, as applicable.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising funds to acquire such property or service, (v) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP, (vi) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (vii) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of other Persons guaranteed by such Person.

“Indenture” has the meaning set forth in the preamble hereof.

“Indenture Trustee” has the meaning given to such term in the preamble hereof, and any successor Trustee appointed in accordance with the terms hereof.

“Indenture Trustee Fees” means the compensation and expenses (including attorneys fees and expenses and indemnification payments) payable to the Indenture Trustee for its services under this Indenture and the other Related Documents to which it is a party.

“Independent Controlling Trustee” means the Controlling Trustee designated as such in the Trust Agreement.

“Initial Appraisals” means the Appraisals of the Initial Engines provided by the Initial Appraisers, each dated as of a date during December, 2004.

“Initial Appraised Value” means (i) in the case of each Initial Engine, the mathematical average of the Appraised Values of such Engine in the Initial Appraisals, (ii) in the case of any Additional Engine acquired with the proceeds of one or more Series of Warehouse Notes, the mathematical average of the Appraised Values of such Additional Engine provided in Appraisals by three (3) Appraisers, each such Appraisal to be as of a date not more than six (6) months prior to the Delivery Date of such Additional Engine by WEST or a member of WEST Group, and (iii) in the case of any other Additional Engine, the mathematical average of the Appraised Values of such Additional Engine provided in Appraisals by three (3) Appraisers, each such Appraisal to be as of a date not more than six (6) months prior to the Closing Date for the Series of Term Notes, the proceeds of which are to be used to finance the acquisition of such Additional Engine.

“Initial Appraisers” means any of or all of (as the context may require) Airclaims, Ltd., AVITAS, Inc., BK Associates, Inc. and International Bureau of Aviation, Ltd.

“Initial Borrowing Value” means, (i) in respect of any Engine acquired from a Person that is not an Affiliate of WEST, the purchase price paid by WEST or a WEST Group Member to acquire such Engine and (ii) in respect of any Engine acquired from a Person that is an Affiliate of WEST, the lower of (a) its Initial Appraised Value and (ii) its book value on the records of the Affiliate seller as determined under U.S. GAAP as consistently applied by such Affiliate seller as of the date of acquisition.  The Initial Borrowing Value of the Initial Engines is set forth in the Asset Transfer Agreement.

“Initial Closing Date” means August 9, 2005.

“Initial Engine” means each of the Engines (or an interest therein) identified on Schedule 4 hereto that has been, or will be, acquired by WEST through its acquisition of WEST Funding on the Initial Closing Date or by WEST Funding during the Delivery Period beginning thereon, in each case pursuant to the Asset Transfer Agreement.

“Initial Notes” means all Series of Notes issued on the Initial Closing Date.

“Initial Remaining Engine” means each of the Initial Engines that is not delivered on the Initial Closing Date.

“Institutional Accredited Investor” means a Person that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“Intercompany Loan” has the meaning given to such term in Section 5.02(c)(iv) hereof.

“Interest Accrual Period” means, except as may be otherwise provided in the related Supplement for a Series of Notes, the period beginning on each Payment Date and ending on (but excluding) the next succeeding Payment Date, except that the initial Interest Accrual Period shall begin on the Initial Closing Date and end on (but exclude) the first Payment Date occurring after the Initial Closing Date.

“Interest Expense” means, for any period, the aggregate amount of interest expense as shown for such period on the income statement of WEST, determined in accordance with U.S. GAAP.

“Interest Rate Hedge Agreement” means an ISDA interest rate swap or cap agreement, collar or other interest rate hedging instrument between WEST and the Eligible Hedge Counterparty named therein, including any schedules and confirmations prepared and delivered in connection therewith, pursuant to which (i) WEST will receive payments from, or make payments to, the Eligible Hedge Counterparty as provided therein, and which (a) in form and substance complies with the Rating Agency Hedge Requirements for such agreements, (ii) limits recourse by the Eligible Hedge Counterparty to WEST to distributions in accordance with the priority of payments set forth in Section 3.13 hereof, and (iii) is consistent with the requirements of Section 5.02(f)(iv).

“Investment Letter” means a letter substantially in the form of Exhibit D attached hereto.

“ISDA” means International Swap and Derivatives Association, Inc.

“Issuance Date” means, in the case of a Series of Term Notes, the Series Issuance Date, and, in the case of a Series of Warehouse Notes, the date on which a Conversion Event occurs in respect of such Series of Warehouse Notes.

“Issuance Expenses” means the aggregate amount of all subscription discounts, brokerage commissions, placement fees, resale fees, structuring fees, out of pocket transaction expenses and other similar fees, commissions and expenses relating to the issuance of each Series of the Initial Notes or any Additional Series, as specified in the related Supplement for each Series.

“Joint Airworthiness Authorities” or “JAA” means the Joint Airworthiness Authorities of the European Union.

“Junior Borrowing Base” means, as of any date of determination, the sum of (a) *** of the then Aggregate Adjusted Borrowing Value; (b) the Balance in the Junior Restricted Cash Account on such date; and (c) the Balance in the Engine Acquisition Account on such date, minus *** of the Borrowing Base Adjustment Amount as of such date, minus the Outstanding Principal Balance of the Series A Notes.

***                 Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

“Junior Borrowing Base Deficiency” means, as of any date of determination, the amount (if any) by which (i) the then Outstanding Principal Balance of all Series B Notes (after giving effect to any payments of Scheduled Principal Payment Amounts on one or more Series B Notes on such date), exceeds (ii) the Junior Borrowing Base as of such date.

“Junior Restricted Cash Amount” means, as of each Closing Date, Funding Date and Payment Date, an amount equal to the product of (i) three percent (3%), and (ii) the sum of the Outstanding Principal Balances of all Series B Notes as of such date, which Outstanding Principal Balances shall be calculated after giving effect to all Loans made and Term Notes issued on such date and all principal payments made on such date in respect of each Series B Note.

“Junior Warehouse Note” means any Warehouse Note that is designated as a Series B Note in the related Supplement.

“Lease” means, with respect to an Engine, any aircraft engine lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement, as may be in effect between a WEST Group Member that owns or leases-in such Engine (as Lessor) and a Person that is not a WEST Group Member (as Lessee), as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time in accordance with the Related Documents; provided that if, under any sub-leasing arrangement with respect to an Engine permitted by the Lease of such Engine and executed by the Lessee and a sub-lessee, the Lessor of such Engine agrees to receive payments or collateral directly from, or is to make payments directly to, such sub-lessee, in any such case to the exclusion of the related Lessee, then the relevant sub-lease shall constitute the “Lease” of such Engine, and the sub-lessee shall constitute the related “Lessee” with respect to such Engine, but only to the extent of the provisions of such sub-lease agreement relevant to such payments and collateral and to the extent agreed by the relevant Lessor.

“Lease Payments” means all lease payments and other amounts payable by or on behalf of a Lessee under a Lease, including, without limitation, Rent Payments, Maintenance Reserve Payments and Security Deposits.

“Leasing Subsidiaries” means, initially, those Persons or other entities set forth on Schedule 3 hereto and their successors, together with any other bankruptcy remote special purpose entities to which the Engine Subsidiaries or the Engine Trusts may lease one or more of the Engines, which are Lessors under Leases of such Engines to Lessees and which are wholly owned directly or indirectly by WEST.

“Lessee” means each Person not a WEST Group Member who is the lessee or vendee under a Lease of an Engine from time to time with any WEST Group Member.

“Lessee Funds” means, either or both as the context may require, of (a) any Security Deposits provided by a Lessee under a Lease and (b) any Maintenance Reserve Payments that a Lessee is obligated to pay under a Lease and, in each case, includes Security Deposits and Maintenance Reserve Payments that are Segregated Funds.

“Lessor” means, with respect to any Lease, the WEST Group Member that is the lessor or vendor under such Lease.

“Lessor Account” has the mean given to such term in Section 3.02(c).

“LIBOR“ means, for any Interest Accrual Period in respect of any Series of Notes, the rate per annum, determined by the Trustee and notified in writing by the Trustee to the Administrative Agent, which is the arithmetic mean (rounded to the nearest 1/100 of 1%) of the offered rates for Dollar deposits having a maturity of the Specified Period for such Series commencing on the first day of such Interest Accrual Period that appears on the Telerate Page 3750 (defined below) at approximately 11:00 a.m., London time on the Reference Date such Interest Accrual Period; provided, however, that if there shall at any time no longer exist a Telerate Page 3750, “LIBOR” shall mean the rate per annum equal to the average rate at which the principal London offices of The Union Bank of Switzerland are offered Dollar deposits for the Specified Period and in a principal amount equal to an amount of not less than one million Dollars ($1,000,000) at or about 10:00 a.m., New York City time, on the Reference Date specified for such Interest Accrual Period in the London Eurodollar interbank market for delivery on the first day of such Interest Accrual Period.  As used herein, “Telerate Page 3750” means Page 3750 on Moneyline Telerate or such other page as may replace the page 3750 on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for Dollar deposits.

“Lien” means the security interest in the Mortgage Collateral created by the Engine Mortgages.

“Loan” means any amount borrowed by WEST from the Holder or Holders of any Series of Warehouse Notes, pursuant to the related Supplement for such Series.

“Maintenance Reserve Evaluation” means, an evaluation prepared by SH&E, or other Person appointed by the Controlling Trustees, as to the projected maintenance costs of the Engines in the Portfolio over the lesser of their estimated remaining useful life and twenty-five (25) years, a projection of whether, taking into account expected Maintenance Reserve Payments from Lessees in respect of then existing Leases and Future Leases of the Engines, and making other assumptions reasonably acceptable to the Controlling Trustees, the funds available in the Engine Reserve Account will be sufficient to pay for such projected maintenance costs at all times, a schedule of the targeted balances in the Engine Reserve Account for each Payment Date during such remaining useful life or 25 year period and a schedule of the projected shortfalls between such balances and the projected maintenance costs.

“Maintenance Reserve Payment” means any payment (including any use payment) deposited in or credited to the Collections Account or Engine Reserve Account that is based on the usage of an Engine or which is based on, or in respect of which, the Lessor under a Lease may be obligated to reimburse the Lessee under such Lease for specified maintenance activities with respect to the Engine subject to such Lease.

“Maintenance Reserve Payment Balance” means the amount of the Maintenance Reserve Payments held by the seller of an Engine to be transferred to the Engine Reserve Account in connection with the acquisition of such Engine, as provided in the Asset Transfer Agreement for the Initial Engines and in the applicable Acquisition Agreement for any Additional Engines.

“Mandatory Engine Modification” means a modification or improvement of an Engine, the cost of which will be capitalized in accordance with U.S. GAAP, required pursuant to the terms of the related Lease or the terms of Applicable Law or which, in the discretion of the Servicer, is commercially necessary in order to place such Engine in the minimum condition required to lease or re-lease such Engine.

“Maximum Borrowing Base” means, as of any date of determination, the sum of (a) *** of the then Aggregate Adjusted Borrowing Value; (b) the Balances in the Senior Restricted Cash Account and the Junior Restricted Cash Account on such date; and (c) the Balance in the Engine Acquisition Account on such date, minus *** of the Borrowing Base Adjustment Amount as of such date.

“Maximum Borrowing Base Deficiency” means, as of any date of determination, the amount (if any) by which (i) the then Aggregate Note Principal Balance (after giving effect to any payments of Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts on all Notes on such date), exceeds (ii) the Maximum Borrowing Base as of such date.

“Maximum Commitment” means, with respect to any Series of Warehouse Notes, the maximum amount of loans that each Holder of such Warehouse Notes is committed to make to WEST in accordance with the terms and conditions of the related Supplement; provided that, on the occurrence of a Conversion Event with respect to any Series of Warehouse Notes, the Maximum Commitment of such Holder of such Warehouse Notes shall be the Outstanding Principal Balance of such Warehouse Notes on the date of such Conversion Event.

“Maximum Principal Balance” shall mean, with respect to any Warehouse Note, the maximum amount that WEST may borrow from the Holder of such Warehouse Note, which shall be equal to the Maximum Commitment of such Holder.

“Maximum Required Hedge Amount” means, as of any date of determination, an amount equal to the product of (x) one hundred twenty-five percent (125%) and (y) the Outstanding Principal Balance of the Notes as of such date and (z) a fraction, the numerator of which is the sum of the Adjusted Borrowing Values of all Engines subject to a Hedged Lease as of such date and the denominator of which is the Aggregate Adjusted Borrowing Value as of such date.

“Merger Transaction” has the meaning given to such term in Section 5.02(g) hereof.

“Minimum Principal Payment Amount” means, for each Series of Notes for any Payment Date, the excess, if any, of (x) the sum of the then Outstanding Principal Balance of all Notes of such Series, assuming that all Minimum Principal Payment Amounts for all prior Payment Dates have been paid in full, over (y) the Minimum Targeted Principal Balance of such Series for such Payment Date.

“Minimum Required Hedge Amount” means, as of any date of determination, an amount equal to the product of (A) ninety percent (90%) and (y) the Outstanding Principal Balance of the Notes as of such date and (z) a fraction, the numerator of which is the sum of the Adjusted

***                 Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Borrowing Values of all Engines subject to a Hedged Lease as of such date and the denominator of which is the Aggregate Adjusted Borrowing Value as of such date.

“Minimum Targeted Principal Balance” means, for each Series of Notes on any Payment Date, the amount identified as such in the related Supplement, as it may be adjusted from time to time in accordance with such Supplement.

“Modification Agreement” means any agreement between a WEST Group Member and a Supplier for the purchase and/or installation of a Mandatory Engine Modification or a Discretionary Engine Modification.

“Modified Net Sale Proceeds” means, with respect to any Engine Disposition, the Net Sale Proceeds from such Engine Disposition minus the amount of any Disposition Fee payable to the Servicer in respect of such Engine Disposition.

“Monthly Report” has the meaning given to such term in Section 2.13(a) hereof.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Collateral” means the Engines, the Leases and the other collateral in which the Engine Mortgages create a Lien.

“Net Base Interest Shortfall” has the meaning given to such term in Section 3.05(c) hereof.

“Net Hedge Payment Shortfall” has the meaning given to such term in Section 3.04(c) hereof.

“Net Proceeds” means, with respect to the issuance of a Series of Notes, the aggregate amount of cash received by WEST in connection with such issuance after deducting therefrom (without duplication) all Issuance Expenses; provided that such amount shall not be less than zero.

“Net Sale Proceeds” means, with respect to any Engine Disposition, the aggregate amount of cash received by or on behalf of the seller in connection with such transaction after deducting therefrom (without duplication) (a) reasonable and customary brokerage commissions and other similar fees and commissions (other than any Disposition Fee payable to the Servicer), and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof.

“Net Stated Interest Shortfall” has the meaning given to such term in Section 3.04(c) hereof.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Note” means any one of the promissory notes executed by WEST and authenticated by or on behalf of the Indenture Trustee, substantially in the form attached to the related Supplement.

“Note Form” means, (a) with respect to a Series A Term Note, the form of Note attached hereto as Exhibit A-1, with such changes therein and such additional information as may be provided in the Supplement under which such Series A Term Note is issued, (b) with respect to a Series A Warehouse Note, the form of Note attached hereto as Exhibit A-2, with such changes therein and such additional information as may be provided in the Supplement under which such Series A Warehouse Note is issued, (a) with respect to a Series B Term Note, the form of Note attached hereto as Exhibit B-1, with such changes therein and such additional information as may be provided in the Supplement under which such Series B Term Note is issued, (a) with respect to a Series B Warehouse Note, the form of Note attached hereto as Exhibit B-2, with such changes therein and such additional information as may be provided in the Supplement under which such Series Warehouse Note is issued.

“Noteholder” or “Holder” means any Person in whose name a Note is registered from time to time in the Register for such Notes.

“Noteholder Indemnified Amounts” means, in respect of any Series of Notes, all amounts due to the Holders of the Notes for increased capital costs and similar amounts, including indemnification payments, as specified in the Supplement that establishes such Series of Notes.

“Note Registrar” has the meaning given to such term in Section 2.03(a) hereof.

“Notice of Sole Control” has the meaning given to such term in the Security Trust Agreement.

“Notices” has the meaning given to such term in Section 13.04 hereof.

“Officer’s Certificate” means a certificate signed by, with respect to WEST, any Signatory Trustee and, with respect to any other Person, any officer, director, trustee or equivalent representative.

“Off-Production Engine” means, as of any date of determination, an Engine that can be installed only on aircraft types that are no longer being manufactured by the manufacturers of such aircraft types as of such date.

“Operating Bank” means any Eligible Institution at which any Account is held; provided that if at any time an Operating Bank ceases to be an Eligible Institution, a successor depository institution or trust company shall be appointed by the Administrative Agent on behalf of the Security Trustee and all Accounts at the predecessor Operating Bank shall thereafter be transferred to and be maintained at such successor depository institution or trust company and such successor depository institution or trust company shall thereafter be an “Operating Bank”.  The initial Operating Bank is Deutsche Bank Trust Company Americas.

“Operating Expenses” means (i) WEST Expenses, (ii) Ordinary Course Expenses and (iii) Mandatory Engine Modifications but only to the extent of the excess of the cost of any

Mandatory Engine Modification over the portion funded from the Balance in the Engine Reserve Account.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of the Servicer or the Administrative Agent or counsel to WEST, that meets the requirements of Section 1.03 hereof.

“Optional Redemption” means, with respect to a Series, a voluntary prepayment by WEST of all or a portion of the Outstanding Principal Balance of such Series in accordance with the terms of the applicable Supplement.

“Ordinary Course Expenses” means, with respect to any Payment Date, all of the following expenses and costs, incurred by, or on behalf of any WEST Group Member in connection with the ownership, use, leasing and/or operation of the Engines, during the related Collection Period: (i) costs for routine maintenance and repairs (but not Discretionary Engine Modifications) needed to return an Engine to “serviceable” condition, but only to the extent that the amounts then on deposit in the Engine Reserve Account that are available therefor are insufficient to cover these costs; (ii) the cost of repositioning an Engine in connection with the origination or termination of a Lease; (iii) legal fees and court costs incurred in connection with enforcing rights under a Lease of an Engine and/or repossessing such Engine (but excluding legal fees incurred by the Servicer in the negotiation and documentation of Future Leases or of amendments or renewals of Leases and Future Leases); (iv) the cost of obtaining and maintaining contingent and off-lease insurance with respect to the Engines; (v) taxes, levies, duties, charges, assessments, fees, penalties, deductions or withholdings assessed, charged or imposed upon or against the use and operation of the Engines; (vi) the cost of storing an off-lease Engine; (vii) expenses and costs (including legal fees) of pursuing claims against manufacturers or sellers of an Engine; (viii) non-recoverable sales and value-added taxes with respect to an Engine; and (ix) governmental filing fees necessary to perfect, or continue the perfection of, the security interest of the Security Trustee in an Engine and/or a Lease.

“Outstanding” means (a) with respect to the Notes of any Series at any time, all Notes of such Series theretofore authenticated and delivered by the Indenture Trustee except (i) any such Notes cancelled by, or delivered for cancellation to, the Indenture Trustee; (ii) any such Notes, or portions thereof, for which the payment of principal of and accrued and unpaid interest on which moneys have been deposited in the applicable Series Account or distributed to Noteholders by the Indenture Trustee and any such Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been deposited in the Redemption/Defeasance Account for such Notes; (iii) any such Notes in exchange or substitution for which other Notes, as the case may be, have been authenticated and delivered, or which have been paid pursuant to the terms of this Indenture (unless proof satisfactory to the Indenture Trustee is presented that any of such Notes is held by a Person in whose hands such Note is a legal, valid and binding obligation of WEST); and (iv) for the limited purposes set forth in Section 1.04(c), any Note held by WEST or any other affiliate thereof and (b) when used with respect to any other evidence of indebtedness shall mean, at any time, any principal amount thereof then unpaid and outstanding (whether or not due or payable).

“Outstanding Note” means a Note that is Outstanding.

“Outstanding Principal Balance” means, with respect to any Outstanding Notes, the total principal balance of such Outstanding Notes unpaid and outstanding at any time.

“Owners” means the holders of the Beneficial Interest.

“Owner Trustee” means Wilmington Trust Company, as Owner Trustee of WEST, and its successors in such capacity.

“Part” means any and all parts, avionics, attachments, accessions, appurtenances, furnishings, components, appliances, accessories, instruments and other equipment installed in, or attached to (or constituting a spare for any such item installed in or attached to) any Engine.

“Paying Agent” has the meaning given to such term in Section 2.03(a) hereof.  The term “Paying Agent” includes any additional Paying Agent.

“Payment Date” means the 15th day of each month, commencing on August 15, 2005; provided that if any Payment Date would otherwise fall on a day which is not a Business Day, such Payment Date shall be the first following day which is a Business Day.

“Payment Date Schedule” means the schedule prepared by the Administrative Agent pursuant to Section 3.12(e) hereof.

“Periodic Hedge Payment” means any payment under a Hedging Agreement other than a Hedge Termination Payment.

“Permitted Encumbrance” means (i) any Encumbrance for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings, provided that the proceedings relating to such Encumbrance or the continued existence of such Encumbrance does not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the affected asset; (ii) in respect of any Engine, any Encumbrance of a repairer, carrier or hangar keeper arising in the ordinary course of business by operation of law or similar Encumbrance, provided that the proceedings relating to such Encumbrance or the continued existence of such Encumbrance does not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the affected asset; (iii) any Encumbrances on any Engines permitted under any Lease thereof (other than Encumbrances created by the relevant lessor); (iv) any Encumbrances created by or through or arising from debt or liabilities or any act or omission of any Lessee in each case either in contravention of the relevant Lease (whether or not such Lease has been terminated) or without the consent of the relevant lessor (provided that if such lessor becomes aware of any such Encumbrance, it shall use commercially reasonable efforts to have any such Encumbrance lifted, removed and otherwise discharged); (v) any Encumbrance created in favor of WEST or any WEST Subsidiary or the Security Trustee, including any Encumbrance created or required to be created under the Security Trust Agreement or any Mortgage; (vi) any Encumbrance arising under any agreements the terms of which contemplate that custody of Lessee Funds held for Lessees with respect to Additional Engines is held by a third-party; (vii) any Lease in respect of any Engine and the rights of the Lessee under such Lease; (viii) any Encumbrance in respect of the deposit of any Disposition Proceeds in any Qualified Escrow Account with a Qualified Intermediary as part of a Replacement Exchange.

“Permitted Engine Acquisition” has the meaning given to such term in Section 5.03(b) hereof.

“Permitted Engine Disposition” has the meaning given to such term in Section 5.03(a)(ii)(3) hereof.

“Permitted Holder” has the meaning given to such term in Section 5.02(i)(iii) hereof.

“Permitted Investments” means, in each case, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds);

(b) demand deposits, time deposits or certificates of deposit of the Operating Bank or of depository institutions or trust companies organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank) (i) having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds; provided that at the time of investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be at least “F1+” by Fitch and “P-1” by Moody’s or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of “AA” from Fitch and “Aa2” from Moody’s;

(c) corporate or municipal debt obligations (i) having remaining maturities of no more than 365 days, or such lesser time as is required for the distribution of funds, having, at the time of the investment or contractual commitment to invest therein, a rating of at least “F1+” or “AA” by Fitch and “P-1” or “Aa2” by Moody’s or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of “AA” from Fitch and “Aa2” from Moody’s;

(d) investments in money market funds (including funds in respect of which the Indenture Trustee or any of its affiliates is investment manager or advisor) having a rating of at least “AA” by Fitch and “Aa2” by Moody’s;

(e) notes or bankers’ acceptances (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds) issued by any depository institution or trust company referred to in (b) above; or

(f) any other investments approved pursuant to a Rating Agency Confirmation;

provided, however, that no investment shall be made in any obligations of any depository institution or trust company which has a contractual right to set off and apply any deposits held, and other indebtedness owing, by any WEST Group Member to or for the credit or the account of such bank.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.

“Portfolio” means, at any time, all Engines owned by WEST Group and the Leases related to such Engines.

“Portfolio Sub-Account” has the meaning given to such term in Section 3.06(c) hereof.

“Precedent Lease” has the meaning given to such term in Section 5.03(d)(ii) hereof.

“PRI” has the meaning given to such term in Section 5.04(g) hereof.

“PRI Guidelines” means the list of prohibited countries and countries with respect to which PRI must be obtained as set forth in the PRI Guidelines attached as Exhibit F hereto, as amended from time to time subject to the receipt of a Rating Agency Confirmation.

“Principal Terms” means, with respect to any Series, all of the following information: (i) the name or designation of such Series; (ii) the initial principal amount of the Notes to be issued for such Series (or method for calculating such amount); (iii) the interest rate to be paid with respect to each Series of Notes for such Series (or method for the determination thereof); (iv) the Payment Date and the date or dates from which interest shall accrue and on which principal is scheduled to be paid; (v) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vi) the terms of any form of Series Enhancement with respect thereto; (vii) the Final Maturity Date for the Series; (viii) if specified in the related Supplement, the number of Classes of Notes of the Series and the rights and priorities of each such Class; (ix) the priority of such Series with respect to any other Series; (x) the Control Party with respect to such Series; (xi) the Scheduled Principal Payment Amounts and the Minimum Principal Payment Amounts for such Series, (xii) the designation of a Series as a Term Series or a Warehouse Series, (xiii) the designation of such Series as Series A Notes or Series B Notes, and (xiv) any other terms of such Series.

“Private Placement Legend” means the legend initially set forth on the Notes in the form set forth in Section 2.02 hereof.

“Pro Forma Lease” has the meaning given to such term in Section 5.03(d) hereof.

“Proceeding” means any suit in equity, action at law, or other judicial or administrative proceeding.

“Purchase Option Notice” has the meaning given to such term in Section 4.12.

“Purchase Price” means (a), in the case of a Permitted Engine Acquisition, the amount to be paid to the seller of an Engine pursuant to the Acquisition Agreement or the Asset Transfer Agreement and (b), in the case of a Mandatory Engine Modification or a Discretionary Engine Modification, the cost of such Mandatory Engine Modification or Discretionary Engine Modification as provided in the Modification Agreement with the Supplier of such Mandatory Engine Modification or Discretionary Engine Modification.

“QEC Kit” means a quick engine change kit, consisting of components and accessories installed or capable of being installed on an Engine to speed the removal and installation of the Engine on an aircraft.

“Qualified Engine Modification” means an Engine Thrust Upgrade or the acquisition and installation of a QEC Kit on an Engine.

“Qualified Escrow Account” means an escrow account that is (i) established with a Qualified Intermediary pursuant to an agreement under which the Disposition Proceeds from an Engine Disposition are deposited in such escrow account in connection with a Replacement Exchange and are to be applied to the acquisition of an Additional Engine or the funding of Qualified Engine Modification designated by WEST or another WEST Group Member or, if and to the extent not so applied by the end of the applicable Replacement Period for such Engine Disposition, deposited by the Qualified Intermediary in the Collections Account and (ii) in respect of which WEST or the WEST Group Member has pledged its rights in such escrow account to the Security Trustee pursuant to the Security Trust Agreement.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A promulgated under the Securities Act.

“Qualified Intermediary” means a Person described in Treasury Regulations §1.1031(k)-1(g)(4) or any successor regulations, provided that such Person has a short term debt rating of, or the obligations of such Person are guaranteed by a Person that has a short term debt rating of, not lower than P-1 from Moody’s and/or F-1 from Fitch.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means, with respect to any Series of Notes, the nationally recognized statistical rating organization selected by WEST to issue a rating with respect to such Series of Notes; provided that such organizations shall only be deemed to be a Rating Agency for purposes of the Indenture with respect to Notes they are then rating, as specified in the related Supplement for each Series of Notes.

“Rating Agency Confirmation” means, with respect to any action or omission specified herein for which a Rating Agency Confirmation is required, a prior written confirmation from each Rating Agency then rating a Series of Notes then Outstanding that such action or omission in and of itself will not result in a lowering, qualification or withdrawal of the then current ratings on any such Series.

“Rating Agency Hedge Requirements” means the requirements in respect of any Hedging Agreement published by the Rating Agencies that are applicable to such Hedging Agreements.

“Received Currency” has the meaning given to such term in Section 13.06(a) hereof.

“Record Date” means with respect to each Payment Date, the close of business on the fifth Business Day immediately preceding such Payment Date and, with respect to the date on which any Direction is to be given by the Noteholders, the close of business on the last Business Day prior to the solicitation of such Direction.

“Redemption” means an Optional Redemption, an Acquisition Balance Redemption or a Tax Redemption.

“Redemption/Defeasance Account” means an account established by the Indenture Trustee pursuant to Section 3.10 hereof.

“Redemption Date” means the date, which shall in each case be a Payment Date, on which Notes of any Series are redeemed in whole or in part pursuant to a Redemption.

“Redemption Fraction” means, for any Series with respect to any Optional Redemption or Acquisition Balance Redemption, a fraction, the numerator of which is the principal amount of the Optional Redemption or Acquisition Balance Redemption and the denominator of which is the Outstanding Principal Balance of such Series immediately prior to such Optional Redemption or Acquisition Balance Redemption.

“Redemption Notice” means, a notice sent by the Indenture Trustee to each holder of the Series of Notes to be redeemed, as described in Section 3.16(d) hereof.

“Redemption Premium” means, with respect to any Series of Notes, such amount as may be payable in connection with a Redemption of such Series of Notes, in whole or in part, as part of or in addition to, the Redemption Price in respect of such Redemption.

“Redemption Price” means, with respect to any Series of Notes that will be the subject of a Redemption, an amount (determined as of the Determination Date for the Redemption Date for any Redemption) equal to, unless otherwise specified in the related Supplement, the Outstanding Principal Balance of the Series of Notes being repaid together with all accrued and unpaid interest thereon and, if specified in the related Supplement, a Redemption Premium.

“Reference Date” means, with respect to each Interest Accrual Period, the day that is two (2) Business Days prior to the Payment Date on which such Interest Accrual Period commences; provided, however, that the Reference Date with respect to the initial Interest Accrual Period means the date that is two (2) Business Days before the Initial Closing Date.

“Refinancing” means the issuance of an Additional Series of Notes for the purpose of an Optional Redemption of all, and not less than all, of an outstanding Series of Notes.

“Register” has the meaning given to such term in Section 2.03(a) hereof.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Book-Entry Notes” means the Unrestricted Book-Entry Notes and the Regulation S Temporary Book-Entry Notes.

“Regulation S Temporary Book-Entry Note” means Notes initially sold outside the United States in reliance on Regulation S, represented by a single temporary global note in fully registered form, without interest coupons, the form of which shall be substantially in the form of the applicable Note Form for such Note, with the legends required by Section 2.02 for a Regulation S Temporary Book-Entry Note inscribed thereon and with such changes therein and such additional information as may be specified in the Supplement pursuant to which such Note is issued

“Related Documents” means the Administrative Agency Agreement, the Acquisition Agreements, the Servicing Agreement, the Back-Up Servicing Agreement, each Enhancement Agreement, this Indenture, any Hedging Agreements, the Notes, each Supplement, the Security Documents and the Back-Up Administrative Agency Agreement together with all certificates, documents and instruments delivered pursuant to any of the foregoing.

“Relevant Information” means the information provided by the Service Providers to the Administrative Agent that is required to enable the Administrative Agent make the calculations contemplated by Section 3.12(a) through (e).

 “Remaining Engine” means (a) any Initial Engine for which title thereto has not been transferred to an Engine Subsidiary on or prior to the Initial Closing Date and which is expected to be acquired by an Engine Subsidiary during the Delivery Period beginning thereon and (b) any Additional Engine for which title thereto has not been transferred to an Engine Subsidiary on or prior to the related Closing Date and which is expected to be acquired by an Engine Subsidiary during the related Delivery Period.

“Renewal Lease” has the meaning given to such term in Section 5.03(d) hereof.

“Rent Payments” means all payments of basic rent under a Lease that are payable in respect of periods specified under such Lease.

“Replacement Exchange” means the acquisition by WEST or a WEST Subsidiary of one or more Additional Engines in a Permitted Engine Acquisition or the funding of Qualified Engine Modifications with all or a portion of the Disposition Proceeds from a Permitted Engine Disposition by any Engine Subsidiary or Engine Trust in a Permitted Engine Disposition within the Replacement Period applicable to such Permitted Engine Disposition, provided that WEST shall have elected to use all or such portion of such Disposition Proceeds in a Replacement Exchange in accordance with Section 3.11 hereof.

“Replacement Period” means, with respect to any portion of the Disposition Proceeds of a Permitted Engine Disposition that WEST elects to use to acquire Additional Engines or Qualified Engine Modifications in a Replacement Exchange pursuant to Section 3.11 hereof, the period beginning on the date of such Engine Disposition and ending on the earlier of (i) the 120th day after the date of such Engine Disposition and (ii) the occurrence of an Event of Default.

“Required Acquisition Agreement Terms” means the terms and conditions set forth in Exhibit J, which must be included in any Acquisition Agreement.

“Required Expense Amount” means, with respect to a Payment Date, an amount equal to the sum of (i) the Operating Expenses payable on such Payment Date, consisting of all Operating Expenses incurred by the Service Providers and not previously reimbursed and the amounts shown on all invoices received from the Service Providers for the reimbursement or payment of Operating Expenses not previously paid or reimbursed, (ii) a reserve for Operating Expenses that are due and payable during the Interest Accrual Period beginning on such Payment Date and (iii) a reserve for Extraordinary Operating Expenses.

“Required Expense Deposit” has the meaning ascribed to such term in Section 3.12(a).

“Required Expense Reserve” means the sum of the amounts described in clauses (ii) and (iii) in the definition of “Required Expense Amount.”

“Requisite Majority” means, with respect to any action proposed to be taken pursuant to the terms of this Indenture, that the Control Party (or Control Parties) representing more than fifty percent (50%) of the sum of (a) the then Outstanding Principal Balance of the Notes (other than any Series of Warehouse Notes prior to a Conversion Event having occurred with respect to such Series of Warehouse Notes) and (b) the Maximum Commitments of all Series of Warehouse Notes prior to a Conversion Event having occurred with respect to such Series of Warehouse Notes shall approve or direct such proposed action, provided that, in making such a determination, each Control Party shall be deemed to have voted the entire Outstanding Principal Balance or Maximum Commitment, as applicable, of the related Series in favor of, or in opposition to, such proposed action, as the case may be.

“Responsible Officer” means, (i) with respect to the Indenture Trustee and the Security Trustee, any officer within the Corporate Trust Office, including any Principal, Vice President, Managing Director, Director or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject and (ii) with respect to WEST, any Controlling Trustee.

“Rule 144A” means Rule 144A under the Securities Act.

“Sales Proceeds Surplus Amount” means, as of any date of determination in connection with an Engine for which an Engine Disposition has occurred since the most recent Appraisal Date, the Adjusted Borrowing Value of which is no longer included in Aggregate Adjusted Borrowing Value as of such date of determination, the amount, if any, by which (A) the Disposition Proceeds realized from such Engine Disposition exceeds (B) the Adjusted Borrowing Value of such Engine on the date of such Engine Disposition.

“Scheduled Principal Payment Amount” means, for each Series of Notes on any Payment Date, the excess, if any, of (x) the sum of the then Outstanding Principal Balance of all Notes of such Series (after giving effect to any payment of the Minimum Principal Payment Amount for such Series of Notes actually paid on such Payment Date, assuming that all Scheduled Principal Payment Amounts for all prior Payment Dates have been paid in full), over (y) the Scheduled Targeted Principal Balance for such Series for such Payment Date.

“Scheduled Targeted Principal Balance” means, for each Series of Notes on any Payment Date, the amount set forth in the related Supplement.

“Secured Parties” has the meaning given to such term in the Security Trust Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Deposit Account” has the meaning given to such term in Section 3.01(a) hereof.

“Security Deposits” means any cash deposits and other collateral provided by, or on behalf of, a Lessee to secure the obligations of such Lessee under a Lease.

“Security Documents” means the Security Trust Agreement, the Engine Mortgages, the Custodial Agreement and each other agreement that creates a Security Interest in favor of the Secured Parties.

“Security Interests” means the security interests granted or expressed to be granted in the Collateral pursuant to the Security Trust Agreement.

“Security Trust Agreement” means the Security Trust Agreement dated as of the Initial Closing Date, among WEST, WEST Funding, each other party thereto and the Security Trustee, for the benefit of the Secured Parties.

“Security Trustee” means the trustee appointed pursuant to the Security Trust Agreement, initially Deutsche Bank Trust Company Americas.

“Segregated Funds” means all Lessee Funds that, pursuant to the terms of the related Lease, are not permitted to be commingled with the funds of the lessor under such Lease.

“Seller” means (i), with respect to the Asset Transfer Agreement, Willis and (ii) with respect to any Acquisition Agreement, Willis or any other seller of an Engine in a Permitted Engine Acquisition.

“Senior Borrowing Base” means, as of any date of determination, the sum of (a) seventy percent (70%) of the then Aggregate Adjusted Borrowing Value; (b) the Balance on deposit in the Senior Restricted Cash Account on such date; and (c) the Balance in the Engine Acquisition Account on such date, minus seventy percent (70%) of the Borrowing Base Adjustment Amount as of such date.

“Senior Borrowing Base Deficiency” means, as of any date of determination, the amount (if any) by which (i) the then Outstanding Principal Balance of all Series A Notes (after giving effect to any payments of Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts on one or more Series A Notes on such date), exceeds (ii) the Senior Borrowing Base as of such date.

“Senior Claim” has the meaning given thereto in Section 11.01(a) hereof.

“Senior Claimant” has the meaning given thereto in Section 11.01(a) hereof.

“Senior Restricted Cash Account” has the meaning given to such term in Section 3.01(a) hereof.

“Senior Restricted Cash Amount” means, as of each Closing Date, Funding Date and Payment Date, an amount equal to the product of (i) four percent (4%), and (ii) the sum of the Outstanding Principal Balances of all Series A Notes as of such date, which Outstanding Principal Balances shall be calculated after giving effect to all advances of principal and principal payments made on such date in respect of the Series A Notes.

“Senior Series” means all Series of Series A Notes then outstanding, so long as any amounts are due in respect of any Series of Series A Notes, and, at such time that no such amounts are due, all Series of Series B Notes then outstanding.

“Series” means any series of Notes established pursuant to a Supplement.

“Series Account” has the meaning given to such term in Section 3.01(a) hereof.

“Series Allocation Rules” has the meaning given to such term in Section 3.14(c) hereof.

“Series A Minimum Adjustment Fraction” means, for any Series of Series A Notes as of any Payment Date, a fraction equal to one minus the sum of the Series A Payment Date Minimum Disposition Fractions for such Payment Date and for all preceding Payment Dates on which such Series of Series A Notes was outstanding, provided that the Series A Minimum Adjustment Fraction shall not be less than zero.

“Series A Note” means any note issued as part of a Series of Notes that is designated as “Series A Notes” in the related Supplement and further differentiated by a unique alpha-numeric designator.

“Series A Note Purchase Date” has the meaning given to such term in Section 4.12 hereof.

“Series A Note Purchaser” has the meaning given to such term in Section 4.12 hereof.

“Series A Payment Date Minimum Disposition Fraction” means, for any Payment Date a fraction, the numerator of which is *** of the Available Sales Proceeds included in the Available Collections Amount on that Payment Date and the denominator of which is the sum of the original Minimum Targeted Principal Balances for all Series A Notes on such Payment Date, as adjusted for any Optional Redemption pursuant to Section 3.18(b).

“Series A Payment Date Scheduled Disposition Fraction” means, for any Payment Date a fraction, the numerator of which is *** of the Available Sales Proceeds included in the Available Collections Amount on that Payment Date and the denominator of which is the sum of the original Scheduled Targeted Principal Balances for all Series A Notes on such Payment Date, as adjusted for any Optional Redemption pursuant to Section 3.18(b).

“Series A Scheduled Adjustment Fraction” means, for any Series of Series A Notes as of any Payment Date, a fraction equal to one minus the sum of the Series A Payment Date Scheduled Disposition Fractions for such Payment Date and for all preceding Payment Dates on which such Series of Series A Notes was outstanding, provided that the Series A Scheduled Adjustment Fraction shall not be less than zero.

***                 Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

“Series A Supplemental Principal Payment Amount” means, on each Payment Date on which there is a Senior Borrowing Base Deficiency, an amount equal to such Senior Borrowing Base Deficiency.

“Series A Warehouse Note” means a Warehouse Note designated as a Series A Note.

“Series B Note” means any note issued as part of a Series of Notes that is designated as “Series B Notes” in the related Supplement and further differentiated by a unique alpha-numeric designator.

“Series B Payment Date Scheduled Disposition Fraction” means, for any Payment Date a fraction, the numerator of which is *** of the Available Sales Proceeds included in the Available Collections Amount on that Payment Date and the denominator of which is the sum of the original Scheduled Targeted Principle Balances for all Series A Notes and Series B Notes on such Payment Date, as adjusted for any Optional Redemption pursuant to Section 3.18(b).

“Series B Scheduled Adjustment Fraction” means, for any Series of Series B Notes as of any Payment Date, a fraction equal to one minus the sum of the Series B Payment Date Scheduled Disposition Fractions for such Payment Date and for all preceding Payment Dates on which such Series of Series B Notes was outstanding, provided that the Series B Scheduled Adjustment Fraction shall not be less than zero.

“Series B Supplemental Principal Payment Amount” means, on each Payment Date on which there is a Junior Borrowing Base Deficiency, an amount equal to such Junior Borrowing Base Deficiency.

“Series B Warehouse Note” means a Warehouse Note designated as a Series B Note.

“Series Enhancement” means the rights and benefits provided to the Noteholders of any Series pursuant to any letter of credit, surety bond, financial guaranty insurance policy, insurance agreement, cash collateral or reserve account, spread account, guaranteed rate agreement, maturity liquidity facility or other similar arrangement. The subordination of any Series to another Series shall not be deemed to be a Series Enhancement.

“Series Enhancer” means, for each Series, the Person as set forth in the related Supplement then providing any Series Enhancement, other than the Noteholders of any Class which is subordinated to another Class.

“Series Issuance Date” means, with respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with the provisions of Section 9.06 of this Indenture and the related Supplement.

“Service Provider” means each of or all of (as the context may require) the Servicer, the Back-up Servicer, the Indenture Trustee, the Security Trustee, the Administrative Agent, the Back-Up Administrative Agent and the Operating Banks.

“Service Provider Fees” means any fees and expenses due or reimbursable to Service Providers in accordance with the applicable agreements with such Servicer Providers (including

***                 Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

the Related Documents), including, without limitation, the Indenture Trustee Fees due to the Indenture Trustee hereunder.

“Servicer” means Willis, in its capacity as Servicer under the Servicing Agreement, including its successors in interest, until another Person shall have become the servicer under such agreement, after which “Servicer” shall mean such other Person.

“Servicer Fee” means, for any Payment Date, the compensation payable to the Servicer on such Payment Date in accordance with the terms of, and designated in, the Servicing Agreement.

“Servicer Termination Event” has the meaning given to such term in the Servicing Agreement.

“Servicing Agreement” means that certain servicing agreement, dated as of the Initial Closing Date among the Servicer, the Security Trustee, each WEST Group Member and the other parties thereto or any replacement servicing agreement, including the Back-Up Servicing Agreement, with a replacement Servicer, including the Back-Up Servicer.

“SH&E” means Simat, Hellisen & Eichner, Inc., an independent consulting firm.

“Signatory Trustee” has the meaning given to such term in the Trust Agreement.

“Significant Operating Expenses” means the following Operating Expenses to the extent included in the Annual Budget and other Operating Expenses (including, without limitation, significant repossession expenses) for which the Controlling Trustees shall determine that it is reasonable and prudent to establish a reserve during the twelve (12) month period prior to their being due and payable: costs of the Annual Appraisal, the Maintenance Reserve Evaluation and the Annual Audit, cost of preparing the audited financial statements for the Annual Report and insurance premiums.

“Special Majority” has the meaning given to such term in the Trust Agreement.

“Specified Period” means, with respect to any Series of Notes, the maturity of the Dollar deposits used in the definition of LIBOR, as specified in the related Supplement for such Series.

“Stated Interest” means, with respect to any Note, the amount of interest payable on such Note at the Stated Rate set forth in the related Supplement.

“Stated Interest Amount” means, with respect to any Series of Notes, that amount of Stated Interest due and payable on such Series of Notes on a Payment Date, including any Stated Interest due and payable on a prior Payment Date that was not paid on such Payment Date.

“Stated Interest Shortfall” has the meaning given to such term in Section 3.12(d).

“Stated Rate” means, as specified in the related Supplement, the rate of interest payable on a specific Note.

“Stock” means all shares of capital stock, all beneficial interests in trusts, all ordinary shares and preferred shares and any options, warrants and other rights to acquire such shares or interests.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Substitute Engine” means any Engine that is to be transferred to a member of WEST Group in place of any Remaining Engine, to the extent authorized by the applicable Acquisition Agreement.

“Supplement” means any supplement to this Indenture which sets forth the Principal Terms and other terms and conditions of the Series of Notes issued thereunder.

“Supplemental Interest” means, with respect to any Series of Notes, that portion (if any) of the interest payable on such Notes that has been designated as such in the related Supplement.

“Supplemental Interest Amount” means, with respect to any Series of Notes, that amount of Supplemental Interest due and payable on such Series of Note on a Payment Date, including any Supplemental Interest due and payable on a prior Payment Date that was not paid on such prior Payment Date.

“Supplemental Payment Allocation Rules” has the meaning given to such term in Section 3.14(c) hereof.

“Supplier” means the Person that supplies or installs a Mandatory Engine Modification or Discretionary Engine Modification and to whom payment for the Purchase Price of such Mandatory Engine Modification or Discretionary Engine Modification is to be made.

“Tax” and “Taxes” mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

“Tax Redemption” has the meaning given to such term in Section 3.15(c) hereof.

“Term Note” means each Note issued as part of a Term Series.

“Term Series” means a Series of Notes in which funds representing the full Outstanding Principal Balance of such Notes are fully disbursed to WEST on the issuance date of such Series.

“Third Party Event” has the meaning given to such term in Section 5.04 hereof.

“Third Remaining Engine” has the meaning given to such term in the Asset Transfer Agreement.

“Total Loss” means, with respect to any Engine (a) if the same is subject to a Lease, an Event of Loss (as defined in such Lease) or the like (however so defined); or (b) if the same is not subject to a Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond economic repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) its requisition for title, confiscation, restraint, detention, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than a requisition for hire for a temporary period not exceeding 180 days) by or under the order of any government (whether civil, military or de facto) or public or local authority or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of ninety (90)  consecutive days or longer.  A Total Loss with respect to any Engine shall be deemed to occur on the date on which such Total Loss is deemed pursuant to the relevant Lease to have occurred or, if such Lease does not so deem or the relevant Engine is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond economic repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Engine was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition for title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect; (D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of a Total Loss); or (E) in the case of clause (iv) above, the final day of the period of 90  consecutive days referred to therein.

“Trust Agreement” means that certain Trust Agreement, dated the Initial Closing Date, between the Owner Trustee and Willis, as Depositor.

“Trustee Resolution” means a resolution adopted by a majority of the Controlling Trustees, evidenced by a certified copy of such resolution signed by a Signatory Trustee.

“UBS Investment Bank” means UBS Securities LLC and UBS Limited, each of which is a subsidiary of UBS AG, and acting through UBS AG’s global investment banking and securities business.

“UCC” means the Uniform Commercial Code as enacted in the State of New York.

“United States Person” and “U.S. Person” have the meanings given to such terms in Regulation S under the Securities Act.

“Unused Commitment” means, as of any date in respect of the Holder of any Warehouse Notes, the excess of the Maximum Commitment of such Holder in respect of such Warehouse Notes over the Outstanding Principal Balance of such Warehouse Notes.

“Unrestricted Book-Entry Note” shall have the meaning given to such term in Section 2.01(d)(iv) hereof, the form of which shall be substantially in the form of the applicable Note Form for such Note, with the legends required by Section 2.02 for an Unrestricted Book-Entry Note inscribed thereon and with such changes therein and such additional information as may be specified in the Supplement pursuant to which such Note is issued.

“U.S. GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“U.S. Government Obligations” has the meaning given to such term in Section 12.02(a) hereof.

“UT Finance” means UT Finance Corporation, a Delaware corporation.

“Warehouse Note” means any Note issued as part of a Warehouse Series.

“Warehouse Series” means a Series of Notes pursuant to which WEST will, upon meeting certain requirements, be entitled to request Loans from the Holders of such Notes up to Maximum Principal Balance during the period commencing on the Series Issuance Date of such Series and ending on (but excluding) the date on which a Conversion Event occurs in respect of such Series.

“WEST” means Willis Engine Securitization Trust, a Delaware statutory trust organized pursuant to the Trust Agreement.

“WEST Expense” means, for any Payment Date, any of the following costs directly incurred by WEST or any other WEST Group Member or incurred by the Servicer or the Administrative Agent in their performance of their obligations that are, in each case, reasonable in amount and are fairly attributable to WEST or any other WEST Group Member and their permitted activities hereunder during the related Collection Period: (i) accounting and audit expenses, and tax preparation, filing and audit expenses; (ii) premiums for liability, casualty, fidelity, directors and officers and other insurance; (iii) directors’ and trustees’ fees and expenses, including fees and expenses of the Independent Controlling Trustee and Owner Trustee but excluding any fees to the Equity Trustees; (iv) legal fees and expenses not associated with the Engines and the Leases; (v) other professional fees, including the cost of obtaining the annual Appraisals of the Engines and the annual Maintenance Reserve Evaluation as described in Sections 5.04(d) and 5.04(e); (vi) taxes (including personal or other property taxes and all sales, value added, use and similar taxes) other than taxes assessed with respect to the ownership, use and/or operation of the Engines or that constitute Ordinary Course Expenses; (vii) taxes imposed in respect of any and all issuances of equity interests, stock exchange listing fees, registrar and transfer expenses and trustee’s fees with respect to any outstanding securities of WEST; and (viii) surveillance fees assessed by the Rating Agencies.

“WEST Funding” means WEST Engine Funding LLC, a Delaware limited liability company.

“WEST Group” means WEST, the Engine Subsidiaries (including WEST Funding), the Leasing Subsidiaries (including WEST Ireland) and the Engine Trusts.

“WEST Group Member” means WEST or any WEST Subsidiary.

“WEST Subsidiary” means either or both, as the context may require, of (i) each Subsidiary of WEST existing on the Initial Closing Date and listed on Schedule 1, Schedule 2 and Schedule 3 to this Indenture, and (ii) each other direct or indirect Subsidiary of WEST (including each Engine Trust of which WEST or a Subsidiary thereof is the holder of a beneficial interest).

“Willis” means Willis Lease Finance Corporation, a Delaware corporation.

Section 1.02                                Rules of Construction.

Unless the context otherwise requires:

(a)                                  A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP.

(b)                                 The terms “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(c)                                  Unless otherwise indicated in context, all references to Articles, Sections, Appendices, Exhibits or Annexes refer to an Article or Section of, or an Appendix, Exhibit or Annex to, this Indenture.

(d)                                 Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

(e)                                  The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(f)                                    References in this Indenture to an agreement or other document (including this Indenture) mean the agreement or other document and all schedules, exhibits, annexes and other materials that are part of such agreement and include references to such agreement or document as amended, supplemented, restated or otherwise modified in accordance with its terms and the provisions of this Indenture, and the provisions of this Indenture apply to successive events and transactions.

(g)                                 References in this Indenture to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor.

(h)                                 References in this Indenture to the Notes of any Series include the conditions applicable to the Notes of such Series; and any reference to any amount of money due or payable by reference to the Notes of any Series shall include any sum covenanted to be paid by WEST under this Indenture in respect of the Notes of such Series.

(i)                                     References in this Indenture to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Indenture.

(j)                                     Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Related Document otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly.

(k)                                  Where the Servicer or any replacement servicer is performing or may perform lease management and/or remarketing services pursuant to a Related Document in relation to one or more Engines at the same time, a reference in this Indenture to the “Servicer” shall be construed as a reference to each of the Servicer or such replacement servicer and the rights and obligations of the parties hereto shall be construed accordingly.

(l)                                     Any provision in this Indenture providing for a transfer to or among, or a withdrawal from, an Account or any other bank account by the Administrative Agent shall be construed to be a transfer to or among, or a withdrawal from, as the case may be, such Account or other bank account by the Operating Bank or other Eligible Institution at which the applicable account or accounts are located at the written, electronic or other automated funds transfer at the direction of the Administrative Agent.  Such direction may be made by the Administrative Agent unless and until a Default Notice shall have been delivered to WEST or the Administrative Agent, or the Administrative Agent shall have defaulted under the Administrative Agency Agreement, and any such direction (i) shall be in writing, (ii) shall give full details of the amount to be transferred or withdrawn, the Account or other bank account to be debited, the Account or other bank account to be credited and the date of the relevant payment and (iii) shall certify that such request is made pursuant to and in accordance with the terms of this Indenture.  The Operating Bank and the Indenture Trustee shall be entitled to act in accordance with such a request, without further question or inquiry, and shall have no obligation to give any direction to any other Eligible Institution at which an account or accounts are located unless and until it receives such a request from the Administrative Agent; provided that the Administrative Agent shall at all times comply with the relevant provisions of the Administrative Agency Agreement with respect to any such direction.

(m)                               For purposes of determining the balance of amounts credited to and/or deposited in an Account, the “value” of Permitted Investments deposited in and/or credited to an Account shall be the lower of the acquisition cost thereof and the then fair market value thereof and the “value” of Dollars and cash equivalents of Dollars (other than cash equivalents of Dollars included in the definition of Permitted Investments) shall be the face value thereof.

Section 1.03                                Compliance Certificates and Opinions.

Upon any application or request by WEST to the Indenture Trustee to take any action under any provision of this Indenture, WEST shall furnish to the Indenture Trustee an Officer’s Certificate stating that, in the opinion of the signers thereof, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any indenture supplemental hereto shall include:

(a)                                  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.04                                Acts of Noteholders.

(a)  Any direction, consent, waiver or other action provided by this Indenture in respect of the Notes of any Series or Class to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, to each Rating Agency where it is hereby expressly required pursuant to this Indenture or to WEST.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and conclusive in favor of the Indenture Trustee or WEST, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Indenture Trustee deems sufficient.

(c)                                  In determining whether the Holders of Notes have given any direction, consent, request, demand, authorization, notice, waiver or other Act (a “Direction”), under this Indenture, Notes owned by WEST or any affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination.  In determining whether the Indenture Trustee shall be protected in relying upon any such Direction, only Notes which a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded.  Notwithstanding the foregoing, (i) if any such Person owns 100% of the Notes of any Series Outstanding, such Notes shall not be so disregarded as aforesaid, and (ii) if any amount of Notes of such Series so owned by any such Person have been pledged in good faith, such Notes shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not WEST, Willis or any Affiliate of any such Person.

(d)                                 WEST may at its option, by delivery of Officers’ Certificates to the Indenture Trustee, set a record date other than the Record Date to determine the Noteholders in respect of the Notes of any Series entitled to give any Direction in respect of such Notes.  Such record date shall be the record date specified in such Officer’s Certificate which shall be a date not more than 30 days prior to the first solicitation of Noteholders in connection therewith.  If such a record date is fixed, such Direction may be given before or after such record date, but only the Noteholders of record of the applicable Series at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Outstanding Notes of such Series have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Notes of such Series shall be computed as of such record date; provided that no such Direction by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

(e)                                  Any Direction or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note.

ARTICLE II

THE NOTES

Section 2.01                                Authorization of Notes; Amount of Outstanding Principal Balance; Terms; Form; Execution and Delivery.

(a)                                  The number of Series, or the number of Classes within a Series, which may be created by this Indenture is not limited; provided, however, that (i) the Initial Notes shall consist of four (4) Series, the Series A1 Term Notes, the Series B1 Term Notes, the Series A2 Warehouse Notes and the Series B2 Warehouse Notes; (ii) any Additional Series of Notes shall be designated as either Series A Notes or Series B Notes and as either Term Notes or Warehouse Notes; and (iii) the issuance of any Series of Notes shall (A) comply with the provisions of Section 9.06 hereof and (B) not result in, or with the giving of notice or the passage of time or both would result in, the occurrence of an Early Amortization Event or an Event of Default.  The aggregate principal balance of Notes of each Series which may be issued, authenticated and delivered under this Indenture is not limited except as shall be set forth in any Supplement and as restricted by the provisions of this Indenture.

(b)                                 The Notes issuable under this Indenture shall be issued in such Series as may from time to time be created by Supplement pursuant to this Indenture and may be issued in such Classes within a Series as may be authorized by the related Supplement for such Series.  Each Series of Series A Notes and Series B Notes shall be created by a separate Supplement and shall be given consecutive numbers in chronological order of issuance to differentiate the Notes of each such Series of Series A Notes and Series B Notes from the Notes of any other Series of Series A Notes and Series B Notes, respectively.

(c)                                  Upon satisfaction of and compliance with the requirements and conditions to closing set forth in the related Supplement, Notes of the Series to be executed and delivered on a particular Closing Date pursuant to such related Supplement, may be executed by WEST and delivered to the Indenture Trustee for authentication following the execution and delivery of the related Supplement creating such Series or from time to time thereafter, and the Indenture Trustee shall authenticate and deliver Notes upon WEST’s request set forth in an Officer’s Certificate of WEST signed by one of its authorized signatories, without further action on the part of WEST.  Notwithstanding anything to the contrary contained hereunder or in any Supplement, any such authentication may be made on separate counterparts and by facsimile.

(d)                                 There shall be issued and delivered and authenticated on the relevant Closing Date to each of the Noteholders, Notes in the principal amounts and maturities and bearing the interest rates, in each case in registered form and substantially in the form set forth in the applicable Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, typewritten or engraved thereon, as may be required to comply with the rules of any securities exchange on which such Notes may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Indenture Trustee or by the Signatory Trustee executing such Notes, such determination by said Signatory Trustee to be evidenced by his execution of the Notes.  Definitive Notes of each Series shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Signatory Trustee executing such Notes, as evidenced by his execution of such Notes.

(i)                                     Each Series of Notes sold in reliance on Rule 144A shall be represented by a single permanent global note in fully registered form, without coupons (each, a “144A Book-Entry Note”), which will be deposited with DTC or its custodian, the Indenture Trustee or an agent of the Indenture Trustee and registered in the name of Cede as nominee of DTC.

(ii)                                  Each Series of Notes offered and sold outside of the United States in reliance on Regulation S shall be represented by a Regulation S Temporary Book-Entry Note, which will be deposited with the Indenture Trustee or an agent of the Indenture Trustee as custodian for and registered in the name of Cede, as nominee of DTC.  Beneficial interests in each Regulation S Temporary Book-Entry Note may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in a 144A Book-Entry Note or a Definitive Note in accordance with the certification requirements described in Section 2.07 hereof.  Each Unrestricted Book-Entry Note will be deposited with the Indenture Trustee and registered in the name of Cede as nominee of DTC.

(iii)                               A beneficial owner of an interest in a Regulation S Temporary Book-Entry Note may receive payments in respect of its Notes on Regulation S Temporary Book-Entry Notes only after delivery to Euroclear or Clearstream, as the case may be, of a written certification substantially in the form set forth in Exhibit C-1 to this Indenture, and upon delivery by Euroclear or Clearstream, as the case may be, to the Indenture Trustee and Note Registrar of a certification or certifications substantially in the form set forth in Exhibit C-2 to this Indenture. The delivery by a beneficial owner of the certification referred to above shall constitute its irrevocable instruction to Euroclear or Clearstream, as the case may be, to arrange for the exchange of the beneficial owner’s interest in the Regulation S Temporary Book-Entry Note for a beneficial interest in the Unrestricted Book-Entry Note after the Exchange Date in accordance with the paragraph below.

(iv)                              Not earlier than the Exchange Date, interests in each Regulation S Temporary Book-Entry Note will be exchangeable for interest in the related permanent global note (an “Unrestricted Book-Entry Note”).  After (1) the Exchange Date and (2) receipt by the Indenture Trustee and Note Registrar of written instructions from Euroclear or Clearstream, as the case may be, directing the Indenture Trustee and Note Registrar to credit or cause to be credited to either Euroclear’s or Clearstream’s, as the case may be, depositary account a beneficial interest in the Unrestricted Book-Entry Note in a principal amount not greater than that of the beneficial interest in the Regulation S Temporary Book-Entry Note, the Indenture Trustee and Note Registrar shall instruct DTC to reduce the principal amount of the Regulation S Temporary Book-Entry Note and increase the principal amount of the Unrestricted Book-Entry Note, by the principal amount of the beneficial interest in the Regulation S Temporary Book-Entry Note to be so transferred, and to credit or cause to be credited to the account of a Direct Participant a beneficial interest in the Unrestricted Book-Entry Note having a principal amount equal to the reduction in the principal amount of the Regulation S Temporary Book-Entry Note.

(v)                                 Upon the exchange of the entire principal amount of the Regulation S Temporary Book-Entry Note for beneficial interests in the Unrestricted Book-Entry Note, the Indenture Trustee shall cancel the Regulation S Temporary Book-Entry Note in accordance with the Indenture Trustee’s policies in effect from time to time.

(vi)                              No interest in the Regulation S Book-Entry Notes may be held by or transferred to a United States Person except for exchanges for a beneficial interest in a 144A Book-Entry Note or a Definitive Note as described below.

(e)                                  The Notes shall be executed on behalf of WEST by the manual or facsimile signature of a Signatory Trustee of WEST.

(f)                                    Each Note bearing the manual or facsimile signatures of any individual who was at the time such Note was executed a Signatory Trustee of WEST shall bind WEST, notwithstanding that any such individual has ceased to hold such office prior to the authentication and delivery of such Notes or any payment thereon.

(g)                                 At any time and from time to time after the execution of any Notes, WEST may deliver such Notes to the Indenture Trustee for authentication and, subject to the provisions of clause (h) below, the Indenture Trustee shall authenticate such Notes by manual or facsimile signature upon receipt by it of an Officer’s Certificate of WEST certifying that all conditions precedent in connection with the issuance of such Notes have been satisfied and directing the Indenture Trustee to authenticate such Notes.  The Notes shall be authenticated on behalf of the Indenture Trustee by any Responsible Officer of the Indenture Trustee.

(h)                                 No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of WEST as provided in clause (e) above and authenticated by or on behalf of the Indenture Trustee as provided in clause (g) above.  Such signatures shall be conclusive evidence that such Note has been duly executed and authenticated under this Indenture.  Each Note shall be dated the date of its authentication.

Section 2.02                                Restrictive Legends.

Except as specified in Section 2.11(f) hereof, each 144A Book-Entry Note, each Unrestricted Book-Entry Note and each Definitive Note issued in reliance on Section 4(2) of the Securities Act (and all Notes issued in exchange therefor or upon registration of transfer or substitution thereof) shall bear the following legend on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR

FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT BEFORE TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE THAT WILLIS ENGINE SECURITIZATION TRUST, A DELAWARE STATUTORY TRUST (“WEST”), OR ANY OF ITS AFFILIATES OWNED THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO WEST OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE INDENTURE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE INDENTURE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO WEST THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE (A) THROUGH (F) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TWO-YEAR PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE ATTACHED HERETO AND SUBMIT SUCH TRANSFER NOTICE TO THE INDENTURE TRUSTEE.  IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IF THE TRANSFER IS PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE INDENTURE TRUSTEE AND WEST SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT

SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE CONTAINS A PROVISION REQUIRING THE INDENTURE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

Each Book-Entry Note shall also bear the following legend on the face thereof:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO WEST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS BOOK-ENTRY NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS BOOK-ENTRY NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.11 OF THE INDENTURE.

Each Regulation S Temporary Book-Entry Note shall bear the following legend on the face thereof:

THIS NOTE IS A REGULATION S TEMPORARY BOOK-ENTRY NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE.

Section 2.03                                Note Registrar and Paying Agent

(a)                                  With respect to each Series of Notes, there shall at all times be maintained an office or agency in the location set forth in Section 13.04 hereof where Notes of such Series may be presented or surrendered for registration of transfer or for exchange (each, a “Note Registrar”), and for payment thereof (each, a “Paying Agent”) and where notices to or demands upon WEST in respect of such Notes may be served. For so long as any Series of Notes is listed on any stock exchange, WEST shall appoint and maintain a Paying Agent and a Note Registrar in the jurisdiction in which such stock exchange is located.  WEST shall cause each Note

Registrar to keep a register of each such Series of Notes for which it is acting as Note Registrar and of their transfer and exchange (the “Register”).  Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Indenture Trustee to WEST and the Holders of such Series.  In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Indenture Trustee.

(b)                                 Each Authorized Agent in the location set forth in Section 13.04 shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000) and shall be authorized under the laws of the United States or any state or territory thereof to exercise corporate trust powers, subject to supervision by Federal or state authorities (such requirements, the “Eligibility Requirements”).  The Indenture Trustee shall initially be a Paying Agent and Note Registrar hereunder with respect to the Notes of each Series.  Each Note Registrar other than the Indenture Trustee shall furnish to the Indenture Trustee, at stated intervals of not more than six months, and at such other times as the Indenture Trustee may request in writing, a copy of the Register maintained by such Note Registrar.

(c)                                  Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

(d)                                 Any Authorized Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and WEST.  WEST may, and at the request of the Indenture Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Indenture Trustee.  Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Indenture Trustee), WEST shall promptly appoint one or more qualified successor Authorized Agents to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section.  WEST shall give written notice of any such appointment made by it to the Indenture Trustee; and in each case the Indenture Trustee shall mail notice of such appointment to all Holders of the related Series as their names and addresses appear on the Register for such Series.

(e)                                  WEST agrees to pay, or cause to be paid, from time to time reasonable compensation to each Authorized Agent for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.

Section 2.04                                Paying Agent to Hold Money in Trust.

The Indenture Trustee shall require each Paying Agent other than the Indenture Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Notes shall be deposited and held in trust for the benefit of the Holders entitled to such payment, subject to the provisions of this Section.  Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders with respect to which such money was deposited.

The Indenture Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such moneys.

Section 2.05                                Method of Payment.

(a)                                  On each Payment Date, the Indenture Trustee shall, or shall instruct a Paying Agent to, pay, to the extent of the Collections available therefor, to the Noteholders of each Series all interest, principal and premium, if any, on the Notes of such Series; provided, that in the event and to the extent receipt of any payment is not confirmed by the Indenture Trustee or such Paying Agent by 1:00 p.m. (New York City time) on such Payment Date or any Business Day thereafter, distribution thereof shall be made on the Business Day following the Business Day such payment is received; and provided further, that payment on a Regulation S Temporary Book-Entry Note shall be made to the Holder thereof only in conformity with Section 2.05(c) hereof.  Each such payment on any Payment Date other than the Legal Final Payment Date with respect to any Series of Notes shall be made by the Indenture Trustee or Paying Agent to the Noteholders as of the Record Date for such Payment Date.  The final payment with respect to any Note, however, shall be made only upon presentation and surrender of such Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Indenture Trustee or Paying Agent specified in the notice given by the Indenture Trustee or Paying Agent with respect to such final payment.

(b)                                 At such time, if any, as the Notes of any Series are issued in the form of Definitive Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to such Series.  Alternatively, upon application in writing to the Indenture Trustee, not later than the applicable Record Date, by a Noteholder of one or more Definitive Notes of such Series having an aggregate original principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York, New York; provided that the final payment for each Series of Notes shall be made only upon presentation and surrender of the Definitive Notes of such Series by the Noteholder or its agent at the Corporate Trust Office or agency of the

Indenture Trustee or Paying Agent specified in the notice of such final payment given by the Indenture Trustee or Paying Agent.  The Indenture Trustee or Paying Agent shall mail such notice of the final payment of such Series to each of the Noteholders of such Series, specifying the date and amount of such final payment.

(c)                                  The beneficial owner of a Regulation S Temporary Book-Entry Note of any Series may arrange to receive interest installments through Euroclear or Clearstream on such Regulation S Temporary Book-Entry Note only after delivery by such beneficial owner to Euroclear or Clearstream, as the case may be, of a written certification substantially in the form of Exhibit C-3 hereto, and upon delivery of Euroclear or Clearstream, as the case may be, to the Paying Agent of a certification or certifications substantially in the form of Exhibit C-4 hereto.  No interest shall be paid to any beneficial owner and no interest shall be paid to Euroclear or Clearstream on such beneficial owner’s interest in a Regulation S Temporary Book-Entry Note unless Euroclear or Clearstream, as the case may be, has provided such a certification to the Paying Agent with respect to such interest.

Section 2.06                                Minimum Denomination.

Unless otherwise set forth in the Supplement for a Series, each Note shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Section 2.07                                Exchange Option.

If the holder of a beneficial interest in an Unrestricted Book-Entry Note deposited with DTC wishes at any time to exchange its interest in the Unrestricted Book-Entry Note, or to transfer its interest in the Unrestricted Book-Entry Note to a Person who wishes to take delivery thereof in the form of an interest in the 144A Book-Entry Note, the holder may, subject to the rules and procedures of Euroclear or Clearstream and DTC, as the case may be, give directions for the Indenture Trustee and Note Registrar to exchange or cause the exchange or transfer or cause the transfer of the interest for an equivalent beneficial interest in the 144A Book-Entry Note. Upon receipt by the Indenture Trustee and Note Registrar of instructions from Euroclear or Clearstream (based on instructions from depositaries for Euroclear and Clearstream) or from a DTC Participant, as applicable, or DTC, as the case may be, directing the Indenture Trustee and Note Registrar to credit or cause to be credited a beneficial interest in the 144A Book-Entry Note equal to the beneficial interest in the Unrestricted Book-Entry Note to be exchanged or transferred (such instructions to contain information regarding the DTC Participant account to be credited with the increase, and, with respect to an exchange or transfer of an interest in the Unrestricted Book-Entry Note, information regarding the DTC Participant account to be debited with the decrease), the Indenture Trustee and Note Registrar shall instruct DTC to reduce the Unrestricted Book-Entry Note by the aggregate principal amount of the beneficial interest in the Unrestricted Book-Entry Note to be exchanged or transferred, and the Indenture Trustee shall instruct DTC, concurrently with the reduction, to increase the principal amount of the 144A Book-Entry Note by the aggregate principal amount of the beneficial interest in the Unrestricted Book-Entry Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in the instructions a beneficial interest in the 144A Book-Entry Note equal to the reduction in the principal amount of the Unrestricted Book-Entry Note.

If a holder of a beneficial interest in the 144A Book-Entry Note wishes at any time to exchange its interest in the 144A Book-Entry Note for an interest in a Regulation S Book-Entry Note, or to transfer its interest in the 144A Book-Entry Note to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Book-Entry Note, the holder may, subject to the rules and procedures of DTC, give directions for the Indenture Trustee and Note Registrar to exchange or cause the exchange or transfer or cause the transfer of the interest for an equivalent beneficial interest in the Regulation S Book-Entry Note. Upon receipt by the Indenture Trustee and Note Registrar of (a) instructions given in accordance with DTC’s procedures from a DTC Participant directing the Indenture Trustee and Note Registrar to credit or cause to be credited a beneficial interest in the Regulation S Book-Entry Note in an amount equal to the beneficial interest in the 144A Book-Entry Note to be exchanged or transferred, (b) a written order given in accordance with DTC’s procedures containing information regarding the account of the depositaries for Euroclear or Clearstream or another Clearing Agency Participant, as the case may be, to be credited with the increase and the name of the account and (c) certificates in the forms of Exhibits C-5 and C-7 hereto, respectively, given by the Noteholder and the proposed transferee of the interest, the Indenture Trustee and Note Registrar shall instruct DTC to reduce the 144A Book-Entry Note by the aggregate principal amount of the beneficial interest in the 144A Book-Entry Note to be so exchanged or transferred and the Indenture Trustee and Note Registrar shall instruct DTC, concurrently with the reduction, to increase the principal amount of the Regulation S Book-Entry Note by the aggregate principal amount of the beneficial interest in the 144A Book-Entry Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in the instructions a beneficial interest in the Regulation S Book-Entry Note equal to the reduction in the principal amount of the 144A Book-Entry Note.

Notwithstanding anything to the contrary herein, an Initial Purchaser may exchange beneficial interests in the Regulation S Temporary Book-Entry Note held by it for interests in the 144A Book-Entry Note only after delivery by the Initial Purchaser of instructions to DTC for the exchange, substantially in the form of Exhibit C-6 hereto. Upon receipt of the instructions provided in the preceding sentence, the Indenture Trustee and Note Registrar shall instruct DTC to reduce the principal amount of the Regulation S Temporary Book-Entry Note to be so transferred and shall instruct DTC to increase the principal amount of the 144A Book-Entry Note and credit or cause to be credited to the account of the placement agent a beneficial interest in the 144A Book-Entry Note having a principal amount equal to the amount by which the principal amount of the Regulation S Temporary Book-Entry Note was reduced upon the transfer pursuant to the instructions provided in the first sentence of this paragraph.

If a Book-Entry Note is exchanged for a Definitive Note, the Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of the three immediately preceding paragraphs (including the certification requirements intended to ensure that the exchanges or transfers comply with Rule 144 or Regulation S, as the case may be) and as may be from time to time adopted by the Indenture Trustee.

Section 2.08                                Mutilated, Destroyed, Lost or Stolen Notes.

If any Note shall become mutilated, destroyed, lost or stolen, WEST shall, upon the written request of the Holder thereof and presentation of the Note or satisfactory evidence of destruction, loss or theft thereof to the Indenture Trustee or Note Registrar, issue, and the Indenture Trustee shall authenticate and the Indenture Trustee or Note Registrar shall deliver in exchange therefor or in replacement thereof, a new Note of the same Series, payable to such Holder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication.  If the Note being replaced has become mutilated, such Note shall be surrendered to the Indenture Trustee or a Note Registrar and forwarded to WEST by the Indenture Trustee or such Note Registrar.  If the Note being replaced has been destroyed, lost or stolen, the Holder thereof shall furnish to WEST, the Indenture Trustee or a Note Registrar (i) such security or indemnity as may be required by them to save WEST, the Indenture Trustee and such Note Registrar harmless and (ii) evidence satisfactory to WEST, the Indenture Trustee and such Note Registrar of the destruction, loss or theft of such Note and of the ownership thereof.  The Noteholders will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Indenture Trustee and any Note Registrar) connected therewith.

Section 2.09                                Payments of Transfer Taxes.

Upon the transfer of any Note or Notes pursuant to Section 2.07 hereof, WEST or the Indenture Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse WEST or the Indenture Trustee for, or to provide funds for the payment of, any transfer tax or similar governmental charge payable in connection therewith.

Section 2.10                                Book-Entry Registration

(a)                                  Upon the issuance of any Book-Entry Notes, DTC or its custodian will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual beneficial interests represented by such Book-Entry Notes to the accounts of a Direct Participant. Ownership of beneficial interests in a Book-Entry Note will be limited to DTC Participants or Persons who hold interests through DTC Participants. Ownership of beneficial interests in the Book-Entry Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of Persons other than DTC Participants).

(b)                                 So long as DTC, or its nominee, is the registered owner or holder of a Book-Entry Note, DTC or such nominee, as the case may be, will be considered the sole owner or Noteholder represented by such Book-Entry Note for all purposes under this Indenture, the Supplements and the Book-Entry Notes. Unless (a) DTC notifies WEST that it is unwilling or unable to continue as depository for a Book-Entry Note, (b) WEST elects to terminate the book-entry system for the Book-Entry Notes, or (c) an Event of Default has occurred and the Control Party of such Series certifies that continuation of a book-entry system through DTC (or a successor) for such Series is no longer in the best interests of such Noteholders of such Series, owners of beneficial interests in a Book-Entry Note will not be entitled to have any portion of such Book-Entry Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered to be the owners or Noteholders under this Indenture, the Supplements or the Book-Entry Notes.  In addition, no beneficial owner of an interest in a Book-Entry Note will be able to transfer that interest except in accordance with DTC’s applicable procedures (in addition to those under the Supplements and, if applicable, those of Clearstream and Euroclear).

(c)                                  Investors may hold their interest in a Regulation S Book-Entry Note through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the Exchange Date, investors also may hold such interests through organizations other than Clearstream and Euroclear that are DTC Participants. Clearstream and Euroclear will hold interests in a Regulation S Book-Entry Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which in turn will hold such interests in a Regulation S Book-Entry Note in customers’ accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will initially act as depositary for Clearstream and Morgan Guaranty Trust Company of New York, Brussels Office, will initially act as depositary for Euroclear. Investors may hold their interests in a 144A Book-Entry Note directly through DTC, if they are DTC Participants, or indirectly through organizations that are DTC Participants.

(d)                                 All payments of principal and interest will be made by the Paying Agent on behalf of WEST in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to WEST.

None of WEST, the Note Registrar, the Paying Agent or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such registration instructions.  Upon the issuance of Definitive Notes of such Series, the Indenture Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Noteholders hereunder.  Neither WEST nor the Indenture Trustee shall be liable if the Indenture Trustee or WEST is unable to locate a qualified successor DTC.

Definitive Notes of any Series will be freely transferable and exchangeable for Definitive Notes of the same Series at the office of the Indenture Trustee or the office of a Note Registrar upon compliance with the requirements set forth herein.  In the case of a transfer of only part of a holding of Definitive Notes, a new Definitive Note shall be issued to the transferee in respect of the part transferred and a new Definitive Note in respect of the balance of the holding not transferred shall be issued to the transferor and may be obtained at the office of the applicable Note Registrar.

(e)                                  Any beneficial interest in one of the Book-Entry Notes as to any Series that is transferred to a Person who takes delivery in the form of an interest in another Book-Entry Note will, upon transfer, cease to be an interest in such Book-Entry Note and become an interest in such other Book-Entry Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Book-Entry Note for as long as it remains such an interest.

(f)                                    Any Definitive Note delivered in exchange for an interest in a 144A Book-Entry Note pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.11, bear the Private Placement Legend applicable to a 144A Book-Entry Note set forth in Section 2.02 hereof.

(g)                                 Any Definitive Note delivered in exchange for an interest in a Unrestricted Book-Entry Note pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.11, bear the Private Placement Legend applicable to a Unrestricted Book-Entry Note set forth in Section 2.02 hereof.

Section 2.11                                Special Transfer Provisions.

(a)                                  Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note (other than a Regulation S Temporary Book-Entry Note) to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

(i)                                     The Note Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if the proposed transferee has delivered to the Note Registrar (A) a certificate substantially in the form of Exhibit D hereto and (B) an Opinion of Counsel acceptable to WEST that such transfer is in compliance with the Securities Act.

(ii)                                  If the proposed transferor is a Direct Participant holding a beneficial interest in the 144A Book-Entry Note, upon receipt by the Note Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the DTC’s and the Note Registrar’s procedures, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the 144A Book-Entry Note in an amount equal to the principal amount of the beneficial interest in the 144A Book-Entry Note to be transferred, and WEST shall execute, and the Indenture Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(b)                                 Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an interest in a 144A Book-Entry Note or a Definitive Note issued in exchange for an interest in such 144A Book-Entry Note in accordance with Section 2.10(b) hereof to a QIB (excluding Non-U.S. Persons):

(i)                                     If the Note to be transferred consists of (x) Definitive Notes, the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised WEST and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised WEST and the Note Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, are aware that the sale to it is being made in reliance on Rule 144A and acknowledge that they have received such information regarding WEST as they have requested pursuant to Rule 144A or have determined not to request such information and that they are aware that the transferor is relying upon their foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a 144A Book-Entry Note, the transfer of such interest may be effected only through the book-entry system maintained by the DTC.

(ii)                                  If the proposed transferee is a Direct Participant, and the Note to be transferred is a Definitive Note, upon receipt by the Note Registrar of the documents referred to in clause (i) and instructions given in accordance with the DTC’s and the Note Registrar’s procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the 144A Book-Entry Note in an amount equal to the principal amount at maturity of the Definitive Note to be transferred, and the Indenture Trustee shall cancel the Definitive Note so transferred.

(c)                                  Transfers of Interests in a Regulation S Temporary Book-Entry Note. The following provisions shall apply with respect to registration of any proposed transfer of interests in a Regulation S Temporary Book-Entry Note:

(i)                                     The Note Registrar shall register the transfer of any interest in a Regulation S Temporary Book-Entry Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Note Registrar a certificate substantially in the form of Exhibit C-7 hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised WEST and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised WEST and the Note Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, are aware that the sale to them is being made in reliance on Rule 144A and acknowledge that they have received such information regarding WEST as they have requested pursuant to Rule 144A or have determined not to request such information and that they are aware that the transferor is relying upon their foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(ii)                                  If the proposed transferee is a Direct Participant that provides the documents referred to in clause (i)(y) above, upon receipt by the Note Registrar of such documents and instructions given in accordance with the DTC’s and the Note Registrar’s procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the 144A Book-Entry Note of the relevant Series, in an amount equal to the principal amount of the Regulation S Temporary Book-Entry Note of such Series to be transferred, and the Indenture Trustee shall decrease the amount of the Regulation S Temporary Book-Entry Note of such Series.

(d)                                 Transfers of Interests in a Unrestricted Book-Entry Note.  The Note Registrar shall register any transfer of interests in an Unrestricted Book-Entry Note or Definitive Note issued in exchange for an interest in a 144A Book-Entry Note in accordance with Section 2.10(b) hereof to U.S. Persons or to Non-U.S. Persons without requiring any additional certification.

(e)                                  Transfers to Non-U.S. Persons at any Time.  The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

(i)                                     Prior to the applicable Exchange Date, the Note Registrar shall register any proposed transfer of a Regulation S Temporary Book-Entry Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C-7 hereto from the proposed transferor.

(ii)                                  On and after the applicable Exchange Date, the Note Registrar shall register any proposed transfer of a Note to any Non-U.S. Person if the Note to be transferred is a Definitive Note or an interest in a 144A Book-Entry Note, upon receipt of a certificate substantially in the form of Exhibit C-7 from the proposed transferor.

(iii)                               (a)  If the proposed transferor is a Direct Participant holding a beneficial interest in an Unrestricted Book-Entry Note, upon receipt by the Note Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with the DTC’s and the Note Registrar’s procedures, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of a 144A Book-Entry Note in an amount equal to the principal amount of the beneficial interest in such 144A Book-Entry Note to be transferred, and (b) if the proposed transferee is a Direct Participant, upon receipt by the Note Registrar of instructions given in accordance with the DTC’s and the Note Registrar’s procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Unrestricted Book-Entry Note of the relevant Series in an amount equal to the principal amount of the beneficial interest in such 144A Book-Entry Note or any Definitive Notes issued in exchange for such interest in such 144A Book-Entry Note to be transferred, and the Indenture Trustee shall cancel the Definitive Note, if any, so transferred or decrease the amount of the 144A Book-Entry Note.

(f)                                    Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required under Section 2.02 hereof or, in respect of a Definitive Note, the condition set forth in paragraph (e)(ii) of this Section 2.11 exists or (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to WEST and the Indenture Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(g)                                 General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.  The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Indenture Trustee the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Indenture Trustee shall not be required to determine (but may rely on a determination made by WEST with respect to) the sufficiency of any such legal opinions.

Section 2.12                                Temporary Definitive Notes.

Pending the preparation of Definitive Notes of any Series, WEST may execute and the Indenture Trustee may authenticate and deliver temporary Definitive Notes of such Series which are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as are set forth in the applicable exhibit hereto or in any indenture supplemental hereto, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the Signatory Trustee of WEST executing such temporary Definitive Notes may determine, as evidenced by his execution of such temporary Definitive Notes.

If temporary Definitive Notes of any Series are issued, WEST will cause Definitive Notes of such Series to be prepared without unreasonable delay.  After the preparation of Definitive Notes of such Series, the temporary Definitive Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Definitive Notes at the Corporate Trust Office of the Indenture Trustee, without charge to the Holder thereof.  Upon surrender for cancellation of any one or more temporary Definitive Notes, WEST shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor Definitive Notes of like Series, in authorized denominations and in the same aggregate principal amounts.  Until so exchanged, such temporary Definitive Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.13                                Statements to Noteholders.

(a)  On the last Business Day before each Payment Date, WEST shall cause the Administrative Agent to deliver to the Indenture Trustee, the Controlling Trustees and the Holders of each Series of Warehouse Notes prior to the occurrence of a Conversion Event with respect to such Series of Warehouse Notes, and the Indenture Trustee shall (or shall instruct any Paying Agent to) promptly thereafter (but not later than such Payment Date) distribute to the Rating Agencies, the Back-Up Servicer, the Back-Up Administrative Agent, each Hedge Counterparty and to each Holder of record with respect to such Payment Date, a report, substantially in the form attached as Exhibit G-1 hereto prepared by the Administrative Agent and setting forth the information described therein (each, a “Monthly Report”).  WEST shall cause the Administrative Agent to deliver a copy of the Annual Budget for each year with the Monthly Report for January in such year, and the Indenture Trustee shall include a copy of such

Annual Budget with the Monthly Report for January sent to the Persons described in the preceding sentence.  WEST shall cause the Administrative Agent to delivery a copy of the Maintenance Reserve Evaluation for each year with the Monthly Report for the next month after it is received in such year, and the Indenture Trustee shall include a copy of such Maintenance Reserve Evaluation with the Monthly Report for such month sent to the Persons described in the first sentence of this Section 2.13(a). WEST shall cause the Administrative Agent to deliver to the Indenture Trustee and the Controlling Trustees with the Monthly Report for each May, and the Indenture Trustee shall (or shall instruct any Paying Agent to) distribute with the Monthly Report for each May to the Persons described in the first sentence in this Section 2.13(a), a report, substantially in the form attached as Exhibit G-2 hereto prepared by the Administrative Agent and setting forth the information described therein (each, an “Annual Report”).  The Indenture Trustee shall deliver, promptly upon written request, a copy of each Monthly Report and Annual Report to any Holder or other Secured Party and, at the written request of any Holder, to any prospective purchaser of any Notes from such Holder. If any Series of Notes is then listed on any stock exchange, the Indenture Trustee also shall provided a copy of each Monthly Report and each Annual Report to the applicable listing agent on behalf of such stock exchange.

(b)                                 After the end of each calendar year but not later than the latest date permitted by law, the Administrative Agent shall deliver to the Indenture Trustee, and the Indenture Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Noteholder of record of any Series of Notes, a statement (for example, a Form 1099 or any other means required by law) prepared by the Administrative Agent containing the sum of the amounts determined pursuant to Exhibit G-1 hereto with respect to the Series of Notes for such calendar year or, in the event such Person was a Noteholder of record of any Series during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Administrative Agent and which a Noteholder shall reasonably request as necessary for the purpose of such Noteholder’s preparation of its U.S. federal income or other tax returns.  So long as any of the Notes are registered in the name of the initial DTC or its nominee, such report and such other items will be prepared on the basis of such information supplied to the Administrative Agent by the initial DTC and the Direct Participants, and will be delivered by the Indenture Trustee, when received from the Administrative Agent, to the DTC to the applicable beneficial owners in the manner described above.  In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Indenture Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.

(c)                                  If required by the related Supplement for any Series, the Trustee shall distribute a copy of the Payment Date Schedule delivered by the Administrative Agent pursuant to Section 3.12(e) to the Holders of the Notes of such Series promptly after receiving such Payment Date Schedule.

(d)                                 At such time, if any, as the Notes of any Series are issued in the form of Definitive Notes, the Indenture Trustee shall prepare and deliver the information described in Section 2.13(b) to each Holder of record of a Definitive Note of such Series for the relevant period of beneficial ownership of such Definitive Note as appears on the records of the Indenture Trustee.

(e)                                  Following each Payment Date and any other date specified herein for distribution of any Payments with respect to the Notes and prior to a Redemption, the Indenture Trustee shall cause notice thereof to be given (i) by publication in such English language newspaper or newspapers as the Indenture Trustee shall approve having a general circulation in Europe, (ii) by either of (a) the information contained in such notice appearing on the relevant page of the Reuters Screen or such other medium for the electronic display of data as may be approved by the Indenture Trustee and notified to Noteholders or (b) publication in the Financial Times and The Wall Street Journal (National Edition) or, if either newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the Indenture Trustee shall approve having a general circulation in Europe and the United States and (iii) until such time as any Definitive Notes are issued and, so long as the Notes of any Series are registered with the DTC, Euroclear and/or Clearstream, delivery of the relevant notice to the DTC, Euroclear and/or Clearstream for communication by them to Noteholders of such Series. Notwithstanding the above, any notice to the Noteholders of any Series specifying a floating interest rate for the Notes, any Payment Date, any principal payment or any payment of premium, if any, shall be validly given by delivery of the relevant notice to the DTC, Euroclear and/or Clearstream for communication by them to such Noteholders, without the need for publication in the in an English language newspaper described in clause (i) of the preceding sentence.  If any Series of Notes is listed on a stock exchange, notice specifying (a) an increase in the interest rate of any such Series of Notes due to Conversion Step-Up Interest or (b) redemption of principal of any Notes must be published in a daily newspaper of general circulation in the jurisdiction in which such stock exchange is located for so long as any class of Notes is listed on such stock exchange.  Any such notice shall be deemed to have been given on the first day on which any of such conditions shall have been met.

(f)                                    The Indenture Trustee shall be at liberty to sanction some other method of giving notice to the Noteholders of any Series if, in its opinion, such other method is reasonable, having regard to the number and identity of the Noteholders of such Series and/or to market practice then prevailing, is in the best interests of the Noteholders of such Series and will comply with the rules of any stock exchange on which any Series of Notes is listed as confirmed by the listing agent for such stock exchange or such other stock exchange (if any) on which the Notes of such Series are then listed, and any such notice shall be deemed to have been given on such date as the Indenture Trustee may approve; provided that notice of such method is given to the Noteholders of such Series in such manner as the Indenture Trustee shall require.

Section 2.14                                CUSIP, CINS AND ISIN Numbers.

WEST in issuing the Notes may use “CUSIP”, “CINS”, “ISIN” or other identification numbers (if then generally in use), and if so, the Indenture Trustee shall use CUSIP numbers, CINS numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; provided further, that failure to use “CUSIP”, “CINS”, “ISIN” or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

Section 2.15                                     Debt Treatment of Notes.  The parties hereto agree, and the holders of the Notes by their purchase thereof shall be deemed to have agreed, to treat the Notes as debt for U.S. federal income tax purposes.

ARTICLE III

ACCOUNTS; PRIORITY OF PAYMENTS

Section 3.01                                Establishment of Accounts; Investments.

(a)                                  Accounts.  The Administrative Agent, on behalf and at the direction of WEST, will establish on or before the Initial Closing Date and maintain in the name of WEST all of the following accounts: (i) a collections account (the “Collections Account”), (ii) an engine replacement account (the “Engine Replacement Account”), (iii) a security deposit account (the “Security Deposit Account”), (iv) an expense account (the “Expense Account”), (v) one account for each Series of Notes to be issued on the Initial Closing Date (each, a “Series Account”), (vi) a senior restricted cash account (the “Senior Restricted Cash Account”), (vii) a junior restricted cash account (the “Junior Restricted Cash Account”), (viii) an Interest Reserve Account for the Series A1 Notes (the “Series A1 Interest Reserve Account”), (ix) an engine reserve account (the “Engine Reserve Account”) and (x) an engine acquisition account (the “Engine Acquisition Account”). From time to time thereafter, including on any other Closing Date or any Funding Date, the Administrative Agent, on behalf and at the direction of WEST, will establish such other Accounts as may be authorized or required by this Indenture and the other Related Documents. Each Account established or to be established hereunder or under any other Related Document shall be (w) established and maintained (1) initially with the initial Operating Bank, so long as the initial Operating Bank has either (A) a long-term unsecured debt rating of not less than “A” (or the equivalent) by each Rating Agency or (2) a short-term unsecured debt rating of not less than “P-1” by Moody’s and, if rated by Fitch, of not less than “F1” by Fitch and (2) thereafter, at an Eligible Institution, (x) an Eligible Account, (y) under the “control” of the Security Trustee (as defined in the UCC), including, inter alia, the sole power to direct withdrawals or transfers from the Accounts, and, together with all amounts from time to time on deposit therein or credited thereto, shall be subject to a first priority perfected security interest in favor of the Security Trustee, and (z) otherwise maintained in accordance with the terms of the Security Trust Agreement, this Indenture and the other Related Documents.

(b)                                 Eligible Accounts.  If, at any time, any Account ceases to be an Eligible Account, the Administrative Agent or an agent thereof shall, within ten (10) Business Days, establish a new account meeting the conditions set forth in this Section 3.01 in respect of such Account and transfer any cash or investments in the existing Account to such new account; and from the date such new account is established, it shall have the same designation as the existing Account.  If an Operating Bank should change at any time (including, without limitation, any replacement of an Operating Bank for failing to be an Eligible Institution), then the Administrative Agent, acting on behalf of the Security Trustee, shall thereupon promptly establish replacement accounts as necessary at the successor Operating Bank and transfer the balance of funds in each Account then maintained at the former Operating Bank pursuant to the terms of the Administrative Agency Agreement to such successor Operating Bank.

(c)                      Withdrawals and Transfers.  The Security Trustee shall have sole dominion and control over the Accounts (including, inter alia, the sole power to direct withdrawals or transfers from the Accounts), provided that prior to the delivery of a Notice of Sole Control, the Administrative Agent shall be permitted to direct withdrawals and transfers in accordance with the terms and conditions of the Related Documents. The Administrative Agent shall make withdrawals and transfers from the Accounts in accordance with the terms of the Related Documents based on the Monthly Report.

(d)                     Investments.  For so long as any Notes remain Outstanding, the Indenture Trustee, at the written direction of the Administrative Agent, shall, or shall direct the Operating Bank holding each Account in writing, to invest and reinvest the funds on deposit in the Accounts in Permitted Investments; provided, however, that if an Event of Default has occurred and is continuing, the Indenture Trustee shall invest such amount in Permitted Investments described in clause (d) of the definition thereof from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Indenture.  In the absence of written direction delivered to the Indenture Trustee from the Administrative Agent, the Indenture Trustee shall invest any funds in Permitted Investments described in clause (d) of the definition thereof.  The Indenture Trustee shall make such investments and reinvestments in accordance with the terms of the following provisions:

(i)                                     the Permitted Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Indenture on the Business Day immediately preceding the first Payment Date after which such investment is made, in the case of investments of funds on deposit in the Collections Account; and

(ii)                                  if any funds to be invested are not received in the Accounts by 1:00 p.m., New York City time, on any Business Day, such funds shall, if possible, be invested in overnight Permitted Investments.

(e)                      Transfers.  On each Payment Date, prior to any transfers to or from the Collections Account on such Payment Date pursuant to Sections 3.04, 3.05, 3.06, 3.07 and 3.17 or the distributions pursuant to Section 3.13, the Administrative Agent shall instruct each Operating Bank to transfer to the Collections Account the amount of the investment earnings in the Account or Accounts with such Operating Bank (except as may be otherwise required in the case of Segregated Funds).

Section 3.02                                Collections Account.

(a)                                  The Servicer will direct all Lessees to remit directly to the Collections Account all Lease Payments owing, from time to time, pursuant to the terms of each Lease.  Additional funds may be deposited into the Collections Account from the Senior Restricted Cash Account in accordance with Section 3.04, the Junior Restricted Cash Account in accordance with Section 3.05, the Engine Reserve Account in accordance with Section 3.06, the Security Deposit Account in accordance with Section 3.07 and the Engine Replacement Account (or Qualified Escrow Accounts held with Qualified Intermediaries) in accordance with Section 3.11. WEST also may direct the Indenture Trustee to deposit in the Collections Account the amount of any Warehouse Advance made pursuant to Section 3.17.

(b)                                 Amounts received in the Collections Account in respect of Security Deposits and Maintenance Reserve Payments will be transferred, on each Payment Date, directly into the Security Deposit Account and the Engine Reserve Account, respectively, as provided in the Payment Date Schedule.  A portion of any Net Sale Proceeds from a Permitted Engine Disposition received in the Collections Account up to the Modified Net Sales Proceeds for such Engine Disposition may be transferred to the Engine Replacement Account, to the extent that WEST elects to reinvest all or a portion of such Modified Net Sale Proceeds in a Replacement Exchange in accordance with Section 3.11 hereof.  All of the transfers of funds described in this Section 3.02(b) will be made prior to the distribution of the Available Collections Amount pursuant to Section 3.13.

(c)                                  If WEST determines that it is necessary or appropriate for tax or regulatory reasons for a Lessee of an Engine to make Lease Payments to an Account owned by the Lessor of such Engine, the Administrative Agent shall establish an account (a “Lessor Account”) in the name of such Lessor in accordance with Section 3.01 and WEST shall cause such Lessor (i) to direct such Lessee to make all Lease Payments to such Account and (ii) to take such actions as shall be necessary to pledge such Account to the Security Trustee pursuant to the Security Trust Agreement. Thereafter, the Administrative Agent shall direct the Operating Bank at which such Lessor Account is maintained to transfer all funds deposited in such Lessor Account to the Collections Account promptly and in any event not later than the next succeeding Determination Date after such funds are deposited.

Section 3.03                                Engine Acquisition Account.

(a)                                  In order to provide the funds necessary to complete the acquisition of any Remaining Engines (other than the Third Remaining Engine) during the Delivery Period beginning on a Closing Date, the Indenture Trustee, at the written direction of the Administrative Agent, will deposit into the Engine Acquisition Account, from the Net Proceeds of the Series of Notes issued on such Closing Date, funds in an amount equal to the sum of the Allocated Amounts for such Remaining Engines, as such Allocated Amount may be adjusted for capital improvements and/or casualties pursuant to the related Supplement between the Closing Date and a Delivery Date. Proceeds of borrowings under the Warehouse Notes that are to be used to fund the acquisition of the Third Remaining Engine and any Additional Engines or the cost of any Mandatory Engine Modifications or Discretionary Engine Modification also shall be deposited in the Engine Acquisition Account, for disbursement on the applicable Funding Date or during the Delivery Period beginning on such Funding Date.  To the extent that the acquisition of any Remaining Engine or any such Additional Engine is to be funded with additional equity contributions from the holders of the Beneficial Interest Certificates, such equity contributions also shall be deposited in the Engine Acquisition Account.  The Indenture Trustee shall maintain records of the funds allocable to the Remaining Engines to be acquired in each Delivery Period and the funds allocable to any such Additional Engines, Mandatory Engine Modifications or Discretionary Engine Modifications.

(b)                                 On each Delivery Date on which WEST acquires a Remaining Engine or an Additional Engine (or an Engine Interest with respect to a Remaining Engine or an Additional Engine), the Indenture Trustee, at the written direction of the Administrative Agent accompanied by a written statement of the Administrative Agent that all of the conditions for the release of funds under the Related Documents and for payment of the Purchase Price for such Remaining Engine specified in the Asset Transfer Agreement or the applicable Acquisition Agreement or for such Additional Engine specified in the applicable Acquisition Agreement have been satisfied, will transfer funds from the Engine Acquisition Account to Willis, in the case of the Asset Transfer Agreement, or to the applicable Seller, in the case of the applicable Acquisition Agreement, in each case in the amount specified in the Asset Transfer Agreement or such Acquisition Agreement, as applicable.

(c)                                  On each Funding Date or other Business Day on which WEST is to pay the Purchase Price of a Mandatory Engine Modification or Discretionary Engine Modification, in whole or in part, the Indenture Trustee, at the written direction of the Administrative Agent accompanied by a written statement of the Administrative Agent that all of the conditions for the release of funds under the Related Documents and for payment of all or such portion of the Purchase Price of such Mandatory Engine Modification or Discretionary Engine Modification specified in the applicable Modification Agreement have been satisfied, will transfer funds from the Engine Acquisition Account to the Supplier of such Mandatory Engine Modification or Discretionary Engine Modification, in the amount specified in the applicable Modification Agreement.

(d)                                 Upon the expiration or earlier termination of any Delivery Period for any Remaining Engines or Additional Engines, the Indenture Trustee shall direct the Operating Bank holding the Engine Acquisition Account to allocate all amounts then remaining on deposit in the Engine Acquisition Account in respect of such Remaining Engines or Additional Engines, whether or not delivered during such Delivery Period among (i) the holders of the Beneficial Interest Certificates that made equity contributions in respect of such Remaining Engines and Additional Engines and (ii) the Outstanding Series of Notes in respect of which proceeds were deposited in the Engine Acquisition Account in respect of such Remaining Engines and Additional Engines, in proportion to such equity contributions and deposits and (x) to remit to the holders of the Beneficial Interest Certificates the portion of such amounts allocable to them and (y) to transfer to a Redemption/Defeasance Account for each Series of Notes, the portion of such amounts allocable to such Series of Notes, to be applied to the redemption of each such Series of Notes as provided in Section 3.15(b) hereof.

Section 3.04                                Senior Restricted Cash Account.

(a)                                  On the Initial Closing Date, WEST shall deposit (or cause to be deposited) in the Senior Restricted Cash Account cash, in an amount equal to the Senior Restricted Cash Amount as of the Initial Closing Date, out of the Net Proceeds of the Series A1 Notes received on the Initial Closing Date and out of the Loans made under the Series A2 Notes on the Initial Closing Date.  On each other Closing Date and on any Funding Date, WEST shall deposit (or cause to be deposited) in the Senior Restricted Cash Account cash, in an amount equal to four percent (4%) of the Outstanding Principal Balance of the Additional Notes that are Series A Notes issued on any such Closing Date or four percent (4%) of the amount of Loans borrowed under Series A Warehouse Notes on any such Closing Date or Funding Date, as applicable, out of the Net Proceeds of such Additional Notes or such Loans, as applicable.

(b)                                 On each Payment Date on which the Available Collections Amount is to be distributed pursuant to Section 3.13(a) or (b), if the Balance in the Senior Restricted Cash Account is less than the Senior Restricted Cash Amount as of such Payment Date, the Indenture Trustee shall, in accordance with the Payment Date Schedule delivered pursuant to Section 3.12(e) hereof, deposit funds into the Senior Restricted Cash Account in order to restore the Balance therein to the Senior Restricted Cash Amount as of such Payment Date, to the extent of the Available Collections Amount as provided in Section 3.13.

(c)                                  On each Payment Date on which there is a Stated Interest Shortfall in respect of one or more Series of Series A Notes or a Hedge Payment Shortfall in respect of one or more Hedge Counterparties, the Indenture Trustee shall, in accordance with the Payment Date Schedule delivered pursuant to Section 3.12(e) hereof, withdraw from the Senior Restricted Cash Account and deposit in the Series Accounts for the Series A Notes an amount equal to the lesser of (i) the aggregate amount of (x) the Stated Interest Shortfalls for all Series A Notes and (y) the Hedge Payment Shortfalls for all Hedge Counterparties and (ii) the Balance in the Senior Restricted Cash Account, provided that if the Balance in the Senior Restricted Cash Account on a Determination Date is less than the aggregate amount described in clause (i) for the related Payment Date, then the Balance in the Senior Restricted Cash Account will be allocated among the various affected Series and Hedge Counterparties in proportion to the Stated Interest Shortfalls and Hedge Payment Shortfalls. The excess of the Stated Interest Shortfall over the Balance so allocated to each Series shall be the “Net Stated Interest Shortfall” for such Series and shall be added to the Stated Interest Amount of such Series for the next succeeding Payment Date.  The excess of the Hedge Payment Shortfall over the Balance so allocated to each Hedge Counterparty shall be the “Net Hedge Payment Shortfall” for such Hedge Counterparty and shall be added to the Periodic Hedge Payment due to such Hedge Counterparty for the next succeeding Payment Date.

(d)                                 On each Payment Date on which the Available Collections Amount is to be distributed pursuant to Section 3.13(a) or (b), before making any distributions pursuant to Section 3.13, the Indenture Trustee, in accordance with the Payment Date Schedule delivered pursuant to Section 3.12(e) hereof, shall deposit in the Collections Account the excess, if any, of (A) the Balance in the Senior Restricted Cash Account (after giving effect to any withdrawals therefrom to be made on such Payment Date pursuant to Section 3.04(c)) over (B) the Senior Restricted Cash Amount (determined after giving effect to any payments of principal on the Series A Notes to be made on such Payment Date).

(e)                                  If an Event of Default shall have occurred and a Collateral Liquidation Notice shall have been delivered to the Trustee, or on the last Final Maturity Date for any Series of Series A Notes, then the Balance in the Senior Restricted Cash Account (after giving effect to any withdrawals therefrom on such date pursuant to Section 3.04(c)) shall be deposited into the Series Accounts for the Series A Notes, allocated among such Series Accounts in proportion to the Outstanding Principal Balances of such Series of Series A Notes.

(f)                                    The amount of the Senior Restricted Cash Amount may be decreased by the Controlling Trustees from time to time subject to obtaining a Rating Agency Confirmation.

Section 3.05                                Junior Restricted Cash Account.

(a)                                  On the Initial Closing Date, WEST shall deposit (or cause to be deposited) in the Junior Restricted Cash Account cash, in an amount equal to the Junior Restricted Cash Amount as of the Initial Closing Date, out of the Net Proceeds of the Series B1 Notes received on the Initial Closing Date and out of the Loans made under the Series B2 Notes on the Initial Closing Date.  On each other Closing Date and on any Funding Date, WEST shall deposit (or cause to be deposited) in the Junior Restricted Cash Account cash, in an amount equal to three percent (3%) of the Outstanding Principal Balance of the Additional Notes that are Series B Notes issued on any such Closing Date or three percent (3%) of the amount of Loans borrowed under Series B Warehouse Notes on any such Closing Date or Funding Date, as applicable, out of the Net Proceeds of such Additional Notes or such Loans, as applicable.

(b)                                 On each Payment Date on which the Available Collections Amount is to be distributed pursuant to Section 3.13(a) or (b), if the Balance in the Junior Restricted Cash Account is less than the Junior Restricted Cash Amount as of such Payment Date, the Indenture Trustee shall, in accordance with the Payment Date Schedule delivered pursuant to Section 3.12(e) hereof, deposit funds into the Junior Restricted Cash Account in order to restore the Balance therein to the Junior Restricted Cash Amount as of such Payment Date, to the extent of the Available Collections Amount as provided in Section 3.13.

(c)                                  On each Payment Date on which there is a Base Interest Shortfall in respect of one or more Series of Series B Notes, the Indenture Trustee shall, in accordance with the Payment Date Schedule delivered pursuant to Section 3.12(e) hereof, withdraw from the Junior Restricted Cash Account and deposit in the Series Accounts for the Series B Notes an amount equal to the lesser of (i) the aggregate amount of the Base Interest Shortfalls for all Series B Notes and (ii) the Balance in the Junior Restricted Cash Account, provided that if the Balance in the Junior Restricted Cash Account on a Determination Date is less than the aggregate amount of such Base Interest Shortfalls for the related Payment Date, then Balance in the Junior Restricted Cash Account will be allocated among the various affected Series in proportion to the Base Interest Shortfalls for such Series.  The excess of the Base Interest Shortfall over the Balance so allocated to each Series shall be the “Net Base Interest Shortfall” for such Series and shall be added to the Base Interest Amount of such Series for the next succeeding Payment Date.

(d)                                 On each Payment Date on which the Available Collections Amount is to be distributed pursuant to Section 3.13(a) or (b), before making any distributions pursuant to Section 3.13, the Indenture Trustee, in accordance with the Payment Date Schedule delivered pursuant to Section 3.12(e) hereof, shall deposit in the Collections Account the excess, if any, of (A) the Balance in the Junior Restricted Cash Account (after giving effect to any withdrawals therefrom to be made on such Payment Date pursuant to Section 3.04(c)) over (B) the Junior Restricted Cash Amount (determined after giving effect to any payments of principal on the Series B Notes to be made on such Payment Date).

(e)                                  If an Event of Default shall have occurred and a Collateral Liquidation Notice shall have been delivered to the Indenture Trustee, or on the last Final Maturity Date for any Series of Series B Notes, then the Balance in the Junior Restricted Cash Account (after giving effect to any withdrawals therefrom on such date pursuant to Section 3.04(c)) shall be deposited into the Series Accounts for the Series B Notes, allocated among such Series Accounts in proportion to the Outstanding Principal Balances of such Series of Series B Notes.

(f)                                    The amount of the Junior Restricted Cash Amount may be decreased from time to time subject to the following conditions: (i) a Rating Agency Confirmation is obtained; and (ii) the Control Party for each Outstanding Series of Series B Notes consents to such change.

Section 3.06                                Engine Reserve Account.

(a)                                  On each Closing Date and on each Delivery Date for a Remaining Engine or an Additional Engine, WEST shall deposit (or cause to be deposited) into the Engine Reserve Account the amount of Maintenance Reserve Payment Balances, if any, received from Willis or any other Person pursuant to the terms of the Asset Transfer Agreement or the applicable Acquisition Agreement or held by WEST Funding or any Engine Trust with respect to the Engines delivered on such Closing Date or Delivery Date, directly or indirectly by the transfer of WEST Funding or any other Engine Subsidiary or any Engine Trust.  On each Payment Date, prior to the distribution of amounts on deposit in the Collections Account pursuant to Section 3.13 hereof, and from time to time between Payment Dates, the Administrative Agent or, if applicable, the Indenture Trustee shall direct the Operating Bank to transfer from the Collections Account to the Engine Reserve Account the amount of any Maintenance Reserve Payments then on deposit in the Collections Account.

(b)                                 The Indenture Trustee will maintain one sub-account in the Engine Reserve Account for each Engine in respect of the Maintenance Reserve Payment Balances that were transferred and all Maintenance Reserve Payments thereafter made by the Lessees of such Engine (the “Engine Sub-Account” for such Engine), provided that, if any Maintenance Reserve Payments in respect of an Engine are required, pursuant to the terms of the applicable Lease, to be maintained as Segregated Funds, the Engine Sub-Account for such Engine shall identify such Maintenance Reserve Payments as Segregated Funds allocable to such Lease and, if applicable, the amount of the investment earnings on such Maintenance Reserve Payments as Segregated Funds.

(c)                                  WEST shall cause the Servicer to maintain a record of the Engine Sub-Accounts in the Engine Reserve Account allocable to the Engines as well as a separate sub-account (the “Portfolio Sub-Account”) for all Engine Reserve Deposits deposited in the Engine Reserve Account and to deliver to the Indenture Trustee, not later than 1:00 p.m., New York City time, two Business Days prior to each Payment Date, a reconciliation of the amounts deposited in and disbursed from the Engine Reserve Account in the aggregate and from each sub-account therein during the preceding Collection Period.  Maintenance Reserve Payments in respect of an Engine will be applied to increase the Balance of the Engine Sub-Account for such Engine, and any reimbursements to the Lessee of an Engine will be applied to reduce the Balance of the Engine Sub-Account for such Engine. Any withdrawal from the Engine Reserve Account to fund a Mandatory Modification on an Engine will be applied first to reduce the Balance of the Engine

Sub-Account for such Engine and then to reduce Balance in the Portfolio Sub-Account (which Balance may be negative).

(d)                                 If an Engine is subject to a Permitted Engine Disposition, then, except as otherwise provided in the applicable Lease or Engine Disposition Agreement, the Indenture Trustee, at the written direction of the Administrative Agent, shall transfer the Balance in the Engine Sub-Account in the Engine Reserve Account allocable to such Engine to the Collections Account, unless WEST shall elect to transfer all or a portion of such Balance to the Engine Replacement Account or to a Qualified Escrow Account as part of the Disposition Proceeds to be reinvested in a Replacement Exchange in accordance with Section 3.11.

(e)                                  The Administrative Agent may direct the Indenture Trustee in writing on each Payment Date and from time to time between Payment Dates to withdraw funds from the Engine Reserve Account for any or all of the following purposes:  (i) to make reimbursements to a Lessee for maintenance costs to the extent required or permitted under the terms of the relevant Lease with such Lessee but not in excess of the Balance in the Engine Sub-Account for the Engine subject to such Lease, and (ii) subject to the receipt of the Trustee Resolutions required by Section 5.03(c) hereof, to pay for the cost of performing Mandatory Engine Modifications to the extent permitted by Section 5.03(c) hereof.

(f)                                    If an Event of Default shall have occurred and a Collateral Liquidation Notice shall have been delivered to the Indenture Trustee, (i) the Indenture Trustee shall transfer the balance of the Portfolio Sub-Account to the Collections Account as directed in such Collateral Liquidation Notice and (ii) the Control Parties representing a majority of the Outstanding Principal Balance of the Senior Series may direct the Indenture Trustee to transfer to the Collections Account the Balance in the Engine Sub-Account of any Engine that has been actively remarketed for a period of at least six (6) months without having been sold or leased.

Section 3.07                                Security Deposit Account.

(a)                                  On each Closing Date and on each Delivery Date for a Remaining Engine or an Additional Engine, WEST shall deposit (or cause to be deposited) into the Security Deposit Account all Security Deposits, if any, held by Willis or any other Person pursuant to the terms of the Asset Transfer Agreement or the applicable Acquisition Agreement or held by WEST Funding or any Engine Trust with respect to the Engines delivered on such Closing Date or Delivery Date, directly or indirectly by the transfer of WEST Funding or any other Engine Subsidiary or any Engine Trust.  On each Payment Date, prior to the distribution of amounts on deposit in the Collections Account pursuant to Section 3.13 hereof, and from time to time between Payment Dates, the Administrative Agent subject to clauses (c) and (d) of this Section 3.07 shall direct the Operating Bank to transfer from the Collections Account to the Security Deposit Account the amount of any Security Deposits then on deposit in the Collections Account.

(b)                                 The Indenture Trustee will maintain a sub-account (each, a “Lease Sub-Account”) allocating the Balance in the Security Deposit Account to each Lease in respect of which Security Deposits were transferred or received provided that, if any Security Deposits are required, pursuant to the terms of the applicable Leases, to be maintained as Segregated Funds, the Lease Sub-Accounts for such Leases shall identify the Security Deposits as Segregated Funds allocable to each such Lease and, if applicable, the amount of the investment earnings on such Security Deposits.

(c)                                  The Administrative Agent may direct the Indenture Trustee in writing to withdraw funds on deposit in any Lease Sub-Account in the Security Deposit Account and (i) transfer such funds to the Collections Account in satisfaction of the obligations of the Lessee under such Lease, but only to the extent of the Security Deposit allocable to such Lease or (ii) remit such funds to the applicable Lessee as may be required or permitted under the terms of the relevant Lease.

(d)                                 If a Lessee does not have any right to receive a refund or reimbursement of its Security Deposit, or a Lessee relinquishes its right to receive a refund or reimbursement of its Security Deposit upon the expiration or earlier termination of a Lease (including a termination as the result of the occurrence of an event of default under such Lease), the Administrative Agent shall direct the Indenture Trustee, in writing, to transfer such Security Deposit to the Collections Account upon such expiration or earlier termination.

Section 3.08                                Expense Account.

(a)                                  On each Closing Date and Funding Date, the Administrative Agent shall direct the Operating Bank in writing to (i) pay to such Persons as shall be specified by the Administrative Agent such Issuance Expenses as shall be due and payable in connection with the issuance and sale of the Initial Notes on the Initial Closing Date and the Additional Notes on any other Closing Date and in connection with the borrowings on any such Funding Date, and (ii) transfer to the Expense Account the Required Expense Deposit, in each case out of the Net Proceeds of the Notes issued on such Closing Date or the Loans made on such Closing Date or Funding Date or a combination of both.

(b)                                 On each Payment Date, the Administrative Agent will, in accordance with the priority of payments set forth in Section 3.13 hereof, direct the Indenture Trustee, in writing, to pay any Operating Expenses that are due and payable on such Payment Date and to transfer to the Expense Account funds in an amount equal to the Required Expense Deposit.

(c)                                  On any Business Day between Payment Dates, the Administrative Agent may direct the Indenture Trustee, in writing, to withdraw funds from the Expense Account in order to pay any Operating Expenses then due and payable.

(d)                                 On the last Final Maturity Date for all Series of Notes, after payment of all Operating Expenses due on such Final Maturity Date, the Indenture Trustee shall transfer the Balance in the Expense Account to the Collections Account for distribution in accordance with the priority of payments set forth in Section 3.13 hereof.

Section 3.09                                Series Accounts.

(a)                                  Upon the issuance of Notes of any Series for which a Series Account was not previously established, the Administrative Agent shall cause to be established and maintained a Series Account for such Series of Notes.

(b)                                 On each Payment Date, amounts will be deposited into each Series Account in accordance with Section 3.04, Section 3.05, Section 3.10 and Section 3.13 hereof.

(c)                                  All amounts transferred to a Series Account for any Series of Notes in accordance with Section 3.04, Section 3.05, Section 3.10 and Section 3.13 hereof shall be applied to the payment of such Series of Notes in accordance with the terms of this Indenture and the related Supplement.

Section 3.10                                Redemption/Defeasance Account.

(a)                                  Upon the sending of a Redemption Notice in respect of any Series of Notes or an election by WEST to effect a legal defeasance or covenant defeasance of any Series of Notes pursuant to Article XII hereof, the Indenture Trustee will establish a Redemption/Defeasance Account to retain the proceeds to be used in order to redeem or defease such Series.

(b)                                 Amounts shall be deposited into any Redemption/Defeasance Account in accordance with Sections 3.15 and 3.16 hereof.

(c)                                  On each Redemption Date, the Administrative Agent, on behalf of the Indenture Trustee, shall transfer a portion of the proceeds of any Redemption of any Series of Notes equal to the Redemption Price of such Series of Notes from the Redemption/Defeasance Account, established in respect of such Redemption to the Series Account for such Series of Notes in each case in accordance with Sections 3.15 and 3.16 hereof and transfer the balance of such proceeds to the Expense Account.

(d)                                 On each Payment Date, in respect of any Series of Notes that is the subject of a legal defeasance or covenant defeasance, the Administrative Agent, on behalf of the Indenture Trustee, shall transfer from the Redemption/Defeasance Account to the Holders of such Notes the payments of principal and interest due on such Notes in accordance with the terms of such defeasance.

Section 3.11                                Engine Replacement Account.

(a)                                  WEST may elect, by notice to the Indenture Trustee in writing, not later than the last Business Day preceding the later of the date of any Permitted Engine Disposition and the date on which the Net Sale Proceeds of such Permitted Engine Disposition are received, to deposit all or a portion of (i) the Modified Net Sale Proceeds realized from such Permitted Engine Disposition, whether or not initially deposited in the Collections Account, and (ii) the Balance in the Engine Sub-Account within the Engine Reserve Account allocable to such Engine in (x) the Engine Replacement Account or (y) a Qualified Escrow Account maintained by a Qualified Intermediary, provided that such written direction shall be accompanied by a Trustee Resolution that such election has been made and that the requirements of Sections 5.03(a) in respect of such Permitted Engine Disposition have been satisfied.  The Indenture Trustee shall deposit in the Collections Account all or any portion of the Net Sale Proceeds realized from any Permitted Engine Disposition as to which the direction described in the preceding sentence is not received by the end of the last Business Day preceding the later of the date of any Engine Disposition and the date on which such Net Sale Proceeds are received.

(b)                                 WEST may elect to apply the Disposition Proceeds from a Permitted Engine Disposition deposited in the Engine Replacement Account or a Qualified Escrow Account pursuant to Section 3.11(a) in a Permitted Engine Acquisition or to fund the Purchase Price of a Qualified Engine Modification at any time during the Replacement Period beginning on the date of such Permitted Engine Disposition.  On each Delivery Date or Funding Date during the Replacement Period in respect of a Permitted Engine Disposition and on which WEST acquires an Additional Engine (or an Engine Interest with respect to an Additional Engine) from a Seller in a Permitted Engine Acquisition or disburses all or a portion of the Purchase Price of a Qualified Engine Modification to a Supplier, the Indenture Trustee, at the written direction of the Servicer accompanied by (x) a written statement of the Servicer that all of the conditions for payment of the Purchase Price for such Additional Engine specified in the applicable Acquisition Agreement or for such Qualified Engine Modifications in the applicable Modification Agreement have been satisfied and (y) a Trustee Resolution that WEST has elected to apply the Disposition Proceeds from such Permitted Engine Disposition for such purpose and that the requirements of Section 5.03(b) or 5.03(c), as applicable, have been satisfied, will (i) transfer funds in an amount equal to the Purchase Price for such Additional Engine or Qualified Engine Modifications from the Engine Replacement Account to the applicable Seller or Supplier or (ii) direct the Qualified Intermediary to acquire such Additional Engine and transfer such Additional Engine to the applicable WEST Subsidiary.

(c)                                  The Qualified Intermediary shall transfer any Disposition Proceeds from an Engine Disposition remaining in a Qualified Escrow Account to the Collections Account at the end of the applicable Replacement Period, and the Indenture Trustee, without further direction from the Servicer or the Administrative Agent, shall transfer any Disposition Proceeds from an Engine Disposition remaining in the Engine Replacement Account at the end of the Replacement Period applicable to such Engine Disposition to the Collections Account on the next Business Day after the end of such Replacement Period.  All Disposition Proceeds so transferred to the Collections Account may not be withdrawn therefrom pursuant to Section 3.11(a) or otherwise, except for distribution in accordance with Section 3.13.

Section 3.12                                Calculations.

(a)                                  As soon as reasonably practicable after each Determination Date, but in no event later than 12:00 noon (New York City time) on the third Business Day prior to the immediately succeeding Payment Date, WEST shall cause the Administrative Agent, based on information known to it or Relevant Information provided to it, determine the amount of Collections received during the Collection Period ending on such Determination Date (including the amount of any investment earnings on the Balances in the Collections Account, if any, as of such Determination Date) and shall calculate the following amounts:

(i)                                     (A) the Balances in the Collections Account, the Expense Account, the Engine Reserve Account, the Senior Restricted Cash Account, the Junior Restricted Cash Account, each Interest Reserve Account, the Maintenance Reserve Account, the Security Deposit Account, the Engine Acquisition Account and the Engine Replacement Account on such Determination Date, and (B) the amount of investment earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein during such Collection Period;

(ii)                                  (A) the Required Expense Amount for such Payment Date and (B) the excess, if any, of the Required Expense Reserve for such Payment Date over the Balance in the Expense Account after payment of all Operating Expenses on such Payment Date (the “Required Expense Deposit”);

(iii)                               the Available Collections Amount for such Payment Date, net of the amounts described in Section 4.02(c)(i) if an Event of Default has occurred and is continuing on such Payment Date;

(iv)                              the Senior Borrowing Base and the Junior Borrowing Base as of such Payment Date;

(v)                                 the amount, if any (the “Engine Reserve Deposit”), by which the Engine Reserve Amount for such Determination Date exceeds the Balance in the Engine Reserve Account as of such Determination Date;

(vi)                              all other amounts required to be reported in the Monthly Report and not included on the Payment Date Schedule to be provided pursuant to Section 3.12(e); and

(vii)                           any other information, determinations and calculations reasonably required in order to give effect to the terms of this Indenture and the Related Documents, including the preparation of the Monthly Report and Annual Report.

provided that, if the Administrative Agent has not received all of the Relevant Information for such Payment Date, the Administrative Agent shall make reasonable assumptions for purposes of the calculations contemplated by this Section 3.12.

(b)                                 Calculation of Interest Amounts.  Not later than 12:00 noon (New York City time) on the third Business Day prior to each Payment Date, WEST shall cause the Administrative Agent to make the following calculations or determinations with respect to interest amounts due on such Payment Date:

(i)                                     the Stated Interest Amount for each Series of Series A Notes;

(ii)                                  the Stated Interest Amount for each Series of Series A Notes;

(iii)                               the Base Interest Amount for each Series of Series B Notes;

(iv)                              the Supplemental Interest Amount for each Series of Series B Notes;

(v)                                 the Additional Interest Amount, if any, for each Series of Notes; and

(vi)                              the Conversion Step-Up Interest Amount, if any, for each Series of Notes.

(c)                                  Calculation of Principal Payments and Distributions to WEST.  Not later than 12:00 noon (New York City time) on the third Business Day prior to each Payment Date,

WEST shall cause the Administrative Agent to calculate or determine the following with respect to principal payments due on such Payment Date and the amounts distributable to WEST on such Payment Date:

(i)                                     the Outstanding Principal Balance of each Series of Notes on such Payment Date immediately prior to any principal payment on such date

(ii)                                  the amount, if any, of any Senior Borrowing Base Deficiency, Junior Borrowing Base Deficiency or Maximum Borrowing Base Deficiency as of such Payment Date;

(iii)                               the amounts of the principal payments, if any, to be made in respect of each Series of Notes on such Payment Date, including:

(A)                              the Minimum Principal Payment Amounts for the Series A Notes for such Payment Date and the amounts of any unpaid Minimum Principal Payment Amounts for the Series A Notes for prior Payment Dates.

(B)                                the Scheduled Principal Payment Amounts for the Series A Notes and the amounts of any unpaid Scheduled Principal Payment Amounts for the Series A Notes for prior Payment Dates.

(C)                                the Scheduled Principal Payment Amounts for the Series B Notes and the amounts of any unpaid Scheduled Principal Payment Amounts for the Series B Notes for prior Payment Dates.

(D)                               the Series A Supplemental Principal Payment Amount, if any;

(E)                                 the Series B Supplemental Principal Payment Amount, if any; and.

(F)                                 if the Available Collections Amount is not sufficient to make payments in full of the foregoing principal payments, the principal payments to be made on each Series of Notes in accordance with the Series Allocation Rules and the Supplemental Payment Allocation Rules;

(iv)                              the amounts, if any, distributable to WEST on such Payment Date.

(d)                                 Calculation of Payment Date Shortfalls.  Not later than 12:00 noon (New York City time) on the third Business Day prior to each Payment Date, WEST shall cause the Administrative Agent to perform the calculations necessary to determine the following:

(i)                                     the amount, if any, by which the aggregate of the Stated Interest Amounts due in respect of the Series A Notes and Periodic Hedge Payments due to Hedge Counterparties on such Payment Date exceeds the Available Collections Amount for such Payment Date remaining after payment in full of all amounts senior thereto in Section 3.13, allocated pro rata between (x) such Stated Interest Amounts (the amounts allocated to each Series of Series A Notes, a “Stated Interest Shortfall” in respect of such Series) and (y) such Periodic Hedge Payments (as to each Hedge Counterparty, a “Hedge Payment Shortfall”);

(ii)                                  the amount, if any, by which the aggregate of the Base Interest Amounts due in respect of the Series B Notes exceeds the Available Collections Amount for such Payment Date remaining after payment in full of all amounts senior thereto in Section 3.13 (such remainder, a “Base Interest Shortfall”);

(iii)                               if the aggregate amount of the Stated Interest Shortfalls exceeds the Balance in the Senior Restricted Cash Account and, if applicable, the Balances in Interest Reserve Accounts for the Series A Notes, the Net Stated Interest Shortfall in respect of each Series of Series A Notes;

(iv)                              if the aggregate amount of the Base Interest Shortfalls exceeds the Balance in the Junior Restricted Cash Account and, if applicable, the Balances in Interest Reserve Accounts for the Series B Notes, the Net Base Interest Shortfall in respect of each Series of Series B Notes;

(v)                                 the amount, if any, of the Minimum Principal Payment Amount payable on each Series of the Series A Notes that is not paid on such Payment Date out of the Available Collections Amount for such Payment Date;

(vi)                              the amount, if any, of the Scheduled Principal Payment Amount payable on each Series of the Series A Notes that is not paid on such Payment Date out of the Available Collections Amount for such Payment Date;

(vii)                           the amount, if any, of the Scheduled Principal Payment Amount payable on each Series of the Series B Notes that is not paid on such Payment Date out of the Available Collections Amount for such Payment Date; and

(viii)                        if such Payment Date is the Final Maturity Date for any Series of Notes, the amount, if any, by which the Outstanding Principal Balance of such Series of Notes exceeds the Available Collections Amount after payment in full of amounts senior thereto in Section 3.13 (such remainder, a “Final Principal Payment Shortfall”).

(e)                                  Application of the Available Collections Amount.                    Not later than 1:00 p.m., New York City time, three Business Days prior to each Payment Date, WEST will cause the Administrative Agent, to prepare and deliver to the Indenture Trustee the Payment Date Schedule setting forth the payments, transfers, deposits and distributions to be made pursuant to Section 3.13(a), (b) or (c), as applicable, setting forth separately, in the case of payments in respect of each Series of Notes, the amount to be applied on such Payment Date to pay all interest, principal and premium, if any, on such Series of Notes, all in accordance with

Section 3.13.  On each Payment Date, the Indenture Trustee, based on the Payment Date Schedule provided by the Administrative Agent for such Payment Date, will make payments, transfers, deposits and distributions in an aggregate amount equal to the Available Collections Amount in accordance with the order of priority set forth in Section 3.13(a), (b) or (c), as applicable.  If the Indenture Trustee shall not have received such Payment Date Schedule by the last Business Day preceding any Payment Date, such Payment Date shall be deferred until the next Business Day after such Payment Date Schedule is received by the Indenture Trustee.

(f)                                    Relevant Information.  WEST shall cause each Service Provider having Relevant Information in its possession to make such Relevant Information available to the Administrative Agent not later than 1:00 p.m., New York City time, five Business Days prior to each Payment Date.

(g)                                 Floating Rate Notes.  On the Reference Date for each Interest Accrual Period, the Indenture Trustee (i) shall determine LIBOR for the relevant Specified Period for each Series of Floating Rate Notes for the Interest Accrual Period beginning on the related Payment Date, (ii) shall determine the Stated Rate, Base Rate and Supplemental Rate, as applicable, on each such Series of Floating Rate Notes (in each case, as defined in the related Supplement for such Series), and (iii) provide such information to the Administrative Agent, WEST and each Noteholder (and, if a Series of Notes is listed on any stock exchange, to the relevant listing agent and paying agent) with the Monthly Report delivered pursuant to Section 2.13(a), provided that, if required by the related Supplement for any such Series of Floating Rate Notes, the Indenture Trustee shall deliver such information to the Holders of such Series of Floating Rate Notes on the Reference Date in the manner prescribed by such related Supplement.

Section 3.13                                Payment Date Distributions from the Collections Account.

(a)                                  Regular Distributions.  On each Payment Date, so long as no Event of Default or Early Amortization Event has occurred and is continuing, after the withdrawals and transfers provided for in Section 3.02(b) have been made, the Available Collections Amount will be applied in the following order of priority:

(1)                                  to (a) the Service Providers and payees of any Operating Expenses payable on such Payment Date and (b) the Expense Account, the following amounts, pro rata: (i) the Service Provider Fees, and (ii) the Required Expense Deposit;

(2)                                  to the Series Accounts for the Series A Notes and to Hedge Counterparties, as applicable, the following amounts, pro rata: (i) the Stated Interest Amounts on the Series A Notes; (ii) the Commitment Fee Amounts, if any, for the Series A Warehouse Notes and (iii) any Periodic Hedge Payments, respectively;

(3)                                  to the Senior Restricted Cash Account and any Interest Reserve Accounts for the Series A Notes, the following amounts, pro rata: (i) the amount necessary to restore the Balance in the Senior

Restricted Cash Account to the Senior Restricted Cash Amount and (ii) the amount necessary to restore the Balances in such Interest Reserve Accounts to the applicable Interest Reserve Amounts;

(4)                                  to the Series Accounts for the Series B Notes, pro rata, the Base Interest Amounts on the Series B Notes and the Commitment Fee Amounts, if any, for the Series B Warehouse Notes;

(5)                                  to the Junior Restricted Cash Account and any Interest Reserve Accounts for the Series B Notes, the following amounts, pro rata: (i) the amount necessary to restore the Balance in the Junior Restricted Cash Account to the Junior Restricted Cash Amount and (ii) the amount necessary to restore the Balances in such Interest Reserve Accounts to the applicable Interest Reserve Amounts;

(6)                                  to the Series Accounts for the Series A Notes, the Minimum Principal Payment Amounts, allocated among the Series A Notes in accordance with the Series Allocation Rules;

(7)                                  to the Engine Reserve Account, the Engine Reserve Deposit, if any, and any unpaid Engine Reserve Deposits from prior Payment Dates;

(8)                                  to the Series Accounts for the Series A Notes, the Scheduled Principal Payment Amounts, allocated among the Series A Notes in accordance with the Series Allocation Rules;

(9)                                  to the Series Accounts for the Series A Notes, the Series A Supplemental Principal Payment Amount (if any) for such Payment Date, allocated among the Series A Notes in accordance with the Supplemental Payment Allocation Rules;

(10)                            to the Series Accounts for the Series A Notes, the following amounts, if any, pro rata: the Additional Interest Amounts and the Conversion Step-Up Interest Amounts for the Series A Notes;

(11)                            to the Series Accounts for the Series B Notes, the Scheduled Principal Payment Amounts, allocated among the Series B Notes in accordance with the Series Allocation Rules;

(12)                            to the Series Accounts for the Series B Notes, the Series B Supplemental Principal Payment Amount (if any) for such Payment Date, allocated among the Series B Notes in accordance with the Supplemental Payment Allocation Rules;

(13)                            to the Series Accounts for the Series B Notes, the following amounts, if any, pro rata: the Supplemental Interest Amounts, the

Additional Interest Amounts, and the Conversion Step-Up Interest Amounts for the Series B Notes;

(14)                            to the Hedge Counterparties, pro rata, any Hedge Termination Payments;

(15)                            to the Series Accounts, pro rata, all Noteholder Indemnified Amounts;

(16)                            to WEST, to pay any Discretionary Engine Modifications (to the extent not funded through borrowings under the Warehouse Notes or the issuance of Additional Notes or Additional Certificates);

(17)                            to WEST, all remaining amounts, which may be distributed to the Beneficial Owner.

(b)                                 Early Amortization Event or Event of Default (Prior to a Collateral Liquidation Notice) Distributions.  On each Payment Date, if an Early Amortization Event or an Event of Default (or a combination of both) has occurred and is then continuing, so long as the Indenture Trustee has not received a Collateral Liquidation Notice, the Available Collections Amount will be applied in the following order or priority, after payment of the amounts described in Section 4.02(c)(i):

(1)                                  to (a) the Service Providers and payees of any Operating Expenses payable on such Payment Date and (b) the Expense Account, the following amounts, pro rata, (i) the Service Provider Fees, and (ii) the Required Expense Deposit;

(2)                                  to the Series Accounts for the Series A Notes and to Hedge Counterparties, as applicable, the following amounts, pro rata: (i) the Stated Interest Amounts on the Series A Notes; (ii) the Commitment Fee Amounts, if any, for the Series A Notes; and (iii) Periodic Hedge Payments, respectively;

(3)                                  to the Senior Restricted Cash Account and any Interest Reserve Accounts for the Series A Notes, the following amounts, pro rata: (i) the amount necessary to restore the Balance in the Senior Restricted Cash Account to the Senior Restricted Cash Amount and (ii) the amount necessary to restore the Balances in such Interest Reserve Accounts to the applicable Interest Reserve Amounts;

(4)                                  to the Series Accounts for the Series B Notes, pro rata, the Base Interest Amounts on the Series B Notes and the Commitment Fee Amounts, if any, for the Series B Notes;

(5)                                  to the Junior Restricted Cash Account and any Interest Reserve Accounts for the Series B Notes, the following amounts, pro rata:

(i) the amount necessary to restore the Balance in the Junior Restricted Cash Account to the Junior Restricted Cash Amount and (ii) the amount necessary to restore the Balances in such Interest Reserve Accounts to the applicable Interest Reserve Amounts;

(6)                                  to the Series Accounts for the Series A Notes and, if a Hedge Default has occurred and is continuing, to the Hedge Counterparties, the following amounts, respectively, pro rata: (i) the Minimum Principal Payment Amounts, allocated among the Series A Notes in accordance with the Series Allocation Rules, and (ii) Hedge Termination Payments, if any;

(7)                                  to the Engine Reserve Account, the Engine Reserve Deposit, if any, and any unpaid Engine Reserve Deposits from prior Payment Dates;

(8)                                  to the Series Accounts for the Series A Notes, the Scheduled Principal Payment Amounts, allocated among the Series A Notes in accordance with the Series Allocation Rules;

(9)                                  to the Series Accounts for the Series A Notes, the payment of the principal of all Series A Notes, pro rata in accordance with their Outstanding Principal Balances until paid in full;

(10)                            to the Series Accounts for the Series A Notes, the following amounts, if any, pro rata: the Additional Interest Amounts and the Conversion Step-Up Interest Amounts for the Series A Notes;

(11)                            to the Series Accounts for the Series B Notes the Scheduled Principal Payment Amounts, allocated among the Series B Notes in accordance with the Series Allocation Rules;

(12)                            to the Series Accounts for the Series B Notes, the following amounts, if any, pro rata: the Supplemental Interest Amounts, the Additional Interest Amounts, and the Conversion Step-Up Interest Amounts for the Series B Notes;

(13)                            to the Series Accounts for the Series B Notes, the payment of the principal of all Series B Notes, pro rata in accordance with their Outstanding Principal Balances until paid in full;

(14)                            if a Hedge Default has not occurred or is not then continuing, to the Hedge Counterparties, pro rata, any Hedge Termination Payments;

(15)                            to the Series Accounts, pro rata, all Noteholder Indemnified Amounts; and

(16)                            to WEST, all remaining amounts, which may be distributed to the Beneficial Owner.

(c)                                  Event of Default (After a Collateral Liquidation Notice) Distributions.  On each Payment Date, if an Event of Default has occurred and is then continuing, and the Indenture Trustee has received a Collateral Liquidation Notice, the Available Collections Amount will be applied in the following order or priority, after payment of the amounts described in Section 4.02(c)(i):

(1)                                  to (a) the Service Providers and payees of any Operating Expenses payable on such Payment Date and (b) the Expense Account, the following amounts, pro rata, (i) the Service Provider Fees, and (ii) the Required Expense Deposit;

(2)                                  to the Series Accounts for the Series A Notes and to Hedge Counterparties, the following amounts, pro rata: (i) the Stated Interest Amounts on the Series A Notes; (ii) the Commitment Fee Amounts (if any), for the Series A Notes; and (iii) Periodic Hedge Payments, respectively;

(3)                                  to the Series Accounts for the Series B Notes, the following amounts, pro rata: (i) the Base Interest Amounts on the Series B Notes and (ii) the Commitment Fee Amounts, if any, for the Series B Notes;

(4)                                  to the Series Accounts for the Series A Notes and, if a Hedge Default has occurred and is continuing, the Hedge Counterparties, the following amounts, respectively, pro rata: (i) the payment of the principal of all Series A Notes, pro rata in accordance with then Outstanding Principal Balances until paid in full; and (ii) any Hedge Termination Payments, respectively;

(5)                                  to the Series Accounts for the Series A Notes, the following amounts, if any, pro rata: the Additional Interest Amounts and the Conversion Step-Up Interest Amounts for the Series A Notes;

(6)                                  to the Series Accounts for the Series B Notes, the following amounts, pro rata: the Supplemental Interest Amounts, the Additional Interest Amounts, and the Conversion Step-Up Interest Amounts for the Series B Notes;

(7)                                  to the Series Accounts for the Series B Notes, the payment of the principal of all Series B Notes, pro rata in accordance with their Outstanding Principal Balances until paid in full;

(8)                                  if a Hedge Default has not occurred or is not then continuing, to the Hedge Counterparties, pro rata, any Hedge Termination Payments;

(9)                                  to the Series Accounts, pro rata, all Noteholder Indemnified Amounts; and

(10)                            to WEST, all remaining amounts, which may be distributed to the Beneficial Owner.

(d)                                 Redemption.

On any Payment Date on which any Series of Notes is to be the subject of a Redemption, the Administrative Agent, on behalf of the Security Trustee, shall distribute the amounts in the applicable Redemption/Defeasance Account to the Holders of such Series of Notes as provided in the relevant Redemption Notice.

(e)                                  Payments by Wire Transfer.

All payments to be made pursuant to this Section 3.13 to Persons other than Noteholders shall be made through a direct transfer of funds to the applicable Person or Account.  All payments to Noteholders shall be governed by Section 2.05.

Section 3.14                                Allocation Rules.

(a)                                  Minimum and Scheduled Principal Payments.

(i)                                     If on any Payment Date on which the Available Collections Amount is to be distributed pursuant to Section 3.13(a) or (b), the Available Collections Amount is not sufficient to pay in full the Minimum Principal Payment Amounts payable in respect of all Series A Notes for such Payment Date, the Available Collections Amount will be applied to pay the Minimum Principal Payment Amounts to the various Series of Series A Notes in chronological order of priority (after payment in full of all Minimum Principal Payment Amounts calculated for all prior Payment Dates, as described in clause (iv) below)) based on the respective Issuance Dates of such Series of Series A Notes.  If two or more Series of the Series A Notes have the same Issuance Date, then the Minimum Principal Payment Amounts for such Series will be allocated among such Series on a pro rata basis, based on such Minimum Principal Payment Amounts.

(ii)                                  If on any Payment Date on which the Available Collections Amount is to be distributed pursuant to Section 3.13(a) or (b), the Available Collections Amount is not sufficient to pay in full the Scheduled Principal Payment Amounts payable in respect of all Series A Notes for such Payment Date, the Available Collections Amount will be applied to pay the Scheduled Principal Payment Amounts to the various Series of Series A Notes in chronological order of priority (after payment in full of all Scheduled Principal Payment Amounts calculated for all prior Payment Dates, as described in clause (v) of this Section 3.14(a)) based on the respective Issuance Dates of such Series of Series A Notes.  If two or more Series of the Series A Notes have the same Issuance Date, then the Scheduled Principal Payment Amounts for such Series will be allocated among such Series on a pro rata basis, based on such Scheduled Principal Payment Amounts.

(iii)                               If on any Payment Date on which the Available Collections Amount is to be distributed pursuant to Section 3.13(a) or (b), the Available Collections Amount is not sufficient to pay in full the Scheduled Principal Payment Amounts payable in respect of all Series B Notes for such Payment Date, the Available Collections Amount will be applied to pay the Scheduled Principal Payment Amounts to the various Series of Series B Notes in chronological order of priority (after payment in full of all Scheduled Principal Payment Amounts calculated for all prior Payment Dates, as described in clause (v) of this Section 3.14(a))) based on the respective Issuance Dates of such Series of Series B Notes.  If two or more Series of the Series B Notes have the same Issuance Date, then the Scheduled Principal Payment Amounts for such Series will be allocated among such Series on a pro rata basis, based on such Scheduled Principal Payment Amounts.

(iv)                              On each Payment Date on which the Available Collections Amount is to be distributed pursuant to Section 3.13(a) or (b), if there are any Minimum Principal Payment Amounts that were payable in respect of any Series A Notes on prior Payment Dates but that were not paid in full on such Payment Dates, the Available Collections Amount to be applied to pay Minimum Principal Payment Amounts on such Payment Date in accordance with Section 3.13 hereof will be applied first to pay all Minimum Principal Payment Amounts for all Series A Notes payable on each such prior Payment Date in chronological order before being applied to pay the Minimum Principal Payment Amounts on the Series A Notes payable on such Payment Date.  The Minimum Principal Payments that were payable on the Series A Notes on each prior Payment Date must be paid in full before the Available Collections Amount will be applied to the payment of any Minimum Principal Payment Amounts on the Series A Notes on any subsequent Payment Date.  The portion of the Available Collections Amount applied to the Minimum Principal Payment Amounts on the Series A Notes for each individual Payment Date will be allocated among such Minimum Principal Payment Amounts in accordance with the Series Allocation Rules.

(v)                                 On each Payment Date on which the Available Collections Amount is to be distributed pursuant to Section 3.13(a) or (b), if there are any Scheduled Principal Payment Amounts that were payable in respect of any Series A Notes or Series B Notes on prior Payment Dates but that were not paid in full on such Payment Dates, the Available Collections Amount to be applied to pay Scheduled Principal Payment Amounts on such Payment Date in accordance with Section 3.13 hereof will be applied first to pay all Scheduled Principal Payment Amounts for all Series A Notes or Series B Notes, as applicable, payable on each such prior Payment Date in chronological order before being applied to pay the Scheduled Principal Payment Amounts on the Series A Notes or Series B Notes, respectively, payable on such Payment Date.  The Scheduled Principal Payments that were payable on the Series A Notes and Series B Notes, as applicable, on each prior Payment Date must be paid in full before the Available Collections Amount will be applied to the payment of any Scheduled Principal Payment Amounts on the Series A Notes and Series B Notes, respectively, on any subsequent Payment Date.  The portion of the Available Collections Amount applied to the Scheduled Principal Payment Amounts on the Series A Notes and Series B Notes, as applicable, for each individual Payment Date will be allocated among such Scheduled Principal Payment Amounts in accordance with the Series Allocation Rules.

(b)                                 Supplemental Principal Payments.

(i)                                     On each Payment Date on which the Available Collections Amount is to be distributed pursuant to Section 3.13(a) or (b), in accordance with the priority of payments set forth in Section 3.13, WEST shall make a payment of the Series A Supplemental Principal Payment Amount then due and owing, first to each Series of Series A Warehouse Notes then Outstanding on a pro rata basis, in proportion to the then Outstanding Principal Balance of each such Series A Warehouse Notes, until the Series A Supplemental Principal Payment Amount has been fully allocated or the Outstanding Principal Balance of all Series A Warehouse Notes have been paid in full, and, second to all other Series A Notes then Outstanding on a pro rata basis, in proportion to the then Outstanding Principal Balance of such Series A Notes.

(ii)                                  On each Payment Date on which the Available Collections Amount is to be distributed pursuant to Section 3.13(a) or (b), in accordance with the priority of payments set forth in Section 3.13, WEST shall make a payment of the Series B Supplemental Principal Payment Amount then due and owing, if any, first to each Series of Series B Warehouse Notes then Outstanding on a pro rata basis, in proportion to the then Outstanding Principal Balance of each such Series B Warehouse Notes, until the Series B Supplemental Principal Payment Amount has been paid in full or the Outstanding Principal Balance of all Junior Warehouse Notes have been paid in full, and second to all other Series B Notes then Outstanding on a pro rata basis, in proportion to the then Outstanding Principal Balance of such Series B Notes.

(c)                                  The rules for allocation of Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts among Series having the same alphabetical designation set forth in Section 3.14(a) are referred to herein as the “Series Allocation Rules”.  The rules set forth in Section 3.14(b) for allocating the Series A Supplemental Principal Amounts and the Series B Supplemental Principal Amounts are referred to herein as the “Supplemental Payment Allocation Rules.”

Section 3.15                                Certain Redemptions.

(a)                                  Voluntary Redemptions.  If specified in the related Supplement and if no Default or Event of Default exists, WEST will have the option to prepay, in whole or in part, the Outstanding Principal Balance of such Series of Notes in an Optional Redemption, provided that (i) any Optional Redemption in whole or in part of Series A Warehouse Notes shall be subject to there also being an Optional Redemption in whole or in part of a proportionate Outstanding Principal Balance of all Series B Warehouse Notes, (ii) any Optional Redemption in whole or in part of the Series A1 Term Notes shall be subject to there also being an Optional Redemption in whole or in part of a proportionate

Outstanding Principal Balance of the Series B1 Warehouse Notes, (iii) any Optional Redemption in whole or in part of the Series B1 Term Notes shall be subject to there also being an Optional Redemption in whole or in part of a proportionate Outstanding Principal Balance of the Series B2 Warehouse Notes, (iv) if an Early Amortization Event is then continuing, any Optional Redemption in part shall be an Optional Redemption of all Series of Notes in the same proportionate part and (v) such Optional Redemption shall not result in a Default or Event of Default.

(b)                                 Acquisition Balance Redemptions.  Any Balance in the Engine Acquisition Account remaining at the end of a Delivery Period will be applied to the redemption of the Notes, allocated among the Series of Notes, the proceeds of which were originally deposited in the Engine Acquisition Account at the beginning of such Delivery Period (each such redemption, an “Acquisition Balance Redemption”).   Such balance will be allocated among such Series of Notes in proportion to the amounts of the proceeds of each such Series of Notes that were originally deposited in the Engine Acquisition Account.  The principal amount of the redemption of each such Series of Notes will be equal to the amount so allocated to each such Series of Notes, which will be applied to the redemption of the Series A Notes and Series B Notes in the manner provided below on the next Payment Date after the end of the Delivery Period.

(c)                                  Redemption for Taxation Purposes.  Subject to the provisions of Section 3.10 hereof, if, at any time,

(i)                                     WEST is, or on the next Payment Date will be, required to make any withholding or deduction under the laws or regulations of any applicable tax authority with respect to any payment on any Series of Notes; or

(ii)                                  WEST is, or will be, subject to any circumstance (whether by reason of any law, regulation, regulatory requirement or double-taxation convention, or the interpretation or application thereof, or otherwise) that has resulted or will result in the imposition of a tax (whether by direct assessment or by withholding at source) or other similar imposition by any jurisdiction which would (A) materially increase the cost to WEST of making payments in respect of any Series of Notes or of complying with its obligations under or in connection with any Series of Notes; (B) materially increase the operating or administrative expenses of WEST; or (C) otherwise obligate any WEST Group Member to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by WEST;

then WEST shall inform the Indenture Trustee in writing at such time of any such requirement or imposition and shall use its best efforts to avoid the effect of the same; subject to WEST obtaining the consent of the Control Party for each affected Series of Notes and a Rating Agency Confirmation with respect to any proposed action.  If, after using its best efforts to avoid the adverse effect described above, WEST or any of its Subsidiaries has not avoided such effects, WEST may, at its election, redeem the Notes to which such withholding or deduction applies on any Payment Date in whole at the Outstanding Principal Balance thereof plus accrued and unpaid interest but without premium on any Payment Date (a “Tax Redemption”).  However, any Tax Redemption may not occur more than thirty (30) days prior to such time as the requirement or imposition described in (i) or (ii) above is to become effective.  In the event of any Tax Redemption of part of a Series of Notes, such Tax Redemption shall be deemed an Optional

Redemption for purposes of calculating the adjustments in the Targeted Principal Balances on the Redemption Date and on subsequent Payment Dates in accordance with Section 3.18 hereof.

Section 3.16                                Procedure for Redemptions.

(a)                                  Method of Redemption.  In the case of any Redemption in whole (other than a Tax Redemption), WEST will deposit, or will cause to be deposited, in the Redemption/Defeasance Account an amount equal to the Redemption Price.  Once a Redemption Notice in respect of a Redemption in whole is published, each Series of Notes to which such Redemption Notice applies will become due and payable on the Redemption Date stated in such Redemption Notice at its Redemption Price.  All Notes which are redeemed will be surrendered to the Indenture Trustee for cancellation and accordingly may not be reissued or resold.

(b)                                 Deposit of Redemption Amount.  On or before any Redemption Date in respect of a Redemption under Section 3.15, WEST shall, to the extent an amount equal to the Redemption Price of the Notes to be redeemed and any transaction expenses as of the Redemption Date is not then held by WEST or on deposit in the Redemption/Defeasance Account, deposit or cause to be deposited such amount in the Redemption/Defeasance Account.

(c)                                  Notes Payable on Redemption Date.  After notice has been given under Section 3.16(d) hereof as to the Redemption Date in respect of any Redemption, the Outstanding Principal Balance of the Notes to be redeemed on such Redemption Date shall become due and payable at the Corporate Trust Office of the Indenture Trustee, and from and after such Redemption Date (unless there shall be a default in the payment of the applicable amount to be redeemed) such principal amount shall cease to bear interest.  Upon surrender of any Note for Redemption in accordance with such notice, the Redemption Price of such Note shall be paid as provided for in Section 3.13(d).  If any Note to be redeemed shall not be so paid upon surrender thereof for Redemption, the Outstanding Principal Balance thereof shall continue to bear interest from the Redemption Date until paid at the interest rate applicable to such Note.

(d)                                 Redemption Notice.  In respect of any Redemption of any Series of Notes to be made out of amounts available for such purposes, the Indenture Trustee will give a Redemption Notice to each holder of the Notes to be redeemed provided that the Indenture Trustee shall have determined in advance of giving any such Redemption Notice that funds are or will, on the Redemption Date, be available therefor.  Such Redemption Notice will be given at least twenty (20) days but not more than sixty (60) days before such Redemption Date, other than in the case of a Refinancing as to which such Redemption Notice shall be given at least five (5) days but not more than thirty (30) days before the Redemption Date, and other than in the case of an Acquisition Balance Redemption, as to which such Redemption Notice shall be included in the Monthly Report delivered for the applicable Payment Date. Each Redemption Notice will state (i) the applicable Redemption Date, (ii) the Indenture Trustee’s arrangements for making payments due on the Redemption Date, (iii) the Redemption Price of the Notes to be redeemed, (iv) for an Optional Redemption in whole of any Series, that Notes to be redeemed must be surrendered (which action may be taken by any holder of the Notes or its authorized agent) to the Indenture Trustee to collect the Redemption Price on such Notes and (v) that, unless WEST defaults in the payment of the Redemption Price, if any, interest on Notes called for Redemption will cease to accrue on and after the Redemption Date.

Section 3.17                                Collections Loans.

If permitted under the related Supplement for any Series A Warehouse Notes or Series B Warehouse Notes, WEST may direct the Indenture Trustee, in writing, to deposit the proceeds of a Collections Loan in respect of such Warehouse Notes in the Collections Account for inclusion in the Available Collections Amount on any Payment Date, subject to satisfaction of the conditions under each such Supplement for such a Collections Loan.

Section 3.18                                Adjustments in Targeted Principal Balances.

(a)                                  Engine Dispositions.

(i) If Available Sales Proceeds have been included in the Available Collections Amount on any Payment Date, then the Minimum Targeted Principal Balances of each Series of the Series A Notes for such Payment Date and for all subsequent Payment Dates will be equal to the product of (a) the related Series A Minimum Adjustment Fraction for such Series of Series A Notes as of each such Payment Date and (b) the original Minimum Targeted Principal Balances of such Series of Series A Notes for each such Payment Date.

(ii) If Available Sales Proceeds have been included in the Available Collections Amount on any Payment Date, then the Scheduled Targeted Principal Balances of each Series of the Series A Notes for such Payment Date and for all subsequent Payment Dates will be equal to the product of (a) the related Series A Scheduled Adjustment Fraction for such Series of Series A Notes as of each such Payment Date and (b) the original Scheduled Targeted Principal Balances of such Series of Series A Notes for each such Payment Date.

(iii) If Available Sales Proceeds have been included in the Available Collections Amount on any Payment Date, then the Scheduled Targeted Principal Balances of each Series of the Series B Notes for such Payment Date and for all subsequent Payment Dates will be equal to the product of (a) the related Series B Scheduled Adjustment Fraction for such Series of Series B Notes as of each such Payment Date and (b) the original Scheduled Targeted Principal Balances of such Series of Series B Notes for each such Payment Date.

(b)                                 Optional Redemption.  In connection with any Optional Redemption in part and any Acquisition Balance Redemption, the Minimum Targeted Principal Balance on the Redemption Date will be reduced by the Allocable Minimum Principal Amount for each Series on such Redemption Date, and the Minimum Targeted Principal Balances on all succeeding Payment Dates shall be reduced by the amount of such Optional Redemption or Acquisition Balance Redemption minus the Allocable Minimum Principal Payment Amount, allocated pro rata among such Payment Dates.  In addition, the Scheduled Targeted Principal Balance on the Redemption Date will be reduced by the Allocable Scheduled Principal Amount for each Series on such Payment Date, and the Scheduled Targeted Principal Balances on all succeeding Payment Dates shall be reduced by the amount of such Optional Redemption or Acquisition

Balance Redemption minus the Allocable Scheduled Principal Payment Amount, allocated pro rata among such Payment Dates.

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.01                                Events of Default.

Each of the following events shall constitute an “Event of Default” hereunder, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

(a)                                  failure to pay interest on any Series of Notes (other than Conversion Step-Up Interest, Additional Interest or Supplemental Interest), in each case when such amount becomes due and payable, and such default continues for a period of three (3) or more Business Days;

(b)                                 failure to pay principal when due on any Series of Notes either on or prior to the applicable Final Maturity Date;

(c)                                  failure to pay any amount (other than a payment default for which provision is made in clause (a) or (b) of this Section 4.01) when due and payable in connection with any Series of Notes, to the extent that there are, on any Payment Date, amounts available in the Collections Account or the Junior Restricted Cash Account or Senior Restricted Cash Account therefor, and such default continues for a period of three (3) or more Business Days;

(d)                                 (i) failure by WEST or any other WEST Group Member to comply with the insurance covenant set forth in Section 5.04(h) hereof which failure continues unremedied for a period of thirty (30) days or more or (ii) failure by WEST or any other WEST Group Member to comply with any of the other covenants, obligations, conditions or provisions binding on it under this Indenture, the Security Trust Agreement, any of the Notes or any other Related Document (other than a failure to comply described in clause (i) or a payment default for which provision is made in clause (a), (b) or (c) of this Section 4.01), if any such failure described in this clause (ii) materially adversely affects the Holders of a Series of Notes and continues for a period of thirty (30) days or more after written notice thereof has been given to WEST (or, if such failure is capable of remedy and the Administrative Agent has promptly provided the Indenture Trustee with a certificate stating that WEST or any other WEST Group Member has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such failure or breach, so long as such Person is diligently pursuing such remedy but in any event no longer than sixty (60) days);

(e)                                  any representation or warranty made by WEST or any other WEST Group Member under this Indenture, the Security Trust Agreement or any Related Document or certificate shall prove to be untrue or incorrect in any material respect when made, and such untruth or incorrectness shall continue unremedied for a period of thirty (30) days or more after written notice thereof has been given to WEST (or, if such untruth or incorrectness is capable of remedy and the Administrative Agent has promptly provided the Indenture Trustee with a certificate stating that WEST or any other WEST Group Member has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such untruth or incorrectness, so long as such Person is diligently pursuing such remedy but in any event no longer than sixty (60) days);

(f)                                    a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of WEST or any Engine Subsidiary under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect; (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of WEST or any Engine Subsidiary; or (iii) the winding up or liquidation of the affairs of WEST or any Engine Subsidiary and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within sixty (60) days from entry thereof;

(g)                                 WEST or any Engine Subsidiary (i) commences a voluntary case under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any involuntary case under any such law; (ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of WEST or any Engine Subsidiary or for all or substantially all of the property and assets of WEST or any Engine Subsidiary; or (iii) effects any general assignment for the benefit of creditors, admits in writing its inability to pay its debts generally as they come due, voluntarily suspends payment of its obligations or becomes insolvent;

(h)                                 a judgment or order for the payment of money in excess of 5% of the Maximum Borrowing Base shall be rendered against WEST or any other WEST Group Member and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 4.01(h) if and for so long as (x) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (y) such insurer, which shall be rated at least “A” by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;

(i)                                     on any Payment Date, the then Aggregate Note Principal Balance (determined after giving effect to all principal payments made on such date) exceeds an amount equal to the product of (i) one hundred twenty percent (120%) and (ii) the Maximum Borrowing Base on such Payment Date; or

(j)                                     WEST or any other WEST Group Member shall have asserted that the Indenture, the Security Trust Agreement or any of the Related Documents to which it is a party is not valid and binding on the parties thereto or any court, governmental authority or agency having jurisdiction over any of the parties to such agreements shall find or rule that any material provision of any of such agreements is not valid or binding on the parties thereto; and

(k)                                  a Requisite Majority shall have elected to remove the Servicer as a result of a Servicer Termination Event, and a replacement Servicer shall not have assumed the duties of the Servicer within ninety (90) days after the date of such election by such Requisite Majority.

Section 4.02                                Remedies Upon Event of Default.

(a)                                  Upon the occurrence of an Event of Default of the type described in Section 4.01(f) or 4.01(g), the Outstanding Principal Balance of, and accrued interest on, all Series of Notes, together with all other amounts then due and owing to the Noteholders, shall become immediately due and payable without further action by any Person.  If any other Event of Default with respect to the Senior Series occurs and is continuing, then the Indenture Trustee, acting at the direction of the Control Parties representing a majority of the Outstanding Principal Balance of all Senior Series may declare the principal of and accrued interest on all Notes of all Series then Outstanding to be due and payable immediately, by written notice to WEST and the Servicer (a “Default Notice”), and upon any such declaration such principal and accrued interest shall become immediately due and payable.  At any time after the Indenture Trustee has declared the Outstanding Principal Balance of the Notes to be due and payable and prior to the exercise of any other remedies pursuant to the Indenture, the Control Parties representing a majority of the Outstanding Principal Balance of all Senior Series, by written notice to WEST, the Administrative Agent and the Indenture Trustee may, except in the case of (i) a default in the deposit or distribution of any payment required to be made on the Notes of such Series, (ii) a payment default on such Series of Notes or (iii) a default in respect to any covenant or provision of the Indenture that cannot by the terms thereof be modified or amended without the consent of each Noteholder affected thereby, rescind and annul such declaration and thereby annul its consequences if, (1) there has been paid to or deposited with the Security Trustee an amount sufficient to pay all overdue installments of interest on the Notes, and the principal of and premium, if any, on the Notes that would have become due otherwise than by such declaration of acceleration, (2) the rescission would not conflict with any judgment or decree, and (3) all other defaults and Events of Default, other than nonpayment of interest and principal on the Notes that have become due solely because of such acceleration, have been cured or waived.

(b)                                 If an Event of Default shall occur and be continuing, the Indenture Trustee shall, if instructed, in writing, by the Control Parties representing a majority of the Outstanding Principal Balance of all Senior Series, do any of the following, provided that the Indenture Trustee shall dispose of the Engines or the Stock of the WEST Subsidiaries only if it has received a Collateral Liquidation Notice, and subject to such Control Parties giving such directions in a commercially reasonable manner:

(i)                                     Institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the Notes of all Series or under this Indenture or the related Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and any other assets of WEST any moneys adjudged due;

(ii)                                  Subject to the quiet enjoyment rights of any Lessee of an Engine, direct the Security Trustee to sell, hold or lease the Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law; provided that, the Indenture Trustee shall incur no liability as a result of the sale of the Collateral or any part thereof at any sale pursuant to this Section 4.02 and the Security Trust Agreement conducted in a commercially reasonable manner, and each of WEST and the other WEST Group Members hereby waives any claims against the Indenture Trustee or the Security Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such sale was less than the price that might have been obtained, even if the Indenture Trustee directs the Security Trustee to accept the first offer received and does not require the Security Trustee to offer the Collateral to more than one offeree.

(iii)                               Direct the Security Trustee to institute any Proceedings from time to time for the complete or partial foreclosure of the Encumbrance created by this Indenture, the Security Trust Agreement and the Engine Mortgages with respect to the Collateral;

(iv)                              Institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;

(v)                                 Direct the Security Trustee to exercise any remedies of a secured party under the Uniform Commercial Code or any Applicable Law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders under the Indenture and the Security Trust Agreement; and

(vi)                              Appoint a receiver or a manager over WEST or its assets.

(c)                                  If the Notes of all Series have been declared due and payable following an Event of Default, any money collected by the Indenture Trustee pursuant to this Indenture or otherwise, and any moneys that may then be held or thereafter received by the Indenture Trustee, shall be applied to the extent permitted by law in the following order, at the date or dates fixed by the Indenture Trustee;

(i)                                     First, to the payment of all costs and expenses of collection incurred by the Indenture Trustee and the Security Trustee (including the reasonable fees and expenses of any counsel to the Indenture Trustee and the Security Trustee), and all other amounts due the Indenture Trustee and the Security Trustee under this Indenture; and

(ii)                                  Second, as set forth in Section 3.13(c) hereof.

(d)                                 Notwithstanding Sections 4.01, 4.02 and 4.11 hereof, after the occurrence and during the continuation of an Event of Default, no Holders of any Series B Notes shall be permitted to give or direct the giving of a Default Notice, or to exercise any remedy in respect of such Event of Default until all interest and principal and premium, if any, on the Series A Notes shall have been paid in full.

(e)                                  The Indenture Trustee shall provide each Rating Agency with a copy of any Default Notice it receives pursuant to this Indenture.  Within thirty (30) days after the occurrence of an Event of Default in respect of any Series of Notes, the Indenture Trustee shall give notice to the Noteholders of such Series of Notes, transmitted by mail, of all uncured or unwaived Defaults actually known to a Responsible Officer of the Indenture Trustee on such date; provided that the Indenture Trustee may withhold such notice with respect to a Default (other than a payment default with respect to interest, principal or premium, if any) if it determines in good faith that withholding such notice is in the interest of the affected Noteholders.

Section 4.03                                Limitation on Suits.

Without limiting the provisions of Section 4.11, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Security Trust Agreement or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                  such Holder holds Series A Notes and has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b)                                 the Holders (not affiliated with any WEST Group Member) of at least 25% of the aggregate Outstanding Principal Balance of the Series A Notes make a written request to the Indenture Trustee to pursue a remedy hereunder;

(c)                                  such Holder or Holders offer to the Indenture Trustee an indemnity reasonably satisfactory to the Indenture Trustee against any costs, expenses and liabilities to be incurred in complying with such request;

(d)                                 the Indenture Trustee does not comply with such request within sixty (60) days after receipt of the request and the offer of indemnity; and

(e)                                  during such sixty (60)-day period, Control Parties representing a majority of the Outstanding Principal Balance of all Senior Series do not give the Indenture Trustee a Direction inconsistent with such request.

No one or more Noteholders may use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain or seek to obtain any preference or priority not otherwise created by this Indenture and the terms of the Notes over any other Holder or to enforce any right under this Indenture, except in the manner herein provided.

Section 4.04                                Waiver of Existing Defaults.

(a)                                  The Indenture Trustee acting at the direction of the Control Parties representing a majority of the Outstanding Principal Balance of all Senior Series may waive any existing Default hereunder and its consequences, except a Default: (i) in the deposit or distribution of any payment required to be made on any Notes, (ii) in the payment of the interest, principal, and premium, if any, on any Note or (iii) in respect of a covenant or provision hereof which under Article X hereof cannot be modified or amended without the consent of the Holder of each Note affected thereby.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Each such notice of waiver shall also be notified to each Rating Agency.

(b)                                 Any written waiver of a Default or an Event of Default given by Holders of the Notes to the Indenture Trustee and WEST in accordance with the terms of this Indenture shall be binding upon the Indenture Trustee and the other parties hereto.  Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

Section 4.05                                Restoration of Rights and Remedies.

If the Indenture Trustee or any Holder of Series A Notes has instituted any proceeding to enforce any right or remedy under this Indenture, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or such Holder, then in every such case WEST, the Indenture Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such proceeding has been instituted.

Section 4.06                                Remedies Cumulative.

Each and every right, power and remedy herein given to the Indenture Trustee (or the Control Parties or the Requisite Majority) specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee (or the Control Parties or the Requisite Majority), and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.  No delay or omission by the Indenture Trustee (or the Control Parties or the Requisite Majority) in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of WEST or to be an acquiescence.

Section 4.07                                Authority of Courts Not Required.

The parties hereto agree that, to the greatest extent permitted by law, the Indenture Trustee shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Indenture, and the parties hereby waive any such requirement to the greatest extent permitted by law.

Section 4.08           Rights of Noteholders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of interest on, principal of, or premium, if any, on its Note on or after the respective due dates therefor expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

Section 4.09           Indenture Trustee May File Proofs of Claim.

The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of any Noteholder allowed in any judicial proceedings relating to any obligor on the Notes, its creditors or its property.

Section 4.10           Undertaking for Costs.

All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Indenture Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant.  This Section 4.10 does not apply to a suit instituted by the Indenture Trustee, a suit instituted by any Noteholder for the enforcement of the payment of interest, principal, or premium, if any, on his Note on or after the respective due dates expressed in such Note, or a suit by a Noteholder or Noteholders of more than 10% of the Outstanding Principal Balance of any Series of the Notes.

Section 4.11           Control by Noteholders.

Subject to Sections 4.01 and 4.03 hereof and to the rights of the Control Party hereunder, the Noteholders holding Notes of any Series of not less than 25% of the Outstanding Principal Balance of Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee under this Indenture; provided that, for such Series:

(a)           such direction shall not be in conflict with any rule of law or with this Indenture and would not involve the Indenture Trustee in personal liability or expense;

(b)           the Indenture Trustee shall not determine that the action so directed would be unjustly prejudicial to the Noteholders of such Series not taking part in such direction, and

(c)           the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

Section 4.12           Purchase Rights of the Series B Noteholders.

Upon the occurrence of an Event of Default, whether or not the Control Parties for the Senior Series have delivered a Collateral Liquidation Notice, one or more of the Holders of the Series B Notes (each, a “Series A Note Purchaser”) may elect to purchase all, but not less than all, of the Series A Notes, for a purchase price equal to the Outstanding Principal Balance of the Series A Notes and all accrued and unpaid interest and premium thereon, if any.  Such right shall be exercised by giving the Indenture Trustee written notice of the intent to purchase the Series A Notes (a “Purchase Option Notice”) and the date on which such purchase is to be consummated (the “Series A Note Purchase Date”), which shall be not less than ten (10) Business Days nor more than twenty (20) Business Days after the date of the Purchase Option Notice.  If there is more than one Series A Note Purchaser, the Series A Notes shall be allocated between or among the Series A Note Purchasers in proportion to the Outstanding Principal Balance of their Series B Notes or on such other basis as such Holders of Series B Notes may agree, and the Series A Note Purchase Date shall be the date specified in the related Purchase Option Notice delivered by such Series A Note Purchasers.  The Indenture Trustee shall promptly deliver a copy of each Purchase Option Notice to the Holders of the Series A Notes, WEST, the Servicer and the Administrative Agent.  On the date specified in the Purchase Option Notice, the Series A Noteholders shall transfer the Series A Notes to the Series A Note Purchasers upon the tender to them of the purchase price described in this Section 4.12(a).   If any Series A Note Purchaser fails to consummate the purchase of the Series A Notes, such Holder shall be deemed to have irrevocably waived its rights to purchase the Series A Notes, and, if there are multiple Series A Note Purchasers, the remaining Series A Note Purchasers must tender the purchase price allocable to the portion of the Series A Notes allocable to such defaulting Series A Note Purchaser, in such manner as they shall agree, or all such Series A Notes Purchasers shall be deemed to have cancelled the purchase of the Series A Notes pursuant to such Purchase Option Notice.  The non-defaulting Series A Note Purchasers may elect to defer the Series A Note Purchase Date by not more than three (3) Business Days for purposes of arranging such tender.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.01           Representations and Warranties.

WEST represents and warrants to the Indenture Trustee as of the Initial Closing Date and each other Closing Date thereafter as follows:

(a)           Due Organization.

WEST is a statutory trust created under the laws of Delaware, and each WEST Group Member is a statutory trust duly created, a corporation duly incorporated or a limited liability company duly formed, in its respective jurisdiction of creation, incorporation or formation, as the case may be, in each case with full power and authority to conduct its business; and none of WEST or any other WEST Group Member is in liquidation, bankruptcy or suspension of payments.

(b)           Special Purpose Status.

WEST has not engaged in any activities since its organization (other than those incidental to its organization and other appropriate trust steps and arrangements for the payment of fees to, and director’s and officer’s insurance for, the Controlling Trustees, the execution of the Related Documents to which it is a party and the activities referred to in or contemplated by such agreements).

(c)           Non-Contravention.

The transfer by Willis of its ownership interest in WEST Funding to WEST pursuant to the Asset Transfer Agreement, the other transactions contemplated by the Asset Transfer Agreement, the creation of the Initial Notes and the issuance, execution and delivery of, and the compliance by WEST and each WEST Group Member with the terms of each of the Related Documents and the Initial Notes:

(i)            do not at the Closing Date conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the constitutional documents of WEST or the constitutional documents of any WEST Group Member or with any existing law, rule or regulation applying to or affecting WEST or any WEST Group Member or any judgment, order or decree of any government, governmental body or court having jurisdiction over WEST or any WEST Group Member; and

(ii)           do not at the Closing Date infringe the terms of, or constitute a default under, any deed, indenture, agreement or other instrument or obligation to which WEST or any WEST Group Member is a party or by which any of them or any part of their undertaking, assets, property or revenues are bound.

(d)           Due Authorization.

The transfer by Willis of its ownership interest in WEST Funding to WEST pursuant to the Asset Transfer Agreement, the other transactions contemplated by the Asset Transfer Agreement, the creation, execution and issuance of the Initial Notes, the execution and issue or delivery by WEST and each WEST Group Member of the Related Documents executed by it and the performance by each of them of their obligations to be assumed hereunder and thereunder and the arrangements contemplated hereby and thereby to be performed by each of them have been duly authorized by each of them.

(e)           Validity and Enforceability.

This Indenture constitutes, and the Related Documents, when executed and delivered and, in the case of the Initial Notes, when issued and authenticated, will constitute valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights or claims or to laws of prescription or the concepts of materiality, reasonableness, good faith and fair dealing) enforceable obligations of WEST and each WEST Group Member executing the same.

(f)            No Event of Default or Early Amortization Event.

No Event of Default or Early Amortization Event has occurred and is continuing and no event has occurred that with the passage of time or notice or both would become an Event of Default or Early Amortization Event.

(g)           No Encumbrances.

Subject to the Security Interests created in favor of the Security Trustee and except for Permitted Encumbrances, there exists no Encumbrance over the assets or undertaking of WEST or any WEST Group Member which ranks prior to or pari passu with the obligation to make payments on the Initial Notes.

(h)           No Consents.

All consents, approvals, authorizations or other orders of all regulatory authorities required (excluding any required by the other parties to the Related Documents) for or in connection with the execution and performance of the Related Documents by WEST and each WEST Group Member and the issuance and performance of the Initial Notes and the offering of the Initial Notes by WEST (other than any such consents, approvals, authorizations or other orders that may be required in acquiring any Remaining Engines, including consents and assignments) have been obtained and are in full force and effect and not contingent upon fulfillment of any condition.

(i)            No Litigation.

There is no claim, action, suit, investigation or proceeding pending against, or to the knowledge of WEST, threatened against or affecting, WEST or any WEST Group Member before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Indenture (including the Exhibits and Schedules attached hereto) and/or the Related Documents.

(j)            Employees, Subsidiaries.

WEST and each WEST Group Member has no employees.  Set forth in Schedule 1, Schedule 2 and Schedule 3 hereto is a true and complete lists, as of the date hereof, of all WEST Subsidiaries, together with their jurisdictions of organization.

(k)           Ownership.

WEST or a WEST Subsidiary is the beneficial owner of the Collateral free from all Encumbrances and claims whatsoever other than Permitted Encumbrances.

(l)            No Filings.

Under the laws of Delaware and New York (including U.S. federal law) in force at the date hereof, it is not necessary or desirable that this Indenture or any Related

Document to which a WEST Group Member is a party (other than evidences of the Security Interests) be filed, recorded or enrolled (other than the filing of the Trust Agreement in Delaware and of the Engine Mortgages with the FAA) with any court or other authority in any such jurisdictions or that any stamp, registration or similar tax be paid on or in relation to this Indenture or any of the other Related Documents in all material respects (other than filings of UCC financing statements and the various consents and agreements pursuant to the Security Trust Agreement).

(m)          Other Representations.

The representations and warranties made by WEST and each WEST Group Member in any of the other Related Documents are true and accurate as of the date made.

(n)           Other Regulations.  WEST is not: (i) a “public utility company” or a “holding company,” or an “affiliate” or a “subsidiary company” of a “holding company,” or an “affiliate” of such a “subsidiary company,” as such terms are defined in the Public Utility Holding Company Act of 1936, as amended, or (ii) an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 5.02           General Covenants.

WEST covenants with the Indenture Trustee as follows:

(a)           No Release of Obligations.

WEST will not take, or knowingly permit any WEST Group Member to take, any action which would amend, terminate (other than any termination in connection with the replacement of such agreement on terms substantially no less favorable to WEST than the agreement being terminated) or discharge or prejudice the validity or effectiveness of this Indenture (other than as permitted herein) or any other Related Document or permit any party to any such document to be released from such obligations, except that; in each case, as permitted or contemplated by the terms of such documents, and provided that such actions may be taken or permitted such release may be permitted if WEST will have first obtained a Trustee Resolution determining that such action, permitted action or release does not materially affect the interests of the Noteholders and prior notice has been provided to the Rating Agencies; and provided further that, in any case, (i) WEST will not take any action which would result in any amendment or modification to any conflicts standard or duty of care in such agreements and (ii) there must be at all times an Administrative Agent and a Servicer with respect to all Engines.

(b)           Encumbrances.

WEST will not, and will not permit any WEST Group Member to, create, incur, assume or suffer to exist any Encumbrance other than: (i) any Permitted Encumbrance,  and (ii) any other Encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by any WEST Group Member (and the proceedings related to such Encumbrance or the continued existence of such Encumbrance does not give rise to any reasonable likelihood of the sale, forfeiture or loss of the asset affected by such Encumbrance)

and for which such WEST Group Member maintains adequate cash reserves to pay such Encumbrance.

(c)           Indebtedness.

WEST will not, and will not permit any WEST Group Member to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, whether present or future, Indebtedness, other than:

(i)            Indebtedness in respect of any Series of Notes issued in accordance with the terms of this Indenture;

(ii)           Unsecured Indebtedness to each Seller of Engines under any Acquisition Agreement and any related lease assignment and assumption agreement and the documents related thereto;

(iii)          Indebtedness under currency and interest rate exchange transactions described in Section 5.02(f)(iv), upon such terms and conditions as the Controlling Trustees see fit and within limits and with providers meeting the requirements of this Indenture;

(iv)          Indebtedness under intercompany loans or any agreement between WEST or any of the WEST Group Members (each, an “Intercompany Loan”); provided that the Indenture Trustee shall have received a subordination agreement in form and substance satisfactory to the Indenture Trustee, including pursuant to the Security Trust Agreement.

(d)           Restricted Payments.

WEST will not, and will not permit any other WEST Group Member to, (i) declare or pay any dividend or make any distribution on its Stock held by Persons other than any WEST Group Member; provided that, so long as no Event of Default shall have occurred and be continuing and to the extent there are available funds therefor in the Collections Account on the applicable Payment Date, WEST may make payments on the Beneficial Interest Certificates to the extent of the aggregate amount of distributions made to WEST pursuant to Section 3.13 hereof or any Supplement relating to a Series of Notes; (ii) purchase, redeem, retire or otherwise acquire for value any Beneficial Interest in WEST or any shares of Stock in any WEST Group Member held by or on behalf of Persons other than any WEST Group Member or any Permitted Holder; (iii) make any interest, principal or premium, if any, payment on the Notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of Indebtedness of WEST or any other WEST Group Member that is not owed to a Person other than any WEST Group Member other than in accordance with the Notes and this Indenture or the Related Documents; provided that WEST may repurchase, defease or otherwise acquire or retire any of the Notes from a source other than from Collections (other than that portion of Collections that would otherwise be distributable to WEST in accordance with Section 3.13 hereof) so long as any additional Series of Notes of WEST issued in connection with such transactions have been issued in accordance with the terms of this Indenture; or (iv) make any investments, other than Permitted Investments and investments permitted under Section 5.02(f) hereof.

The term “investment” for purposes of the above restriction shall mean any loan or advance to a Person, any purchase or other acquisition of any Stock or Indebtedness of such Person, any capital contribution to such Person or any other investment in such Person.

(e)           Limitation on Dividends and Other Payments.

WEST will not, and will not permit any WEST Group Member to, create or otherwise suffer to exist any consensual limitation or restriction of any kind on the ability of WEST or any WEST Group Member to (i) declare or pay dividends or make any other distributions permitted by Applicable Law, or purchase, redeem or otherwise acquire for value, any Beneficial Interest in WEST or the Stock of any such WEST Group Member, as the case may be; (ii) pay any Indebtedness owed to WEST or such WEST Group Member; (iii) make loans or advances to WEST or such WEST Group Member; or (iv) transfer any of its property or assets to WEST or any other WEST Group Member.

(f)            Business Activities.

WEST will not, and will not permit any WEST Group Member to, engage in any business or activity other than:

(i)            purchasing or otherwise acquiring (subject to the limitations on acquisitions of Engines described below), owning, holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and (subject to the limitations on sales of Engines described below) selling or otherwise disposing of the Engines (or related Engine Interests) and entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding or permitting any WEST Subsidiary to accept, exchange or hold promissory notes, contingent payment obligations or equity interests of Lessees or their Affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent of such Lessees or their respective Affiliates in the ordinary course of business (an “Allowed Restructuring”);

(ii)           providing loans to, and guaranteeing or otherwise supporting the obligations and liabilities of any WEST Group Member;

(iii)          financing or refinancing the business activities described in clause (i) of this Section 5.02(f) through the offer, sale and issuance of one or more Series of Notes (subject to the limitations of this Indenture) and any other securities of WEST, upon such terms and conditions as the Controlling Trustees see fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by any WEST Group Member;

(iv)          engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of the property or assets of WEST or any WEST Group Member, upon such terms and conditions as the Controlling Trustees see fit and within limits and with providers specified in this Indenture, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps and any other currency, interest rate and other similar hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing, but in any event not for speculative purposes;

(v)           (A) subject to the other limitations of this Indenture, establishing, promoting and aiding in promoting, constituting, forming or organizing companies, trusts, syndicates, partnerships or other entities of all kinds in any part of the world for the purposes set forth in clause (i) of this Section 5.02(f), (B) acquiring, holding and disposing of shares, securities and other interests in any such trust, company, syndicate, partnership or other entity and (C) disposing of shares, securities and other interests in, or causing the dissolution of, any WEST Group Member; provided that any such disposition which results in the disposition of an Engine meets the requirements for a Permitted Engine Disposition;

(vi)          purchasing, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which WEST or any WEST Group Member determines to be necessary or appropriate to comply with this Indenture and to pay the premiums thereon; and

(vii)         taking any action that is incidental to, or necessary to effect, any of the actions or activities set forth above.

(g)           Limitation on Consolidation, Merger and Transfer of Assets.

WEST will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other Person, or permit any other Person to merge with or into WEST (any such consolidation, merge sale or disposition, a “Merger Transaction”), unless:

(i)            the resulting entity is a special purpose entity, the charter of which is substantially similar to the Trust Agreement, and, after such Merger Transaction, payments from such resulting entity to the Noteholders do not give rise to any withholding tax payments less favorable to the Noteholders than the amount of any withholding tax payments which would have been required had such Merger Transaction not occurred and such entity is not subject to taxation as a corporation or an association or a publicly traded partnership taxable as a corporation;

(ii)           (A) such Merger Transaction has been unanimously approved by the Controlling Trustees and (B) the surviving successor or transferee entity shall expressly assume all of the obligations of WEST under this Indenture, the Notes and each other Related Document to which WEST is then a party (with, in the case of a transfer only, WEST thereupon being released);

(iii)          both before, and immediately after giving effect to such Merger Transaction, no Concentration Violation, Senior Borrowing Base Deficiency, Junior Asset Base Deficiency, Maximum Borrowing Base Deficiency, Event of Default or Early Amortization Event shall have occurred and be continuing;

(iv)          each of (A) a Rating Agency Confirmation and (B) the Consent of the Control Party for each Series of Series B Notes has been obtained with respect to such Merger Transaction; and

(v)           for U.S. Federal income tax purposes, such Merger Transaction does not result in the recognition of gain or loss by any Noteholder; and

(vi)          WEST delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such Merger Transaction complies with the above criteria and, if applicable, Section 5.03(a) hereof and that all conditions precedent provided for herein relating to such transaction have been complied with;

(h)           Limitation on Transactions with Affiliates.

WEST will not, and will not permit any WEST Group Member to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of WEST or any WEST Group Member, except upon fair and reasonable terms no less favorable to WEST or such WEST Group Member than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate, provided, that the foregoing restriction does not limit or apply to the following:

(i)            any transaction in connection with the establishment of WEST, its acquisition of WEST Funding and the Initial Engines (or related Engine Trusts) or pursuant to the terms of the Related Documents;

(ii)           any transaction within and among WEST or any WEST Group Member; provided that no such transaction, other than among WEST and any WEST Group Member, shall be consummated if such transaction would materially adversely affect the Noteholders;

(iii)          the payment of reasonable and customary regular fees to, and the provision of reasonable and customary liability insurance in respect of, the Controlling Trustees;

(iv)          any payments on or with respect to the Notes or the Beneficial Interest Certificates in accordance with Section 3.13 of  this Indenture and the Trust Agreement;

(v)           any acquisition of Additional Engines or any Permitted Engine Acquisition complying with Section 5.03(b) hereof;

(vi)          any payments of the types referred to in clause (i) or (ii) of Section 5.02(d) hereof and not prohibited thereunder; or

(vii)         sale of Engines or any WEST Subsidiary as part of a single transaction providing for the redemption or defeasance of the Notes in accordance with the terms of this Indenture.

(i)            Limitation on the Issuance, Delivery and Sale of Equity Interests.

Except as expressly permitted by the Trust Agreement, WEST will not (i) issue, deliver or sell any Stock or (ii) sell, or permit any WEST Group Member, directly or indirectly, to issue, deliver or sell, any Stock (in each case, however designated, whether voting or non-voting, other than the Beneficial Interests in WEST existing on the Closing Date), except for the following:

(i)            the issuances, sale, delivery, transfer or pledge of Stock of any WEST Group Member to or for the benefit of any WEST Group Member;

(ii)           issuances or sales of any Additional Certificates the proceeds of which are applied to finance Permitted Engine Acquisitions or to fund Discretionary Engine Modifications, as the case may be;

(iii)          issuances or sales of shares of Stock of any foreign WEST Group Member to nationals in the jurisdiction of incorporation or organization of such WEST Subsidiary, as the case may be, to the extent required by Applicable Law or necessary in the determination of the Controlling Trustees to avoid adverse tax consequences or to facilitate the registration or leasing of Engines (any such holder, a “Permitted Holder”);

(iv)          the pledge of the Stock in WEST Group Members pursuant to the Security Trust Agreement;

(v)           the sale of any Stock of any WEST Group Member in order to effect the sale of all Engines owned by such WEST Group Member in a Permitted Engine Disposition; and

(vi)          the issuance of Additional Certificates to the holders of the Beneficial Interest Certificates (or their nominees) to the extent such holders of the Beneficial Interest Certificates provide funds to WEST with which to effect a redemption or discharge of the Notes upon any acceleration of the Notes.

(vii)         Notwithstanding the foregoing, no issuance, delivery, sale, transfer or other disposition of any equity interest in WEST or any WEST Group Member will be effective, and any such issuance, delivery, sale transfer or other disposition will be void ab initio, if it would result in WEST or such WEST Group Member being classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

(j)            Bankruptcy and Insolvency.

WEST will promptly provide the Indenture Trustee and the Rating Agencies with written notice of the institution of any proceeding by or against WEST or any other WEST Group Member, as the case may be, seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for either or for any substantial part of their property.  WEST will not take any action to waive, repeal, amend, vary, supplement or otherwise modify its charter documents or any provision of the Trust Agreement or permit any WEST Group Member to do so to any of its charter documents that would adversely affect the rights, privileges or preferences of any Noteholder, as evidenced by a unanimous written resolution of the Controlling Trustees and the Independent Controlling Trustee and a Rating Agency Confirmation.  WEST will not, without an affirmative unanimous written resolution of the Controlling Trustees and the Independent Controlling Trustee and a Rating Agency Confirmation, take any action to waive, repeal, amend, vary, supplement or otherwise modify the provision of the Trust Agreement which requires a unanimous resolution of the Controlling Trustees and the Independent Controlling Trustee, or limits the actions of Beneficial Interest holders, with respect to voluntary insolvency proceedings or consents to involuntary insolvency proceedings.

(k)           Payment of Principal, Premium, if any, and Interest.

WEST will duly and punctually pay the principal, premium, if any, and interest on the Notes in accordance with the terms of this Indenture and the applicable Supplement and Notes.

(l)            Limitation on Employees.

WEST will not, and will not permit any WEST Group Member to, employ or maintain any employees other than as required by any provisions of local law.  Trustees and directors shall not be deemed to be employees for purposes of this Section 5.02(l).

(m)          Hedging Agreement.  (i) WEST will maintain, directly or through one or more WEST Group Members, one or more Interest Rate Hedge Agreements and will use commercially reasonable efforts to maintain such Interest Rate Hedge Agreements in an aggregate notional balance that is not less than the Minimum Required Hedge Amount nor more than the Maximum Required Hedge Amount, and that will obligate WEST or the applicable Eligible Hedge Counterparty to make a Periodic Hedge Payment on each Payment Date.  Any Hedge Payments from an Eligible Hedge Counterparty (including Hedge Termination Payments) shall be deposited by WEST directly into the Collections Account, and any Hedge Payment due from WEST (including Hedge Termination Payments) will be made to the extent of the Available Collections Amount as provided in Section 3.13.

(ii)  WEST will maintain, directly or through one or more WEST Group Members, Currency Hedge Agreements in the event that the aggregate Adjusted Borrowing Value of Engines subject to Leases under which Lease Payments are denominated in a currency other than Dollars exceeds five percent (5%) of the Aggregate Adjusted Borrowing Value.

(iii)  Nothing contained in this section shall otherwise limit the ability of WEST to enter into interest rate caps or collars with respect to Engines that are then subject to Hedged Leases.

(n)           Delivery of Rule 144A Information.  To permit compliance with Rule 144A in connection with offers and sales of Notes, WEST will promptly furnish upon request of a holder of a Note to such holder and a prospective purchaser designated by such holder, the information required to be delivered under Rule 144A(d)(4) if at the time of such request WEST is not a reporting company under Section 13 or Section 15(d) of the Exchange Act.

(o)           Administrative Agent.  If at any time, there is not a Person acting as Administrative Agent, WEST shall promptly appoint a qualified Person to perform any duties under this Indenture that the Administrative Agent is obligated to perform until a replacement Administrative Agent assumes the duties of the Administrative Agent.

Section 5.03           Portfolio Covenants.

WEST covenants with the Indenture Trustee as follows:

(a)           Engine Dispositions.  WEST will not, and will not permit any other WEST Group Member to, sell, transfer or otherwise dispose of any Engine or any interest therein, including any interest in an Engine Subsidiary or an Engine Trust, except that WEST and each other WEST Group Member may sell, transfer or otherwise dispose of or part with possession of (i) any Parts, or (ii) one or more Engines, an Engine Interest or an Engine Subsidiary, as follows (any such sale, transfer or disposition described in clause (i), (ii) or (iii) of this Section 5.03(a), a “Permitted Engine Disposition“):

(i)            An Engine Disposition pursuant to a purchase option or other agreements of a similar character (i) existing on the Closing Date in the case of the Initial Engines and, with respect to any Additional Engine on the date acquired by WEST or any WEST Subsidiary and (ii) granted to any Lessee under or in connection with a Lease of an Engine, provided that the purchase price under such purchase option with respect to such Engine is not less than the projected Adjusted Borrowing Value of such Engine as of the date such purchase option is exercisable;

(ii)           An Engine Disposition pursuant to receipt of insurance proceeds in connection with the Total Loss of an Engine; or

(iii)          An Engine Disposition in the ordinary course of business (other than an Engine Disposition as a result of a Total Loss) so long as (A) such sale, transfer or disposition does not result in a Concentration Violation (taking into account the Concentration Variance Limits), a Senior Borrowing Base Deficiency, a Junior Borrowing Base Deficiency or a Maximum Borrowing Base Deficiency,  (B) the Net Sale

Proceeds to be received by WEST and its Subsidiaries from such Engine Disposition are deposited, at the election of the Controlling Trustees, into (x) a Qualified Escrow Account maintained by a Qualified Intermediary, or (y) the Engine Replacement Account, or (z) the Collections Account, (C) the sum of the Adjusted Borrowing Values of all Engines sold by WEST and WEST Subsidiaries, including sales of Engines in connection with a Replacement Exchange but excluding any Engine Disposition (whether or not in connection with a Replacement Exchange) resulting from a Total Loss, in any twelve (12) month period does not exceed *** of the Aggregate Adjusted Borrowing Value (measured for the twelve (12) month period ending on the date of such Engine Disposition), (D) no Event of Default is then continuing, and (E) such sale, transfer or disposition has been approved by a Special Majority of the Controlling Trustees;

(b)           Engine Acquisitions.  WEST will not, and will cause each WEST Group Member not to, purchase or otherwise acquire an Engine (or an interest therein) other than the Initial Engines or any interest therein, except that, subject to the approval of a Special Majority of the Controlling Trustees, WEST and any WEST Group Member will be permitted to:  (i) purchase or otherwise acquire, directly or indirectly, Additional Engines in connection with any Replacement Exchange, (ii) acquire one or more Additional Engines pursuant to a capital contribution from the Beneficial Owner permitted by Section 5.03(i)(ii), (iii)  purchase or otherwise acquire, directly or indirectly, Additional Engines with the proceeds of the issuance of Additional Notes, Additional Certificates, or advances made under the Warehouse Series from time to time, or (iv) any combination of the transactions described in clauses (ii) and (iii), so long as the following requirements are satisfied:

(i)            no Event of Default, Early Amortization Event, Senior Borrowing Base Deficiency, Junior Borrowing Base Deficiency or Maximum Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom;

(ii)           the acquisition does not result in a Concentration Default Violation (without regard to the Concentration Variance Limits) and shall not cause the percentage of Engines not on lease (measured by Adjusted Borrowing Value) to exceed ***;

(iii)          the Purchase Price for such Engine does not exceed an amount equal to the excess of (x) its then Appraised Value, minus (y) any Maintenance Reserve Payments transferred to WEST or such WEST Group Member in connection with such sale;

(iv)          the Additional Engine acquired must have an Appraised Value, determined not more than six (6) months prior to its acquisition by WEST or any WEST Group Member;

(v)           the purchase or other acquisition of such Additional Engine has been approved by a Special Majority of the Controlling Trustees;

(vi)          such purchase or acquisition shall not cause the percentage of Off-Production Engines in the Portfolio (measured by Adjusted Borrowing Value) to exceed

***         Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

*** during the period beginning on the Initial Closing Date and ending on the fourth (4th) anniversary of the Initial Closing Date and *** thereafter, and

(vii)         if two or more Engines are being acquired in one or more related transactions, the foregoing requirements shall be determined on an aggregate basis (any such purchase or acquisition satisfying all of the foregoing conditions (i) through (vii), a “Permitted Engine Acquisition”).

(c)           Modification Payments and Capital Expenditures.  WEST will not, and will not permit any WEST Subsidiary to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any Engine, except that any WEST or any WEST Subsidiary may make Mandatory Engine Modifications and Discretionary Engine Modifications, in each case acting at the direction of the Controlling Trustees and subject to the following limitations on the manner in which such Mandatory Engine Modifications and Discretionary Engine Modifications may be funded:

(i)   Mandatory Engine Modifications may be funded out of (A) that portion of the Balance in the Engine Reserve Account that does not consist of Segregated Funds, and (B) to the extent that the amounts set forth in (A) are not sufficient to pay such amounts in full, out of the Available Collections Amount to the extent provided in Section 3.13; and

(ii)  Discretionary Engine Modifications may be funded from (A) advances under any Series of Warehouse Notes then outstanding (subject to the terms of the related Supplement), (B) in a Replacement Exchange from the proceeds of a Permitted Engine Disposition only to fund Qualified Engine Modifications, and (C) proceeds from the issuance of Additional Series of Notes issued for that purpose under the Indenture and/or the proceeds from the issuance of Additional Certificates issued for that purpose, provided that in the case of any Discretionary Engine Modification, the Controlling Trustees shall have determined that there is expected to be a proportionate increase in the value or marketability of an Engine as a result of such Discretionary Engine Modification.

(d)           Leases.

(i)            WEST will not surrender possession of any Engine to any Perons that is not a WEST Group Member other than for purposes of maintenance or overhaul or pursuant to a Lease that includes the Core Lease Provisions.

(ii)           WEST will, and will cause the Servicer in general to use its pro forma lease agreement or agreements, as such pro forma lease agreement or agreements may be revised for purposes of WEST specifically or generally from time to time by the Servicer or the Back-Up Servicer, if applicable (collectively, the “Pro Forma Lease”), for use by the Servicer on behalf of WEST or any other WEST Group Member as a starting point in the negotiation of Future Leases with Persons who are not WEST Group Members or any of their respective Affiliates.  However, with respect to any Future Lease entered into in connection with  (x) the renewal or extension of a Lease, (y) the leasing of

***         Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

an Engine to a Person that is or was a Lessee under a pre-existing Lease, or (z) the leasing of an Engine to a Person that is or was a Lessee under an operating lease of an engine that is being managed or serviced by the Servicer (such Future Lease, a “Renewal Lease”), a form of lease substantially similar to such pre-existing Lease or operating lease (a “Precedent Lease”), as the case may be, may be used by the Servicer, in lieu of the Pro Forma Lease on behalf of WEST or any other WEST Group Member as a starting point in the negotiation of such Future Lease with Persons who are not a WEST Group Member or any of their respective Affiliates. The terms of the Pro Forma Lease may be revised from time to time by the Servicer or Back-Up Servicer, provided that any such revisions shall be consistent with the Core Lease Provisions.

(iii)          WEST may enter into, and permit any other WEST Group Member to enter into, any Future Lease for which Lease Payments are denominated in a currency other than Dollars, provided that, if the aggregate Adjusted Borrowing Value of Engines on Leases with any such currency is in excess of five percent (5%) of the Aggregate Adjusted Borrowing Value, WEST shall enter into appropriate Currency Hedge Agreements.

(iv)          WEST may not enter into, and will not permit any other WEST Group Member to enter into, any Future Lease with any Person that is not a WEST Group Member or any of their Affiliates, unless, upon entering into such Future Lease (or within a commercially reasonable period thereafter), the Controlling Trustees obtain such legal opinions, if any, with regard to enforceability of the Future Lease and such other matters customary for such transactions to the extent that receiving such legal opinions is consistent with the reasonable commercial practice of leading international aircraft engine operating lessors.

(e)           Concentration Limits; PRI.  Subject to the Concentration Variance Limits, if applicable, WEST will not, and will not permit any WEST Group Member to, sell, purchase, lease or otherwise take any action with respect to any Engine if entering into such proposed sale, purchase, lease or other action would cause the Portfolio to exceed any of the Concentration Limits, unless WEST shall have obtained a Rating Agency Confirmation with respect to such sale, purchase or lease or other action.  Any WEST Group Member may dispose of an Engine or lease or re-lease an Engine that results in the Portfolio exceeding any single Concentration Limit on Lessee locations by up to two percentage points (2%) for a period of not more than six (6) months and exceeding all such Concentration Limits by not more than four percentage points (4%) in the aggregate at any one time (the “Concentration Variance Limits”).  In addition, WEST will not, and will not permit any WEST Group Member to lease or re-lease Engines to Lessees who are based in, or habitually operate or intend to operate Engines in a jurisdiction set forth in clause (a) of the PRI Guidelines unless WEST or such WEST Group Member obtains Engine repossession insurance in respect of such jurisdiction for such Engines.

(f)            Appraisal of Engines.  WEST will, at least once each year and in no event later than March 31st of each year (each such date on which an Appraisal is delivered, an “Appraisal Date”), commencing in 2006, deliver to the Indenture Trustee and publish in the next Monthly Report (with no obligation of review or inquiry on the part of the Indenture Trustee) the Annual Appraised Value of each of the Engines in the Portfolio, based on Appraisals from at least three (3) Appraisers, each such Appraisal to be dated within thirty (30) days prior to its delivery.

(g)           Mortgages.  WEST shall cause each WEST Subsidiary that owns an Engine to execute and deliver an Engine Mortgage in favor of the Security Trustee and to file such Engine Mortgage with the FAA, provided that, upon the Captetown Convention becoming effective, WEST shall cause each WEST Subsidiary to take such further actions as shall be required to file such Engine Mortgage with the registry established pursuant to the Capetown Convention.

Section 5.04           Operating Covenants.

WEST covenants with the Indenture Trustee as follows, provided that any of the following covenants with respect to the Engines shall not be deemed to have been breached by virtue of any act or omission of a Lessee or sub-lessee, or of any Person which has possession of an Engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of an Engine (other than seizure or confiscation arising from a breach by WEST or any other WEST Group Member of such covenant) (each, a “Third Party Event”), so long as (i) neither WEST nor any other WEST Group Member consents or has consented to such Third Party Event; and (ii) WEST or any other WEST Group Member which is the lessor or owner of such Engine promptly and diligently takes such commercially reasonable actions as a leading international engine operating lessor would reasonably take in respect of such Third Party Event, including, as deemed appropriate (taking into account, among other things, the laws of the jurisdiction in which such Engine is located), seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Engine:

(a)           Ownership.  WEST will, and shall cause each WEST Subsidiary to, (i) on all occasions on which the ownership of each Engine is relevant, make it clear to third parties that title to the same is held by WEST or a WEST Subsidiary, as the case may be, and (ii) not do, or knowingly permit to be done, or omit, or knowingly permit to be omitted, any act or thing which might reasonably be expected to jeopardize the rights of WEST or any WEST Subsidiary as owner of each Engine, except as contemplated by the Related Documents.

(b)           Compliance with Law; Maintenance of Permits.  WEST will (i) comply, and cause each WEST Subsidiary to comply, in all material respects with all Applicable Laws, (ii) obtain, and cause each WEST Subsidiary to obtain, all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of the Engines owned by it, (iii) not cause or knowingly permit, directly or indirectly, through any WEST Subsidiary, any Lessee to operate any Engine under any Lease in any material respect contrary to any Applicable Law, and (iv) not knowingly permit, directly or indirectly, through any WEST Subsidiary, any Lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such Lessee’s use and operation of any Engine under any operating Lease.

(c)           Forfeiture.  WEST will not do anything, and will cause each WEST Subsidiary not to do anything, and will not knowingly permit, directly or indirectly, through any WEST Subsidiary, any Lessee to do anything, which may reasonably be expected to expose any Engine to forfeiture, impoundment, detention, appropriation, damage or destruction (other than any forfeiture, impoundment, detention or appropriation which is being contested in good faith by appropriate proceedings if (i) adequate resources have been made available by WEST or a WEST Subsidiary or the applicable Lessee for any payment which may arise or be required in connection with such forfeiture, impounding, detention or appropriation or proceedings taken in respect thereof, and (ii) such forfeiture, impounding, detention or appropriation or the continued existence thereof does not give rise to any material likelihood of the assets to which such forfeiture, impounding, detention or appropriation relates or any interest in such assets being sold, permanently forfeited or otherwise lost).  In the event of a forfeiture, impoundment, detention or appropriation of such Engine not constituting a Total Loss, WEST will, or shall cause each WEST Subsidiary to, use all commercially reasonable efforts to obtain the immediate release of such Engine.

(d)           Projected Engine Reserves.  WEST will, between January 1 and February 28 of each year, commencing in 2006, deliver to the Indenture Trustee and include with the next Monthly Report (with no obligation of review or inquiry on the part of the Indenture Trustee) the Maintenance Reserve Evaluation.  Within thirty (30) days after receiving the annual Maintenance Reserve Evaluation, WEST shall determine, based on the Maintenance Reserve Evaluation (in no event later than the end of such first fiscal quarter), (a) the projected Balance in the Engine Reserve Account as of each Determination Date during the lesser of twenty-five (25) years and the expected life of all the Engines in the portfolio, taking into account the balance then in the Engine Reserve Account and the projected Maintenance Reserve Payments under the Leases of the Engines, and (b) the amount, if any (an “Engine Reserve Deficit“), by which each such projected Balance as of any Determination Date is less than the projected costs of engine overhaul and maintenance costs for the collection period following each Determination Date.  The Administrative Agent then shall allocate each such Engine Reserve Deficit pro rata to all Payment Dates between the date of such determination and the Determination Date on which such Engine Reserve Deficit is projected.  The sum of the projected balance in the Engine Reserve Account for each Determination Date, and the total amount of the Engine Reserve Deficits so allocated to the related Payment Date will be the “Engine Reserve Amount“ for such Payment Date.  The Indenture Trustee shall apply the Available Collections Amount to make a deposit into the Engine Reserve Account in accordance with Section 3.13 hereof to the extent the Engine Reserve Amount exceeds the Balance in the Engine Reserve Account for each Payment Date.  The Engine Reserve Amounts will be recalculated after each annual Maintenance Reserve Evaluation.

(e)           Maintenance of Assets.  WEST will, with respect to each Engine under Lease, cause, directly or indirectly, through any WEST Subsidiary, such Engine to be maintained in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft engine operating lessors with respect to similar engines under lease, taking into consideration, among other things, the identity of the relevant Lessee (including the credit standing and operating experience thereof), the age and condition of the Engine and the jurisdiction in which the airframe that such Engine is installed on will be registered or in which the Lessee is based. In addition, WEST will, with respect to each Engine that is not subject to a

Lease, maintain, and cause each WEST Subsidiary to maintain, such Engine in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft engine operating lessors with respect to engines not under lease.

(f)            Notification of Loss, Theft, Damage or Destruction.   WEST will notify the Indenture Trustee, the Security Trustee and the Administrative Agent and the Servicer, in writing, as soon as WEST or any WEST Subsidiary becomes aware of any loss, theft, damage or destruction to any Engine if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $1,000,000.

(g)           Insurance.  WEST will maintain or cause, directly or indirectly through its Subsidiaries, to be maintained with reputable and responsible insurers or with insurers that maintain relevant reinsurance with reputable and responsible reinsurers (i) insurance for each Engine in an amount at least equal to the Adjusted Borrowing Value for such Engine (or the equivalent thereof from time to time if such insurance is denominated in a currency other than Dollars), (ii) liability insurance denominated in Dollars for each Engine and occurrence in an amount at least equal to the relevant amount set forth on Exhibit H hereto for each type of Engine and as amended from time to time with a Rating Agency Confirmation, and (iii) political risk insurance (“PRI”) for each Engine subject to a Lease to a Lessee that is habitually based in a jurisdiction determined in accordance with the PRI Guidelines, in an amount at least equal to the Adjusted Borrowing Value (or the equivalent thereof from time to time if such insurance is denominated in a currency other than Dollars) for such Engine.  The coverage and terms (including endorsements, deductibles and self-insurance arrangements) of any insurance maintained with respect to any Engine not subject to a Lease shall be substantially consistent with the commercial practices of leading international aircraft engine operating lessors regarding similar engines.  The Security Trustee shall be named as sole loss payee on all insurance other than liability insurance, and the Indenture Trustee and Security Trustee shall be named as additional insureds on all liability insurance.

In determining the amount of insurance required to be maintained by this Section 5.04(h), WEST may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency (other than, with respect to PRI, any governmental authority or agency of any jurisdiction for which PRI must be obtained), the sovereign foreign currency debt of which is rated at least AA, or the equivalent, by at least one of the Rating Agencies, against any risk with respect to an Engine at least in an amount which, when added to the amount of insurance against such risk maintained by WEST (or which WEST has caused to be maintained), shall be at least equal to the amount of insurance against such risk otherwise required by this Section 5.04(h) (taking into account self-insurance permitted by this Section 5.04(h)).  Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by this Section 5.04(h).  WEST will not be required to maintain (or to cause to be maintained) any insurance otherwise required hereunder to the extent that such insurance is not generally available in the relevant insurance market at commercially reasonable rates from time to time.

(h)           Indemnity.  WEST will, and shall cause each WEST Subsidiary to, include in each Lease an indemnity from such Person in respect of any losses or liabilities arising from the use or operation of the related Engine during the term of such Lease, subject to such exceptions, limitations and qualifications as are consistent with the reasonable commercial practice of leading international aircraft engine operating lessors.

(i)            Fees and License.  WEST will, and shall cause each WEST Subsidiary to, promptly pay or cause to be promptly paid all license and registration fees and all taxes of any nature (together with any penalties, fines or interest thereon) assessed and demanded by any government or any revenue authority (whether of the applicable country of registration of the airframe on which any Engine is installed or otherwise), upon or with respect to any Engines or upon the purchase, ownership, delivery, leasing, possession, use, operation, return, sale or other disposition thereof or rentals, income or proceeds received with respect thereto.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01    Acceptance of Trusts and Duties. The duties and responsibilities of the Indenture Trustee shall be as expressly set forth herein, and no implied covenants or obligations shall be read into the Indenture against the Indenture Trustee.  The Indenture Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and agrees to receive and disburse all moneys received by it in accordance with the terms hereof.  The Indenture Trustee in its individual capacity shall not be answerable or accountable under any circumstances, except for its own willful misconduct or negligence or bad faith or breach of its representations, warranties and/or covenants and the Indenture Trustee shall not be liable for any action or inaction of WEST or any other parties to any of the Related Documents.

Section 6.02    Absence of Duties. The Indenture Trustee shall have no duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of any Lessee.  Notwithstanding the foregoing, the Indenture Trustee, upon written request, shall furnish to any Noteholder, promptly upon receipt thereof, duplicates or copies of all reports, Notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee under this Indenture.

Section 6.03    Representations or Warranties. The Indenture Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Notes, any other securities or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Indenture Trustee in its individual capacity hereby represents and warrants (i) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf, and (ii) this Indenture is the legal, valid and binding obligation of Deutsche Bank Trust Company Americas, enforceable against Deutsche Bank Trust Company Americas in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

Section 6.04    Reliance; Agents; Advice of Counsel. The Indenture Trustee shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Indenture Trustee may accept a copy of a resolution of, in the case of WEST, the Controlling Trustees and, in the case of any other party to any Related Document, the governing body of such Person, certified in an accompanying Officer’s Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.  The Indenture Trustee shall furnish to the Servicer or the Administrative Agent upon written request such information and copies of such documents as the Indenture Trustee may have and as are necessary for the Servicer or the Administrative Agent to perform its duties under Articles II and III hereof.  The Indenture Trustee shall assume, and shall be fully protected in assuming, that WEST is authorized by its constitutional documents to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of WEST with respect thereto.

The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 4.11 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

The Indenture Trustee may consult with counsel as to any matter relating to this Indenture and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of WEST or the Administrative Agent under this Indenture or any of the Related Documents.

The Indenture Trustee shall not be liable for any losses or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Indenture Trustee hereunder) or in connection with the selection of Permitted Investments or for any investment losses resulting from Permitted Investments.

When the Indenture Trustee incurs expenses or renders services in connection with an  Event of Default specified in Section 4.01(f) or 4.01(g) hereof, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.

The Indenture Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Indenture Trustee obtains actual knowledge of such event or the Indenture Trustee receives written notice of such event from WEST, the Administrative Agent or Noteholders owning Notes aggregating not less than 10% of the outstanding principal amount of the Notes.

The Indenture Trustee shall have no duty to monitor the performance of WEST, the Servicer, the Administrative Agent or any other party to the Related Documents, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties. The Indenture Trustee shall have no liability in connection with compliance by WEST, the Servicer, the Administrative Agent or any Lessee under a Lease with statutory or regulatory requirements related to any Engine or any Lease.  The Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to any Engine or any Lease or the validity or sufficiency of any assignment or other disposition of any Engine or any Lease.

The Indenture Trustee shall not be liable for any error of judgment reasonably made in good faith by an officer or officers of the Indenture Trustee, unless it shall be determined by a court of competent jurisdiction in a non-appealable judgment that the Indenture Trustee was grossly negligent or willfully blind in making such judgment.

Except as expressly set forth in the Related Documents, Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper document, unless any such Related Document directs the Indenture Trustee to make such investigation.

The Indenture Trustee shall have no obligation to invest and reinvest any cash held in the Accounts in the absence of timely and specific written investment direction from the Administrative Agent or as expressly provided herein or in a Supplement hereto.  In no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon in accordance with the Related Documents.  The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity in accordance with the Related Documents or by any other Person or the failure of the Administrative Agent to provide timely written investment direction.

Section 6.05    Not Acting in Individual Capacity. The Indenture Trustee acts hereunder solely as trustee unless otherwise expressly provided; and all Persons, other than the Noteholders to the extent expressly provided in this Indenture, having any claim against the Indenture Trustee by reason of the transactions contemplated hereby shall look, subject to the lien and priorities of payment as herein provided, only to the property of WEST for payment or satisfaction thereof.

Section 6.06    No Compensation from Noteholders. The Indenture Trustee agrees that it shall have no right against the Noteholders for any fee as compensation for its services hereunder.

Section 6.07    Notice of Defaults. As promptly and soon as practicable after, and in any event within thirty (30) days after, the occurrence of any Default hereunder, the Indenture Trustee shall transmit by mail to WEST and the Noteholders holding Notes of the related Series, notice of such Default hereunder actually known to a Responsible Officer of the Indenture Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default on the payment of the interest, principal, or premium, if any, on any Note, the Indenture Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Indenture Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders of the related Series.

Section 6.08    Indenture Trustee May Hold Securities. The Indenture Trustee, any Paying Agent, the Note Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity, may become the owner or pledgee of securities and, may otherwise deal with WEST with the same rights it would have if it were not the Indenture Trustee, Paying Agent, Note Registrar or such other agent.

Section 6.09    Corporate Trustee Required; Eligibility. There shall at all times be an Indenture Trustee which shall meet the Eligibility Requirements.  If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.  In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09 to act as Indenture Trustee, the Indenture Trustee shall resign immediately as Indenture Trustee in the manner and with the effect specified in Section 7.01 hereof.

Section 6.10    Reports by WEST. WEST shall furnish to the Indenture Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal accounting officer or principal financial officer of the Administrative Agent, as applicable, as to his or her knowledge of WEST’s compliance with all conditions and covenants under this Indenture (it being understood that for purposes of this Section 6.10, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture).

Section 6.11    Compensation.  WEST covenants and agrees to pay to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to, the fees and expenses agreed in writing between WEST and the Indenture Trustee, and will further pay or reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any of the provisions hereof or any other documents executed in connection herewith (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ).

ARTICLE VII

SUCCESSOR TRUSTEES

Section 7.01    Resignation and Removal of Indenture Trustee. The Indenture Trustee may resign as to all or any of the Series of the Notes at any time without cause by giving at least sixty (60) days’ prior written notice to WEST, the Servicer, the Administrative Agent and the Holders, provided that the Indenture Trustee shall continue to serve as Indenture Trustee until a successor has been appointed pursuant to Section 7.02 hereof.  The Requisite Majority may at any time remove the Indenture Trustee as to such Series without cause by an instrument in writing delivered to WEST, the Servicer, the Administrative Agent, the Security Trustee and the Indenture Trustee being removed.  In addition, WEST may remove the Indenture Trustee as to any of the Series of the Notes if: (i) such Indenture Trustee fails to comply with Section 7.02(d) hereof, (ii) such Indenture Trustee is adjudged a bankrupt or an insolvent, (iii) a receiver or public officer takes charge of such Indenture Trustee or its property or (iv) such Indenture Trustee becomes incapable of acting.  References to the Indenture Trustee in this Indenture include any successor Indenture Trustee as to all or any of the Series of the Notes appointed in accordance with this Article VII.

Section 7.02    Appointment of Successor.

(a)           In the case of the resignation or removal of the Indenture Trustee as to any Series of the Notes under Section 7.01 hereof, WEST shall promptly appoint a successor Indenture Trustee as to such Series; provided that the Requisite Majority may appoint, within one (1) year after such resignation or removal, a successor Indenture Trustee as to such Series which may be other than the successor Indenture Trustee appointed by WEST, and such successor Indenture Trustee appointed by WEST shall be superseded by the successor Indenture Trustee so appointed by the Noteholders.  If a successor Indenture Trustee as to any Series of the Notes shall not have been appointed and accepted its appointment hereunder within sixty (60) days after the Indenture Trustee gives notice of resignation or is removed as to such Series, the retiring or removed Indenture Trustee, WEST, the Administrative Agent, the Servicer or the Requisite Majority may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee as to such Series.  Any successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided in the first sentence of this paragraph within one (1) year from the date of the appointment by such court.

(b)           Any successor Indenture Trustee as to any Series of the Notes, however appointed, shall promptly execute and deliver to WEST, the Servicer, the Administrative Agent and the predecessor Indenture Trustee as to such Series an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Indenture Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Indenture Trustee as to such Series herein; provided that, upon the written request of such successor Indenture Trustee, such predecessor Indenture Trustee shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor

Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Indenture Trustee, and such predecessor Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all moneys or other property then held by such predecessor Indenture Trustee hereunder solely for the benefit of such Series of the Notes.

(c)           If a successor Indenture Trustee is appointed with respect to one (1) or more (but not all) Series of the Notes, WEST, the predecessor Indenture Trustee and each successor Indenture Trustee with respect to each Series of Notes shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to the Series of Notes as to which the predecessor Indenture Trustee is not retiring shall continue to be vested in the predecessor Indenture Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Notes hereunder by more than one Indenture Trustee.

(d)           Each Indenture Trustee shall be an Eligible Institution and shall meet the Eligibility Requirements, if there be such an institution willing, able and legally qualified to perform the duties of an Indenture Trustee hereunder; provided that the Rating Agencies shall receive notice of any replacement Indenture Trustee.

(e)           Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the business of the Indenture Trustee may be transferred, shall, subject to the terms of paragraph (d) of this Section, be the Indenture Trustee under this Indenture without further act.

ARTICLE VIII

INDEMNITY

Section 8.01    Indemnity. WEST shall indemnify the Indenture Trustee (and its officers, directors, employees and agents) for, and hold it harmless from and against, any loss, liability, claim, obligation, damage, injury, penalties, actions, suits, judgments or expense (including attorney’s fees and expenses) incurred by it without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties and hold it harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer’s Certificate furnished hereunder, or the failure to furnish any such Officers’ Certificate required to be furnished hereunder.  The Indenture Trustee shall notify the Holders, WEST and the Servicer and, in the case of any such claim in excess of 5% of the Appraised Value of the Portfolio, the Rating Agencies, promptly of any claim asserted against the Indenture Trustee for which it may seek indemnity; provided, however, that failure to provide such notice shall not invalidate any right to indemnity hereunder except to the extent WEST is prejudiced by such delay. WEST shall defend the claim and the Indenture Trustee shall cooperate in the defense [unless the Indenture Trustee determines that an actual or potential conflict of interest exists, in which case the Indenture Trustee shall be entitled to retain separate counsel and WEST shall pay the reasonable fees and expenses of such counsel].  WEST need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld.  WEST need not reimburse any expense or indemnity against any loss or liability incurred by the Indenture Trustee through negligence or bad faith.

Section 8.02    Noteholders’ Indemnity. The Indenture Trustee shall be entitled, subject to such Indenture Trustee’s duty during a default to act with the required standard of care, to be indemnified by the Holders of the applicable Series of the Notes before proceeding to exercise any right or power under this Indenture or the Servicing Agreement at the request or direction of such Holders.

Section 8.03    Survival. The provisions of Sections 8.01 and 8.02 hereof shall survive the termination of this Indenture or the earlier resignation or removal of the Indenture Trustee.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01    Supplemental Indentures Without the Consent of the Noteholders.

(a)           Without the consent of any Holder and based on an Opinion of Counsel in form and substance reasonably acceptable to the Indenture Trustee to the effect that such Supplement is for one of the purposes set forth in clauses (i) through (viii) below, WEST and the Indenture Trustee, at any time and from time to time, may enter into one or more Supplements for any of the following purposes:

(i)            to add to the covenants of WEST in the Indenture for the benefit of the Holders of all Series then Outstanding, or to surrender any right or power conferred upon WEST in the Indenture;

(ii)           to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture that do not materially adversely affect the Noteholders;

(iii)          to correct or amplify the description of any property at any time subject to the Encumbrance of this Indenture or the Security Trust Agreement, or to better assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Encumbrance of this Indenture, or to subject additional property to the Encumbrance of this Indenture or the Security Trust Agreement;

(iv)          to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Notes, as herein set forth, or additional conditions, limitations and restrictions thereafter to be observed by WEST;

(v)           to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

(vi)          to evidence the succession of the Indenture Trustee;

(vii)         to add any additional Early Amortization Events or, subject to a Rating Agency Confirmation, Events of Default; or

(viii)        to increase the maximum principal balance of the Series A-2 Notes and the Series B-2 Notes issued on the Initial Closing Date to an amount not to exceed $150,000,000 and $21,428,521, respectively, subject to a Rating Agency Confirmation.

(b)           Promptly after the execution by WEST and the Indenture Trustee of any Supplement pursuant to this Section, WEST shall mail to the Holders of all Notes then Outstanding, each Rating Agency, and each Eligible Interest Rate Hedge Counterparty, a notice setting forth in general terms the substance of such Supplement, together with a copy of the text of such Supplement.  Any failure of WEST to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 9.02    Supplemental Indentures with the Consent of Noteholders.

(a)           With the consent of a Requisite Majority, WEST and the Indenture Trustee may enter into a Supplement hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such Supplement shall, without the consent of the Noteholder of each Outstanding Note affected thereby:

(i)           reduce the principal amount of any Note or the rate of interest thereon, change the priority of any payments required pursuant to this Indenture or any Supplement, or the date on which, or the amount of which, or the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Final Maturity Date thereof;

(ii)          reduce the percentage of Outstanding Notes or Maximum Commitments required for (x) the consent of any Supplement to this Indenture, (y) the consent required for any waiver of compliance with certain provisions of this Indenture or certain Events of Default hereunder and their consequences as provided for in this Indenture or (z) the consent required to waive any payment default on the Notes;

(iii)         modify any provision relating to any Supplement or this Indenture which specifies that such provision cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(iv)         modify or alter the definition of the terms “Requisite Majority”, “Senior Borrowing Base” (including, without limitation, the percentage therein), “Junior Borrowing Base” (including, without limitation, the percentage therein), “Adjusted Borrowing Value” or “Appraised Value”;

(v)          impair or adversely affect the Collateral except as otherwise permitted herein;

(vi)         modify or alter the provision of this Indenture relating to mandatory prepayments;

(vii)        permit the creation of any Encumbrance ranking prior to or on a parity with the Encumbrance of this Indenture or the Security Trust Agreement with respect to any part of the Collateral or terminate the Encumbrance of this Indenture or the Security Trust Agreement on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the Encumbrance of this Indenture or the Security Trust Agreement; or

(viii)       modify any of the provisions of this Indenture in such a manner as to affect the amount or timing of any payments of interest or principal due on any Note.

Prior to the execution of any Supplement issued pursuant to this Section 9.02, WEST shall provide a written notice to each Rating Agency setting forth in general terms the substance of any such Supplement.  WEST shall not amend Section 3.13 in any manner that would adversely affect any Eligible Hedge Counterparty without its prior consent.

(b)           Promptly after the execution by WEST and the Indenture Trustee of any Supplement pursuant to this Section, WEST shall mail to the Administrative Agent, the Holders of the Notes, each Rating Agency, and each Eligible Interest Rate Hedge Counterparty, a notice setting forth in general terms the substance of such Supplement, together with a copy of the text of such Supplement.  Any failure of WEST to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 9.03    Execution of Supplemental Indentures.

In executing, or accepting the additional terms created by, a Supplement permitted by this Article IX or the modification thereby of the terms created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted by this Indenture.  The Indenture Trustee may, but shall not be obligated to, enter into any such Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04    Effect of Supplemental Indentures.

Upon the execution of any Supplement under this Article, this Indenture shall be modified in accordance therewith, and such Supplement shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05    Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any Supplement pursuant to this Article may, and shall if required by WEST, bear a notation in form as to any matter provided for in such Supplement.  If WEST shall so determine, new Notes so modified as to conform may be prepared and executed by WEST and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 9.06    Issuance of Additional Series of Notes.

(a)           WEST may, at the direction of the Controlling Trustees, from time to time issue one or more Series of Notes pursuant to a Supplement executed by WEST and the Indenture Trustee that will specify the principal terms of such Series.  The terms of such Supplement may modify or amend the terms of this Indenture solely as applied to such Series, and with the consent of the Control Party for any other Series, may amend this Indenture as applicable to such Series, in accordance with the terms of this Indenture.  The obligation of the Indenture Trustee to authenticate and deliver the Notes of such Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

(i)           on or before the tenth (10th) Business Day immediately preceding the Series Issuance Date (unless the parties to be notified agree to a shorter notice period), WEST shall have given the Indenture Trustee, the Servicer, each Rating Agency (and, if such additional Series is to be registered pursuant to the Securities Act, all Rating Agencies that have rated any prior Series) entitled thereto pursuant to the relevant Supplement, notice of the Series and the Series Issuance Date;

(ii)          WEST shall have delivered to the Indenture Trustee the related Supplement, in form satisfactory to the Indenture Trustee, executed by WEST;

(iii)         WEST shall have delivered to the Indenture Trustee any related Enhancement Agreement for such Series of Notes executed by each of the parties thereto;

(iv)         Rating Agency Confirmations shall have been obtained with respect to each Series of Notes then outstanding or, if no Series of Notes then outstanding is being rated by one or more Rating Agencies, a Requisite Majority consents;

(v)          WEST shall have delivered to the Indenture Trustee, each Rating Agency and, if required, any Noteholder, any Opinions of Counsel required by the related Supplement, including without limitation with respect to true sale, enforceability, non-consolidation and security interest perfection issues;

(vi)         WEST shall have delivered to the Indenture Trustee and each Rating Agency an Officer’s Certificate stating that (A) no Early Amortization Event or Event of Default has occurred and is then continuing (or would result from the issuance of such Additional Series), (B) there is not a substantial likelihood that the issuance of such Additional Series would result in an Early Amortization Event or Event of Default at any time in the future, (C) after giving effect to the proposed issuance, no Senior Borrowing Base Deficiency or Junior Borrowing Base Deficiency exists or will exist, and (D) all Scheduled Principal Payment Amounts on the Series B1 Notes and the Series B2 Notes shall have been made as of the date of issuance of the Additional Series;

(vii)        such other conditions as shall be specified in the related Supplement;

(viii)       each Additional Series of Notes (A) shall be amortized on a level basis over a period of not less than thirteen (13) years for Scheduled Principal Payment Amounts on any Series A Notes, fifteen (15) years for Scheduled Principal Payment Amounts on any Series B Notes and twenty (20) years for Minimum Principal Payment Amounts or (B) if not amortized on a level basis (x) have a weighted average life that is less than the remaining weighted average life of any Series of Notes then outstanding and (y) provide for Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts during the period of such remaining weighted average life that are more than the Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts that would be payable under the level amortization described in clause (A);

(ix)          as of the Series Issuance Date for such Additional Series, the percentage of Off-Production Engines in the Portfolio (measured by Adjusted Borrowing Value) shall not exceed *** during the period beginning on the Initial Closing Date and ending on the fourth (4th) anniversary of the Initial Closing Date, *** during the period beginning on (but excluding) the fourth (4th) anniversary of the Initial Closing Date and ending on the tenth (10th) anniversary of the Initial Closing Date, and *** thereafter; and

(x)           WEST shall have delivered to the Indenture Trustee an Officer’s Certificate that all of the conditions specified in clauses (i) through (viii) have been satisfied.

Upon satisfaction of the above conditions, the Indenture Trustee shall execute the Supplement and authenticate and deliver the Notes of such Series.

In addition, as set forth in the Supplements, WEST is prohibited from issuing any Additional Series of Notes without confirmation in writing that the aggregate Outstanding Principal Balance of all Series then Outstanding and the Additional Series to be issued does not exceed the Senior Borrowing Base or the Junior Borrowing Base, as the case may be.

***         Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

ARTICLE X

MODIFICATION AND WAIVER

Section 10.01      Modification and Waiver with Consent of Holders.

In the event that the Indenture Trustee receives a request for its consent to an amendment, modification or waiver under the Indenture, the Notes or any Related Document relating to the Notes, the Indenture Trustee shall mail a notice of such proposed amendment, modification or waiver to each Noteholder asking whether or not to consent to such amendment, modification or waiver if such Noteholder’s consent is required pursuant to the Indenture; provided that any amendment, modification or waiver of the provisions described in Section 9.02 hereof is not permitted without the consent of each Noteholder of any Notes affected thereby; provided further, however, that any Event of Default may be waived in accordance with Section 4.04 hereof.  The foregoing, however, shall not prevent WEST or any Subsidiary from amending any Lease of an Engine, provided that such amendment is otherwise permitted by the Indenture.

It shall not be necessary for the consent of the Holders under this Section 10.01 to approve the particular form of any proposed amendment, modification or waiver, but it shall be sufficient if such consent approves the substance thereof.  Any such modification approved by a Requisite Majority will be binding on all Noteholders.

WEST shall give each Rating Agency prior notice of any amendment under this Section 10.01 and any amendments of the constitutive documents by WEST or any other WEST Group Member, and, after an amendment under this Section 10.01 becomes effective, WEST shall mail to the Holders and the Rating Agencies a notice briefly describing such amendment. Any failure of WEST to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

After an amendment under this Section 10.01 becomes effective, it shall bind every Holder, whether or not notation thereof is made on any Note held by such Holder.

Section 10.02      Modification Without Consent of Holders.

Subject to Section 9.01 hereof, the Indenture Trustee may agree, without the consent of any Noteholder, to any modification (other than those referred to in Section 10.01) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant Notes to correct a manifest error or an error which is of a formal, minor or technical nature.  Any such modification shall be notified to the Holders as soon as practicable thereafter and shall be binding on all the Holders.

Section 10.03      Subordination and Priority of Payments.

The subordination provisions contained in Section 3.13 and Article XI hereof may not be amended or modified without the consent of each Noteholder of the Notes affected thereby and each Noteholder of Notes ranking senior thereto.  In no event shall the provisions set forth in Section 3.13 relating to the priority of the Service Provider Fees, Operating Expenses and Hedge Payments be amended or modified.

Section 10.04      Execution of Amendments by Indenture Trustee.

In executing, or accepting the additional trusts created by, any amendment or modification to this Indenture permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE XI

SUBORDINATION

Section 11.01      Subordination.

(a)           Each Noteholder, Service Provider and Hedge Counterparty agrees that its claims against WEST for payment of amounts are subordinate to any claims ranking in priority thereto as set forth in Section 3.13 hereof, including any post-petition interest (each such prior claim, a “Senior Claim”), which subordination shall continue until the holder of such Senior Claim (a “Senior Claimant”), or the Indenture Trustee on its behalf, has received the full cash amount of such Senior Claim.  Each such Person is also obligated to hold for the benefit of the Senior Claimant any amounts received by such Person which, under the terms of the Indenture, should have been paid to or on behalf of the Senior Claimant and to pay over such amounts to the Indenture Trustee for application as provided in Section 3.13 hereof.

(b)           If any Senior Claimant receives any payment in respect of any Senior Claim which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent such payment is so invalidated, declared preferential, set aside and/or required to be repaid, such Senior Claim shall be revived and continue in full force and effect, and shall be entitled to the benefits of this Article XI, all as if such payment had not been received.

(c)           Each Noteholder, by its acceptance of a Note, and each other payee pursuant to Section 3.13, by entering into the Related Document to which it is a party, authorizes and expressly directs the Indenture Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI, and appoints the Indenture Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of WEST (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) any actions tending towards liquidation of the property and assets of WEST or the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings.

(d)           No right of any holder of any Senior Claim to enforce the subordination of any subordinated claim shall be impaired by an act or failure to act by WEST or the Indenture Trustee or by any failure by either WEST or the Indenture Trustee to comply with this Indenture, unless such failure shall materially prejudice the rights of the subordinated claimant.

(e)           Each Noteholder, by accepting a Note, and each other payee pursuant to Section 3.13, by entering into the Related Document to which it is a party, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Claim, whether such Senior Claim was created or acquired before or after the issuance of such holder’s claim, to acquire and continue to hold such Senior Claim and such holder of any Senior Claim shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Claim.

(f)            The Noteholders of each Series shall have the right to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Supplement, (i) the portion of Collections allocable to Noteholders of such Series pursuant to this Indenture and the related Supplement, (ii) funds on deposit in the Senior Restricted Cash Account or the Junior Restricted Cash Account, as applicable, and in accordance with the terms of this Indenture and the related Supplement and (iii) funds on deposit in any Series Account for such Series.  Each Noteholder, by acceptance of its Notes, (x) acknowledges and agrees that except as expressly provided herein and in a Supplement, the Noteholders of a Series shall not have any interest in any Series Account for the benefit of any other Series (to the extent amounts were deposited therein in accordance with the Related Documents), and (y) ratifies and confirms the terms of this Indenture and the Related Documents executed in connection with such Noteholder’s Series.  With respect to each Collection Period, Collections on deposit in the Collections Account will be allocated to each Series then Outstanding in accordance with Section 3.13 hereof and the related Supplements.

ARTICLE XII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 12.01      Discharge of Liability on the Notes; Defeasance.

(a)                                  When (i) WEST delivers to the Indenture Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.08 hereof) for cancellation or (ii) all Outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a Redemption Notice pursuant to Section 3.16(a) hereof and WEST irrevocably deposits in the Redemption/Defeasance Account funds sufficient to pay at maturity, or upon Redemption of, all Outstanding Notes, including interest thereon to maturity or the Redemption Date (other than Notes replaced pursuant to Section 2.08), and if in either case WEST pays all other sums payable hereunder by WEST, then this Indenture shall, subject to Section 12.01(c), cease to be of further effect.  The Indenture Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of WEST accompanied by an Officers’ Certificate and an opinion of counsel, at the cost and expense of WEST, to the effect that any conditions precedent to a discharge of this Indenture have been met.

(b)                                 Subject to Sections 12.01(c) and 12.02, WEST at any time may terminate (i) all its obligations under the Notes or any Class or Series of Notes and this Indenture (the “legal defeasance” option) or (ii) its obligations under Sections 5.02, 5.03, 5.04 and 4.01 (other than with respect to a failure to comply with Sections 4.01(a), 4.01(b), 4.01(c), 4.01(f) (only with respect to WEST) and 4.01(g) (only with respect to WEST)) (the “covenant defeasance” option).  WEST may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If WEST exercises its legal defeasance option, payment of any Notes subject to such legal defeasance may not be accelerated because of an Event of Default.  If WEST exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default (other than with respect to a failure to comply with Section 5.02(j), 4.01(a), 4.01(b), 4.01(c), 4.01(f) and 4.01(g).

Upon satisfaction of the conditions set forth herein and upon request of WEST, the Indenture Trustee shall acknowledge in writing the discharge of those obligations that WEST terminates.

(c)                                  Notwithstanding clauses (a) and (b) above, WEST’s obligations in Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 5.02(j), Article VI, Sections 8.01, 12.04, 12.05 and 12.06 shall survive until all the Notes have been paid in full.  Thereafter, WEST’s obligations in Sections 8.01, 11.04, 11.05 and 13.07 shall survive.

Section 12.02      Conditions to Defeasance.

WEST may exercise its legal defeasance option or its covenant defeasance option only if:

(a)                                  WEST irrevocably deposits in trust in the Redemption/Defeasance Account any one or any combination of (A) money, (B) obligations of, and supported by the full faith and credit of, the U.S. Government (“U.S. Government Obligations”) or (C) obligations of corporate issuers (“Corporate Obligations”) (provided that any such Corporate Obligations are rated AA+, or the equivalent, or higher, by the Rating Agencies at such time and shall not have a maturity of longer than three (3) years from the date of defeasance) for the payment of all principal, premium, if any, and interest (i) on the Notes or any class or Series of Notes being defeased, in the case of legal defeasance, or (ii) on all of the Notes in the case of covenant defeasance, in either case, to maturity or redemption, as the case may be;

(b)                                 WEST delivers to the Indenture Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations or the Corporate Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due (i) on the Notes or any class or Series of Notes being defeased, in the case of legal defeasance, or (ii) on all of the Notes in the case of covenant defeasance, in either case, to maturity or redemption, as the case may be;

(c)                                  91 days pass after the deposit described in clause (1) above is made and during the 91-day period no Event of Default specified in Section 4.01(f) or (g) with respect to WEST occurs which is continuing at the end of the period;

(d)                                 the deposit described in clause (a) above does not constitute a default under any other agreement binding on WEST;

(e)                                  WEST delivers to the Indenture Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit described in clause (a) does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(f)                                    in the case of the legal defeasance option, WEST shall have delivered to the Indenture Trustee an Opinion of Counsel stating that (i) WEST has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Noteholders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(g)                                 in the case of the covenant defeasance option, WEST shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(h)                                 if the related Notes are then listed on any securities exchange, WEST delivers to the Indenture Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause such Notes to be delisted;

(i)                                     WEST has obtained a Rating Agency Confirmation relating to the defeasance contemplated by this Section 12.02; and

(j)                                     WEST delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article XII have been complied with.

Section 12.03      Application of Trust Money.

The Indenture Trustee shall hold in trust in the Redemption/Defeasance Account money, U.S. Government Obligations or Corporate Obligations deposited with it pursuant to this Article XII.  It shall apply the deposited money and the money from U.S. Government Obligations or Corporate Obligations in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Class or Series of Notes. Money and securities so held in trust are not subject to Article X hereof.

Section 12.04      Repayment to Issuer.

The Indenture Trustee shall promptly turn over to WEST upon request any excess money or securities held by it at any time.

Subject to any applicable abandoned property law, the Indenture Trustee shall pay to WEST upon written request any money held by it for the payment of principal or interest that remains unclaimed for two (2) years and, thereafter, Noteholders entitled to the money must look to WEST for payment as general creditors.  Such unclaimed funds shall remain uninvested and in no event shall the Indenture Trustee be liable for interest on such unclaimed funds.

Section 12.05      Indemnity for Government Obligations and Corporate Obligations.

WEST shall pay and shall indemnify the Indenture Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Corporate Obligations, or the principal and interest received on such U.S. Government Obligations or Corporate Obligations.

Section 12.06      Reinstatement.

If the Indenture Trustee is unable to apply any money or U.S. Government Obligations or Corporate Obligations in accordance with this Article XII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, WEST’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XII until such time as the Indenture Trustee is permitted to apply all such money, U.S. Government Obligations or Corporate Obligations in accordance with this Article XII; provided, however, that, if WEST has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, WEST shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, U.S. Government Obligations or Corporate Obligations held by the Indenture Trustee.

ARTICLE XIII

MISCELLANEOUS

Section 13.01      Right of Indenture Trustee to Perform.

If WEST for any reason fails to observe or punctually to perform any of its obligations to the Indenture Trustee, whether under this Indenture or any of the other Related Documents or otherwise, the Indenture Trustee shall have power (but shall have no obligation), on behalf of or in the name of WEST or otherwise, to perform such obligations and to take any steps which the Indenture Trustee may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by WEST; provided that no exercise or failure to exercise this power by the Indenture Trustee shall in any way prejudice the Indenture Trustee’s other rights under this Indenture or any of the other Related Documents.

Section 13.02      Waiver.

Any waiver by any party of any provision of this Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given.  The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect.  No failure on the part of the Indenture Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Indenture will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies provided in this Indenture are cumulative and not exclusive of any rights or remedies provided by law.

Section 13.03      Severability.

In the event that any provision of this Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Indenture shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Indenture.  The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Indenture Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Indenture Trustee to pursue any other remedy available to it.

Section 13.04      Notices.

All notices, demands, certificates, requests, directions, instructions and communications hereunder (“Notices”) shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

if to WEST, to:

Willis Engine Securitization Trust

c/o Wilmington Trust Company

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

Attention: Corporate Trust Administrator

Facsimile:  (302) 651-8882

with copies to:

Willis Lease Finance Corporation

2320 Marinship Way, Suite 300

Sausalito, CA 94965

Attention: General Counsel

Facsimile: (415) 275-5167

and

[               ]

[               ]

Attention: [           ]

Facsimile: [           ]

if to the Administrative Agent, to:

Willis Lease Finance Corporation

2320 Marinship Way, Suite 300

Sausalito, CA 94965

Attention: General Counsel

Facsimile: (415) 275-5167

if to the Indenture Trustee, the Security Trustee, the Note Registrar or the Paying Agent, to:

Deutsche Bank Trust Company Americas

60 Wall Street

New York, New York 10005

Attention: TSS-Structured Finance

Facsimile: 212-797-8606

if to the Servicer, to:

Willis Lease Finance Corporation

2320 Marinship Way, Suite 300

Sausalito, CA 94965

Attention: General Counsel

Facsimile: (415) 275-5167

if to the Rating Agencies, to:

Fitch, Inc.

55 E. Monroe, Suite 3500
Chicago, IL 60603
Attention: ABS Monitoring-Equipment Leases
Facsimile: [                 ]

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: Monitoring Group
Facsimile: (212) 553-0573

A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto.  Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent.

Section 13.05      Assignments.

This Indenture shall be a continuing obligation of WEST and shall (i) be binding upon WEST and its successors and assigns and (ii) inure to the benefit of and be enforceable by the Indenture Trustee, and by its successors, transferees and assigns.  WEST may not assign any of its obligations under the Indenture, or delegate any of its duties hereunder.

Section 13.06      Currency Conversion.

(a)  If any amount is received or recovered by the Administrative Agent, the Servicer or the Indenture Trustee in respect of this Indenture or any part thereof (whether as a result of the enforcement of the security created under the Security Trust Agreement or pursuant to this Indenture or any judgment or order of any court or in the liquidation or dissolution of WEST or by way of damages for any breach of any obligation to make any payment under or in respect of WEST’s obligations hereunder or any part thereof or otherwise) in a currency (the “Received Currency”) other than the currency in which such amount was expressed to be payable (the “Agreed Currency”), then the amount in the Received Currency actually received or recovered by the Indenture Trustee shall, to the fullest extent permitted by Applicable Law, only constitute a discharge to WEST to the extent of the amount of the Agreed Currency which the Administrative Agent, the Servicer or the Indenture Trustee was or would have been able in accordance with its normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which the Administrative Agent, the Servicer or the Indenture Trustee is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by WEST, WEST shall pay to the Administrative Agent, the Servicer or the Indenture Trustee such amount as the Administrative Agent, Servicer or the Indenture Trustee shall determine to be necessary to indemnify such Person against any Loss sustained by it as a result (including the cost of making any such purchase and any premiums, commissions or other charges paid or incurred in connection therewith) and so that such indemnity, to the fullest extent permitted by Applicable Law, (i) shall constitute a separate and independent obligation of WEST distinct from its obligation to discharge the amount which was originally payable by WEST and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by the Administrative Agent, the Servicer or the Indenture Trustee and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by WEST or any judgment or order and no proof or evidence of any actual loss shall be required.

(b)                                 For the purpose of or pending the discharge of any of the moneys and liabilities hereby secured the Administrative Agent and the Servicer may convert any moneys received, recovered or realized by the Administrative Agent or the Servicer, as the case may be, under this Indenture (including the proceeds of any previous conversion under this Section 13.06) from their existing currency of denomination into the currency of denomination (if different) of such moneys and liabilities and any conversion from one currency to another for the purposes of any of the foregoing shall be made at the Indenture Trustee’s then prevailing spot selling rate at its office by which such conversion is made.  If not otherwise required to be applied in the Received Currency, the Administrative Agent or the Servicer, as the case may be, acting on behalf of the Security Trustee, shall promptly convert any moneys in such Received Currency other than Dollars into Dollars.  Each previous reference in this section to a currency extends to funds of that currency and funds of one currency may be converted into different funds of the same currency.

Section 13.07      Application to Court.

The Security Trustee may at any time after the service of a Default Notice apply to any court of competent jurisdiction for an order that the terms of this Indenture be carried into execution under the direction of such court and for the appointment of a receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Indenture as the Requisite Majority shall deem fit and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Noteholders and shall be indemnified by WEST against all costs, charges and expenses incurred by it in relation to any such application or proceedings.

Section 13.08      Governing Law.

THIS INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

Section 13.09      Jurisdiction.

(a)  Each of the parties hereto agrees that the United States federal and New York State courts located in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts.  Each of the parties hereto waives any objection which it might now or hereafter have to the United States federal or New York State courts located in The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum.  Each of the parties hereto agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in The City of New York to the Person named as the process agent of such party in Schedule 5 at the address set out therein or at the principal New York City office of such process agent, if not the same.

(b)                                 The submission to the jurisdiction of the courts referred to in Section 13.09(a) shall not (and shall not be construed so as to) limit the right of the Indenture Trustee to take proceedings against WEST in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(c)                                  Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Indenture to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

Section 13.10      Counterparts.

This Indenture may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

Section 13.11      Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

WILLIS ENGINE SECURITIZATION TRUST,
as Issuer

By:	/s/ Monica J. Burke
Name: Monica J. Burke
Title: Controlling Trustee

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Peter T. Becker
Name: Peter T. Becker
Title: Vice President

SCHEDULE 1

ENGINE SUBSIDIARIES

WEST Engine Funding LLC, a Delaware limited liability company

SCHEDULE 2

ENGINE TRUSTS

Trust Agreement No. 30771 dated as of February 16, 2005, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 311498 dated as of December 19, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 312234 dated as of December 19, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 575283 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 575573 dated as of March 18, 2003, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 577214 dated as of February 14, 2005, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 695530 dated as of March 18, 2003, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 704371 dated as of December 19, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 704447 dated as of December 19, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 704638 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 708173 dated as of February 4, 2005, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 716430 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 716779 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 718210 dated as of September 22, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 718262 dated as of October 10, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 721877 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 724721 dated as of November 6, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 724862 dated as of January 12, 2005, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 725183 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 725434 dated as of July 20, 2005, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 725522 dated as of November 26, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 726169 dated as of February 2, 2005, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 726173 dated as of February 2, 2005, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 726195 dated as of February 2, 2005, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 726203 dated as of February 2, 2005, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 727057 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 727255 dated as of March 18, 2003, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 727340 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 727393 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 728154 dated as of October 4, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 728173 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 731570 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 731812 dated as of December 19, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 731999 dated as of December 19, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 733172 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 733175 dated as of October 24, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 733186 dated as of October 23, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 733438 dated as of October 29, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 733471 dated as of October 21, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 733587 dated as of May 25, 2005, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 733715 dated as of December 19, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 733758 dated as of December 19, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 740342 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 741414 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 741573 dated as of October 23, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 741822 dated as of March 18, 2003, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 779194 dated as of October 4, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 779484 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 856690 dated as of March 25, 2005, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 858327 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 858788 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 858789 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 872554 dated as of May 12, 2003, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 874243 dated as of September 12, 2002, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 876272 dated as of February 22, 2005, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 888763 dated as of March 3, 2005, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 890704 dated as of January 12, 2005, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

Trust Agreement No. 890988 dated as of September 10, 2004, between WEST Engine Funding, LLC (formerly known as Willis Engine Funding, LLC), as Owner Participant, and Wells Fargo Bank Northwest, National Association, as Owner Trustee.

SCHEDULE 3

LEASING SUBSIDIARIES

NONE

SCHEDULE 4

INITIAL ENGINES

Manufacturer	Model	ESN

Rolls Royce	RB211-535E4	30771
Rolls Royce	3007A	311498
Rolls Royce	3007A	312234
CFM International	CFM56-5B	575283
CFM International	CFM56-5B	575573
CFM International	CFM56-5B	577214
General Electric	CF6-80C2A	695530
General Electric	CF6-80C2B	704371
General Electric	CF6-80C2B	704447
General Electric	CF6-80C2D1F	704638
Pratt & Whitney	JT8D-200	708173
Pratt & Whitney	PW2037	716430
Pratt & Whitney	JT8D-200	716779
Pratt & Whitney	JT8D-200	718210
Pratt & Whitney	JT8D-200	718262
CFM International	CFM56-3C1	721877
Pratt & Whitney	PW4060	724721
Pratt & Whitney	PW4158	724862
CFM International	CFM56-3C1	725183
Pratt & Whitney	JT8D-200	725434
CFM International	CFM56-3C1	725522
Pratt & Whitney	JT8D-200	726169
Pratt & Whitney	JT8D-200	726173
Pratt & Whitney	JT8D-200	726195
Pratt & Whitney	JT8D-200	726203
Pratt & Whitney	PW2037	727057
CFM International	CFM56-3C1	727255
Pratt & Whitney	PW4060	727340
Pratt & Whitney	PW4060	727393
Pratt & Whitney	JT8D-200	728154
Pratt & Whitney	JT8D-200	728173
CFM International	CFM56-5A	731570
CFM International	CFM56-5A	731812
CFM International	CFM56-5A	731999
CFM International	CFM56-5A	733172
CFM International	CFM56-5A	733175
CFM International	CFM56-5A	733186
Pratt & Whitney	PW4168A	733438
Pratt & Whitney	PW4168A	733471
Pratt & Whitney	PW4168A	733587
Pratt & Whitney	PW4462-3	733715

Pratt & Whitney	PW4462-3	733758
CFM International	CFM56-5C	740342
CFM International	CFM56-5C	741414
CFM International	CFM56-5C	741573
CFM International	CFM56-5C	741822
CFM International	CFM56-5B	779194
CFM International	CFM56-5B	779484
CFM International	CFM56-3C1	856690
CFM International	CFM56-3C1	858327
CFM International	CFM56-3C1	858788
CFM International	CFM56-3C1	858789
General Electric	CF34-3A/B	872554
CFM International	CFM56-7B	874243
CFM International	CFM56-7B	876272
CFM International	CFM56-7B	888763
CFM International	CFM56-7B	890704
CFM International	CFM56-7B	890988

SCHEDULE 5

AGENT FOR SERVICE OF PROCESS

Party	Jurisdiction	Appointed Agent

Willis Engine Securitization Trust	Delaware	Corporation Service Company 1133 Avenue of the Americas New York, NY 10036

WEST Engine funding LLC	Delaware	Corporation Service Company 1133 Avenue of the Americas New York, NY 10036

EXHIBIT A-1

FORM OF SERIES A TERM NOTE

WILLIS ENGINE SECURITIZATION TRUST

SERIES A1 FLOATING RATE SECURED NOTE

$[XX]	CUSIP No.:

No.
, 20

KNOW ALL PERSONS BY THESE PRESENTS that WILLIS ENGINE SECURITIZATION TRUST, a Delaware statutory trust (“WEST”), for value received, hereby promises to pay to               , or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of                  Dollars ($                ), which sum shall be payable on each Payment Date on the dates and in the amounts set forth in the Indenture, dated as of August 9, 2005 (as amended, restated or otherwise modified from time to time, the “Indenture”) and the Series A1 Supplement, dated as of August 9, 2005 (as amended, restated or otherwise modified from time to time, the “Series A1 Supplement”), each between WEST and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Series A1 Note on the dates and in the amounts set forth in the Indenture and the Series A1 Supplement.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series A1 Supplement.

Payment of the principal of and interest on this Series A1 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Series A1 Note is payable at the times and in the amounts set forth in the Indenture and the Series A1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the related Record Date.

This Series A1 Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of                                                  Dollars ($                  ) pursuant to the Indenture and the Series A1 Supplement.

The Series A1 Notes shall be an obligation of WEST and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture.

This Series A1 Note is transferable as provided in the Indenture and the Series A1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series A1 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or WEST may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Series A1 Notes.

WEST, the Indenture Trustee and any other agent of WEST may treat the person in whose name this Series A1 Note is registered as the absolute owner hereof for all purposes, and neither WEST, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

The Series A1 Notes are subject to prepayment, at the times and subject to the conditions set forth in the Indenture and the Series A1 Supplement.

If an Indenture Event of Default shall occur and be continuing, the principal of and accrued interest on this Series A1 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series A1 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Majority, in certain specifically described instances. Any consent given by the Requisite Majority shall be conclusive and binding upon the Holder of this Series A1 Note and on all future holders of this Series A1 Note and of any Series A1 Note issued in lieu hereof whether or not notation of such consent is made upon this Series A1 Note. Supplements and amendments to the Indenture and the Series A1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series A1 Supplement.

The Holder of this Series A1 Note shall have no right to enforce the provisions of the Indenture and the Series A1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series A1 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series A1 Supplement; provided, however, that nothing contained in the Indenture and the Series A1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series A1 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against WEST any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by the Indenture and the Series A1 Supplement.

This Series A1 Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

All terms and provisions of the Indenture and the Series A1 Supplement are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series A1 Supplement and the issuance of this Series A1 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its Responsible Officers, this Series A1 Note shall not be entitled to any benefit under the Indenture and the Series A1 Supplement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Willis Engine Securitization Trust has caused this Series A1 Note to be duly executed by its duly authorized representative, on this      day of                       , 20    .

WILLIS ENGINE SECURITIZATION TRUST

By:
Name:
Title:

This Note is one of the Series A1 Notes described in the within-mentioned Indenture and the Series A1 Supplement.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Name:
Title:

Schedule A

Aggregate principal amount of any Series A1 Note issued in exchange for a portion or portions hereof and any portion or portions of any Series A1 Note exchanged for a portion or portions hereof:

Date	Principal Amount Issued or Exchanged	Remaining Principal Amount of this Series A1 Note	Notation Made by or on Behalf of

EXHIBIT A-2

FORM OF SERIES A WAREHOUSE NOTE

WILLIS ENGINE SECURITIZATION TRUST

SERIES A2 FLOATING RATE SECURED NOTE

$[XX]	CUSIP No.:
No.
, 20

KNOW ALL PERSONS BY THESE PRESENTS that WILLIS ENGINE SECURITIZATION TRUST, a Delaware statutory trust (“WEST”), for value received, hereby promises to pay to                       , or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal amount of the Loans made by the holder hereof to WEST in an amount up to the Maximum Principal Balance of                  Dollars ($                ),which principal amount shall be payable on each Payment Date on the dates and in the amounts set forth in the Indenture, dated as of August     , 2005 (as amended, restated or otherwise modified from time to time, the “Indenture”) and the Series A2 Supplement, dated as of August     , 2005 (as amended, restated or otherwise modified from time to time, the “Series A2 Supplement”), each between WEST and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Series A2 Note on the dates and in the amounts set forth in the Indenture and the Series A2 Supplement.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series A2 Supplement.

Payment of the principal of, interest on and Increased Costs for this Series A2 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Series A2 Note and any Increased Costs are payable at the times and in the amounts set forth in the Indenture and the Series A2 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the related Record Date.

This Series A2 Note is one of the authorized notes identified in the title hereto and issued in the aggregate Maximum Principal Balance of One Hundred Million Dollars ($100,000,000) pursuant to the Indenture and the Series A2 Supplement, provided that the aggregate Maximum Principal Balance of the Series A2 Notes may be increased up to One Hundred Fifty Million Dollars ($150,000,000) as provided in the Indenture and the Series A2 Supplement.

The Series A2 Notes shall be an obligation of WEST and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture.

This Series A2 Note is transferable as provided in the Indenture and the Series A2 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series A2 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer and an assumption of the obligation of the transferor to make Loans in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing.  The Indenture Trustee shall not recognize any transfer of this Series A2 Note unless the transferee meets the requirements for an Eligible Transferee in the Series A2 Supplement and agrees to make Loans up to an amount equal to the excess of the Maximum Principal Balance of this Series A2 Note at the time of transfer over the Outstanding Principal Balance of this Series A2 Note at such time. The Indenture Trustee or WEST may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Series A2 Notes.

WEST, the Indenture Trustee and any other agent of WEST may treat the person in whose name this Series A2 Note is registered as the absolute owner hereof for all purposes, and neither WEST, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

The Series A2 Notes are subject to Optional Redemption, at the times and subject to the conditions set forth in the Indenture and the Series A2 Supplement.

If an Indenture Event of Default shall occur and be continuing, the principal of and accrued interest on this Series A2 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series A2 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Majority, in certain specifically described instances. Any consent given by the Requisite Majority shall be conclusive and binding upon the Holder of this Series A2 Note and on all future holders of this Series A2 Note and of any Series A2 Note issued in lieu hereof whether or not notation of such consent is made upon this Series A2 Note. Supplements and amendments to the Indenture and the Series A2 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series A2 Supplement.

The Holder of this Series A2 Note shall have no right to enforce the provisions of the Indenture and the Series A2 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series A2 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series A2 Supplement; provided, however, that nothing contained in the Indenture and the Series A2 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series A2 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against WEST any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by the Indenture and the Series A2 Supplement.

The purchaser of a Series A2 Note shall be deemed to represent and warrant to the Initial Purchasers, WEST, the Indenture Trustee and the Servicer that either (1) it is not acquiring the Series A2 Note with the assets of a Benefit Plan; or (2) (a) the Series A2 Note is rated investment grade or better and such person believes that the Offered Note is properly treated as indebtedness without substantial equity features for purposes of the Department of Labor Regulations Section 2510.101, and agrees to so treat the Series A2 Note and (b) the acquisition and holding of the Series A2 Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

This Series A2 Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

All terms and provisions of the Indenture and the Series A2 Supplement are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series A2 Supplement and the issuance of this Series A2 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its Responsible Officers, this Series A2 Note shall not be entitled to any benefit under the Indenture and the Series A2 Supplement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Willis Engine Securitization Trust has caused this Series A2 Note to be duly executed by its duly authorized representative, on this      day of                       , 20    .

WILLIS ENGINE SECURITIZATION TRUST

By:
Name:
Title:

This Note is one of the Series A2 Notes described in the within-mentioned Indenture and the Series A2 Supplement.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Name:
Title:

Schedule A

Aggregate principal amount of any Series A2 Note issued in exchange for a portion or portions hereof and any portion or portions of any Series A2 Note exchanged for a portion or portions hereof:

Date	Principal Amount Issued or Exchanged	Remaining Principal Amount of this Series A2 Note	Notation Made by or on Behalf of

EXHIBIT B-1

FORM OF SERIES B TERM NOTE

WILLIS ENGINE SECURITIZATION TRUST
SERIES B1 FLOATING RATE SECURED NOTE

$[XX]	CUSIP No.:
No.
, 20

KNOW ALL PERSONS BY THESE PRESENTS that WILLIS ENGINE SECURITIZATION TRUST, a Delaware statutory trust (“WEST”), for value received, hereby promises to pay to          , or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of               Dollars ($              ), which sum shall be payable on each Payment Date on the dates and in the amounts set forth in the Indenture, dated as of August 9, 2005 (as amended, restated or otherwise modified from time to time, the “Indenture”) and the Series B1 Supplement, dated as of August 9, 2005 (as amended, restated or otherwise modified from time to time, the “Series B1 Supplement”), each between WEST and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Series B1 Note on the dates and in the amounts set forth in the Indenture and the Series B1 Supplement.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series B1 Supplement.

Payment of the principal of and interest on this Series B1 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Series B1 Note is payable at the times and in the amounts set forth in the Indenture and the Series B1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the related Record Date.

This Series B1 Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of                                             Dollars ($                  ) pursuant to the Indenture and the Series B1 Supplement.

The Series B1 Notes shall be an obligation of WEST and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture.

This Series B1 Note is transferable as provided in the Indenture and the Series B1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series B1 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or WEST may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Series B1 Notes.

WEST, the Indenture Trustee and any other agent of WEST may treat the person in whose name this Series B1 Note is registered as the absolute owner hereof for all purposes, and neither WEST, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

The Series B1 Notes are subject to prepayment, at the times and subject to the conditions set forth in the Indenture and the Series B1 Supplement.

If an Indenture Event of Default shall occur and be continuing, the principal of and accrued interest on this Series B1 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series B1 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Majority, in certain specifically described instances. Any consent given by the Requisite Majority shall be conclusive and binding upon the Holder of this Series B1 Note and on all future holders of this Series B1 Note and of any Series B1 Note issued in lieu hereof whether or not notation of such consent is made upon this Series B1 Note. Supplements and amendments to the Indenture and the Series B1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series B1 Supplement.

The Holder of this Series B1 Note shall have no right to enforce the provisions of the Indenture and the Series B1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series B1 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series B1 Supplement; provided, however, that nothing contained in the Indenture and the Series B1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series B1 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against WEST any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by the Indenture and the Series B1 Supplement.

The indebtedness evidenced by the Series B1 Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Claims (as defined in the Indenture), and this Series B1 Note is issued subject to such provisions. Each Holder of this Series B1 Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Indenture Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Indenture Trustee his attorney-in-fact for such purpose.

The maturity of this Series B1 Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture. The Series B1 Noteholders shall not be permitted to deliver a Default Notice or to exercise any remedy in respect of any such Event of Default until all interest and principal on the Series A Notes have been paid in full.

The Holder of this Series B1 Note agrees, by acceptance hereof, to pay over to the Administrative Agent any money (including principal, premium and interest) paid to it in respect of this Series B1 Note in the event that the Indenture Trustee, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Administrative Agent in making such payment.

The subordination provisions contained in Section 3.13 and Article XI of the Indenture may not be amended or modified without the consent of each Hedge Counterparty, each Noteholder of the subclass affected thereby and each Noteholder of any subclass of Notes ranking senior thereto.

The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Series of Notes, on behalf of the Holders of all of the Series B1 Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Series B1 Note and of any Series B1 Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Subclass B-1 Note, whether or not notation of such consent or waiver is made upon this Series B1 Note.

This Series B1 Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

All terms and provisions of the Indenture and the Series B1 Supplement are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series B1 Supplement and the issuance of this Series B1 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its Responsible Officers, this Series B1 Note shall not be entitled to any benefit under the Indenture and the Series B1 Supplement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Willis Engine Securitization Trust has caused this Series B1 Note to be duly executed by its duly authorized representative, on this      day of                     , 20   .

WILLIS ENGINE SECURITIZATION TRUST

By:
Name:
Title:

This Note is one of the Series B1 Notes described in the within-mentioned Indenture and the Series B1 Supplement.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Name:
Title:

Schedule A

Aggregate principal amount of any Series B1 Note issued in exchange for a portion or portions hereof and any portion or portions of any Series B1 Note exchanged for a portion or portions hereof:

Date	Principal Amount Issued or Exchanged	Remaining Principal Amount of this Series B1 Note	Notation Made by or on Behalf of

EXHIBIT B-2

FORM OF SERIES B WAREHOUSE NOTE

WILLIS ENGINE SECURITIZATION TRUST
SERIES B2 FLOATING RATE SECURED NOTE

$[XX]	CUSIP No.:
No.
, 20

KNOW ALL PERSONS BY THESE PRESENTS that WILLIS ENGINE SECURITIZATION TRUST, a Delaware statutory trust (“WEST”), for value received, hereby promises to pay to                       , or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal amount of the Loans made by the holder hereof to WEST in an amount up to the Maximum Principal Balance of                Dollars ($                ),which principal amount shall be payable on each Payment Date on the dates and in the amounts set forth in the Indenture, dated as of August   , 2005 (as amended, restated or otherwise modified from time to time, the “Indenture”) and the Series B2 Supplement, dated as of August   , 2005 (as amended, restated or otherwise modified from time to time, the “Series B2 Supplement”), each between WEST and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Series B2 Note on the dates and in the amounts set forth in the Indenture and the Series B2 Supplement.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series B2 Supplement.

Payment of the principal of, interest on and Increased Costs for this Series B2 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Series B2 Note and any Increased Costs are payable at the times and in the amounts set forth in the Indenture and the Series B2 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the related Record Date.

This Series B2 Note is one of the authorized notes identified in the title hereto and issued in the aggregate Maximum Principal Balance of One Hundred Million Dollars ($100,000,000) pursuant to the Indenture and the Series B2 Supplement, provided that the aggregate Maximum Principal Balance of the Series B2 Notes may be increased up to One Hundred Fifty Million Dollars ($150,000,000) as provided in the Indenture and the Series B2 Supplement.

The Series B2 Notes shall be an obligation of WEST and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture.

This Series B2 Note is transferable as provided in the Indenture and the Series B2 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series B2 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer and an assumption of the obligation of the transferor to make Loans in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing.  The Indenture Trustee shall not recognize any transfer of this Series B2 Note unless the transferee meets the requirements for an Eligible Transferee in the Series B2 Supplement and agrees to make Loans up to an amount equal to the excess of the Maximum Principal Balance of this Series B2 Note at the time of transfer over the Outstanding Principal Balance of this Series B2 Note at such time. The Indenture Trustee or WEST may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Series B2 Notes.

WEST, the Indenture Trustee and any other agent of WEST may treat the person in whose name this Series B2 Note is registered as the absolute owner hereof for all purposes, and neither WEST, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

The Series B2 Notes are subject to Optional Redemption, at the times and subject to the conditions set forth in the Indenture and the Series B2 Supplement.

If an Indenture Event of Default shall occur and be continuing, the principal of and accrued interest on this Series B2 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series B2 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Majority, in certain specifically described instances. Any consent given by the Requisite Majority shall be conclusive and binding upon the Holder of this Series B2 Note and on all future holders of this Series B2 Note and of any Series B2 Note issued in lieu hereof whether or not notation of such consent is made upon this Series B2 Note. Supplements and amendments to the Indenture and the Series B2 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series B2 Supplement.

The Holder of this Series B2 Note shall have no right to enforce the provisions of the Indenture and the Series B2 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series B2 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series B2 Supplement; provided, however, that nothing contained in the Indenture and the Series B2 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series B2 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against WEST any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by the Indenture and the Series B2 Supplement.

The purchaser of a Series B2 Note shall be deemed to represent and warrant to the Initial Purchasers, WEST, the Indenture Trustee and the Servicer that either (1) it is not acquiring the Series B2 Note with the assets of a Benefit Plan; or (2) (a) the Series B2 Note is rated investment grade or better and such person believes that the Offered Note is properly treated as indebtedness without substantial equity features for purposes of the Department of Labor Regulations Section 2510.101, and agrees to so treat the Series B2 Note and (b) the acquisition and holding of the Series B2 Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

The indebtedness evidenced by the Series B2 Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all senior claims, and this Series B2 Note is issued subject to such provisions. Each Holder of this Series B2 Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Indenture Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Indenture Trustee his attorney-in-fact for such purpose.

The maturity of this Series B2 Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture. The Series B2 Noteholders shall not be permitted to deliver a Default Notice or to exercise any remedy in respect of any such Event of Default until all interest and principal on the Series A Notes have been paid in full.

The Holder of this Series B2 Note agrees, by acceptance hereof, to pay over to the Administrative Agent any money (including principal, premium and interest) paid to it in respect of this Series B2 Note in the event that the Indenture Trustee, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Administrative Agent in making such payment.

The subordination provisions contained in Section 3.13 and Article XI of the Indenture may not be amended or modified without the consent of each Hedge Counterparty, each Noteholder of the Series affected thereby and each Noteholder of any Series of Notes ranking senior thereto.

The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Seroes of Notes, on behalf of the Holders of all of the Series B2 Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Series B2 Note and of any Series B2 Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Series B2 Note, whether or not notation of such consent or waiver is made upon this Series B2 Note.

This Series B2 Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

All terms and provisions of the Indenture and the Series B2 Supplement are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series B2 Supplement and the issuance of this Series B2 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its Responsible Officers, this Series B2 Note shall not be entitled to any benefit under the Indenture and the Series B2 Supplement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Willis Engine Securitization Trust has caused this Series B2 Note to be duly executed by its duly authorized representative, on this       day of                      , 20   .

WILLIS ENGINE SECURITIZATION TRUST

By:
Name:
Title:

This Note is one of the Series B2 Notes described in the within-mentioned Indenture and the Series B2 Supplement.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Name:
Title:

Schedule A

Aggregate principal amount of any Series B2 Note issued in exchange for a portion or portions hereof and any portion or portions of any Series B2 Note exchanged for a portion or portions hereof:

Date	Principal Amount Issued or Exchanged	Remaining Principal Amount of this Series B2 Note	Notation Made by or on Behalf of

EXHIBIT C-1

FORM OF CERTIFICATE TO BE GIVEN BY NOTEHOLDERS

[Euroclear

151 Boulevard Jacqmain

B-1210 Brussels, Belgium]

[Clearstream Banking, société anonyme

f/k/a CedelBank, société anonyme

67 Boulevard Grand-Duchesse Charlotte

L-1331 Luxembourg]

Re:          Series [           ] Floating Rate Secured Notes (the “Offered Notes”) issued pursuant to the Series [           ] Supplement, dated as of August    , 2005, between Willis Engine Securitization Trust (the “Issuer”) and Deutsche Bank Trust Company Americas (the “Indenture Trustee”) to the Indenture, dated as of August    , 2005, between WEST and the Indenture Trustee.

This is to certify that as of the date hereof, and except as set forth below, the beneficial interest in the Offered Notes held by you for our account is owned by persons that are not U.S. persons (as defined in Rule 902 under the Securities Act of 1933, as amended).

The undersigned undertakes to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Offered Notes held by you in which the undersigned has acquired, or intends to acquire, a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.

[This certification excepts beneficial interests in and does not relate to U.S. $                 principal amount of the Offered Notes appearing in your books as being held for our account but that we have sold or as to which we are not yet able to certify.]

We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:*	By:		,
Account Holder

*Certification must be dated on or after the 15th day before the date of the Euroclear or Clearstream certificate to which this certification relates.

EXHIBIT C-2

FORM OF
CERTIFICATE TO BE GIVEN BY EUROCLEAR OR CLEARSTREAM

Deutsche Bank Trust Company Americas

as Indenture Trustee and Note Registrar

[                                    ]

New York, New York [           ]

Attention: [                               ]

Re:          Series [       ] Floating Rate Secured Notes (the “Offered Notes”) issued pursuant to the Series [             ] Supplement, dated as of August     , 2005, between Willis Engine Securitization Trust (the “Issuer”) and Deutsche Bank Trust Company Americas (the “Indenture Trustee”) to the Indenture, dated as of August    , 2005, between WEST and the Indenture Trustee.

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) as of the date hereof, $                       principal amount of the Offered Notes is owned by persons (a) that are not U.S. persons (as defined in Rule 902 under the Securities Act of 1933, as amended (the “Securities Act”)) or (b) who purchased their Offered Notes (or interests therein) in a transaction or transactions that did not require registration under the Securities Act.

We further certify (a) that we are not making available herewith for exchange any portion of the related Regulation S Temporary Book-Entry Note excepted in such certifications and (b) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by them with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy hereof to any interested party in such proceedings.

Date:	Yours faithfully,

By:
[Morgan Guaranty Trust Company of New York, Brussels Office, as Operator of the Euroclear Clearance System] [Clearstream, société anonyme]

EXHIBIT C-3

FORM OF CERTIFICATE TO DEPOSITORY REGARDING INTEREST

[Euroclear

151 Boulevard Jacqmain

B-1210 Brussels, Belgium]

[Clearstream Banking, société anonyme

f/k/a CedelBank, société anonyme

67 Boulevard Grand-Duchesse Charlotte

L-1331 Luxembourg]

Re:                               Series [    ] Floating Rate Secured Notes (the “Offered Notes”) issued pursuant to the Series [          ] Supplement, dated as of August    , 2005, between Willis Engine Securitization Trust (the “Issuer”) and Deutsche Bank Trust Company Americas (the “Indenture Trustee”) to the Indenture, dated as of August   , 2005, between WEST and the Indenture Trustee (Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture).

This letter relates to $[              ] principal amount of the Offered Notes that are held in the form of a beneficial interest in the Regulation S Temporary Book-Entry Note (CUSIP No.    ) through [insert name of Depository] by the undersigned (the “Holder”) in the name of [insert name of Participant].  The Holder of such Regulation S Temporary Book-Entry Note hereby requests the receipt of payment of interest installments due and payable [on the applicable Payment Date] pursuant to Section 2.05 of the Indenture.

The Holder hereby represents and warrants that it (i) is not a U.S. person and (ii) does not hold the above-referenced Regulation S Temporary Book-Entry Note for the account or benefit of a U.S. person (other than a distributor).  Terms in this sentence have the meanings given to them in Regulation S under the Securities Act of 1933, as amended.

This certificate and the statements contained herein are made for your benefit and the benefit of the Paying Agent.

[Name of Holder]

By:
Name:
Title:

EXHIBIT C-4

FORM OF DEPOSITORY CERTIFICATE REGARDING INTEREST

[          ]. As Paying Agent

[Address]

Re:                               Series [   ] Floating Rate Secured Notes (the “Offered Notes”) issued pursuant to the Series [   ] Supplement, dated as of August   , 2005, between Willis Engine Securitization Trust (the “Issuer”) and Deutsche Bank Trust Company Americas (the “Indenture Trustee”) to the Indenture, dated as of August   , 2005, between WEST and the Indenture Trustee (Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture).

This letter relates to $                      principal amount of Series [    ] Notes that are held in the form of a beneficial interest in the Regulation S Temporary Book-Entry Note (CUSIP No.    ) through [insert name of Depository] by the undersigned (the “Holder”) in the name of [insert name of Participant].  Certain Holders of the beneficial interests in such Regulation S Temporary Book-Entry Note have requested the receipt of payment of interests installments due and payable [on the applicable Payment Date] pursuant to Section 2.05 of the Indenture.

We have received from such Holders certifications to the effect that they (i) are not U.S. persons and (ii) do not hold the above-referenced Regulation S Temporary Book-Entry Note for the account or benefit of U.S. persons (other than distributors).  Terms in this sentence have the meanings given to them in Regulation S under the Securities Act of 1933, as amended.

Accordingly, the Holders of the beneficial interests in the Regulation S Temporary Book-Entry Note are entitled to receive interest, principal and premium, if any, in accordance with the terms of the Indenture in the amount of $           .

[Morgan Guaranty Trust Company of New York, Brussels Office, as Operator of the Euroclear Clearance System] [Clearstream, société anonyme]

By:
Name:
Title:

EXHIBIT C-5

FORM OF
TRANSFER CERTIFICATE FOR EXCHANGE OR
TRANSFER FROM 144A BOOK-ENTRY NOTE
TO REGULATION S BOOK-ENTRY NOTE

Deutsche Bank Trust Company Americas

as Indenture Trustee and Note Registrar

[                                        ]

New York, New York [         ]

Attention: [                            ]

Re:                               Series [    ] Floating Rate Secured Notes (the “Offered Notes”) issued pursuant to the Series [  ] Supplement, dated as of August   , 2005, between Willis Engine Securitization Trust (the “Issuer”) and Deutsche Bank Trust Company Americas (the “Indenture Trustee”) to the Indenture (as supplemented, the “Indenture”), dated as of August   , 2005, between WEST and the Indenture Trustee.

Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $                principal amount of Offered Notes that are held as a beneficial interest in the 144A Book-Entry Note (CUSIP No.                    ) with DTC in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of the beneficial interest for an interest in the Regulation S Book-Entry Note (CUSIP No.                  ) to be held with [Euroclear] [Clearstream] through DTC.

In connection with the request and in receipt of the Offered Notes, the Transferor does hereby certify that the exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offered Notes and:

(a)                                  pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(i)                                     the offer of the Offered Notes was not made to a person in the United States of America,

(ii)                                  either (A) at the time the buy order was originated, the transferee was outside the United States of America or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States of America, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States of America,

(iii)                               no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable, and the other conditions of Rule 903 or Rule 904 of Regulation S, as applicable, have been satisfied and

(iv)                              the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

(b)                                 with respect to transfers made in reliance on Rule 144A under the Securities Act, the Transferor does hereby certify that the Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act.

This certification and the statements contained herein are made for your benefit and the benefit of WEST.

Dated:	[Insert name of Transferor]

By:
Name:
Title:

EXHIBIT C-6

FORM OF INITIAL PURCHASER EXCHANGE INSTRUCTIONS

Depository Trust Company

55 Water Street

50th Floor

New York, New York 10041

Re:          Series [      ] Floating Rate Secured Notes (the “Offered Notes”) issued pursuant to the Series [   ] Supplement, dated as of August    , 2005, between Willis Engine Securitization Trust (the “Issuer”) and Deutsche Bank Trust Company Americas (the “Indenture Trustee”) to the Indenture, dated as of August    , 2005, between the Issuer and the Indenture Trustee.

Pursuant to Section 2.07 of the Indenture, [insert name of an Initial Purchaser] (the “Initial Purchaser”) hereby requests that $                  aggregate principal amount of the Offered Notes held by you for our account and represented by the Regulation S Temporary Book-Entry Note (CUSIP No.                  ) (as defined in the Indenture) be exchanged for an equal principal amount represented by the 144A Book-Entry Note (CUSIP No.                 ) to be held by you for our account.

Dated:	[insert name of the Initial Purchaser]
as Initial Purchaser

By:
Title:

EXHIBIT C-7

FORM OF
CERTIFICATE TO BE GIVEN BY TRANSFEREE OF BENEFICIAL INTEREST IN A
REGULATION S TEMPORARY BOOK ENTRY NOTE

[Euroclear

151 Boulevard Jacqmain

B-1210 Brussels, Belgium]

[Clearstream Banking, société anonyme

f/k/a CedelBank, société anonyme

67 Boulevard Grand-Duchesse Charlotte

L-1331 Luxembourg]

Re:                               Series [      ] Floating Rate Secured Notes (the “Offered Notes”) issued pursuant to the Series [    ] Supplement, dated as of August    , 2005, between Willis Engine Securitization Trust (the “Issuer”) and Deutsche Bank Trust Company Americas (the “Indenture Trustee”) to the Indenture, dated as of August    , 2005, between WEST and the Indenture Trustee.

This is to certify that as of the date hereof, and except as set forth below, for purposes of acquiring a beneficial interest in the Offered Notes, the undersigned certifies that it is not a U.S. person (as defined in Rule 902 under the Securities Act of 1933, as amended).

The undersigned undertakes to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Offered Notes held by you in which the undersigned intends to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.

We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:	By:

EXHIBIT D

FORM OF INVESTMENT LETTER TO BE DELIVERED IN CONNECTION WITH
TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                  ,

Deutsche Bank Trust Company Americas
60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

In connection with our proposed purchase of $                            of the Series       Floating Rate Notes (the “Notes”) issued by Willis Engine Securitization Trust (the “Issuer”), we confirm that:

(i)            we have received a copy of the offering memorandum (the “Offering Memorandum”) relating to the Notes and such other information as we deem necessary in order to make our investment decision.  We acknowledge that we have read and agree to the matters stated under the caption “TRANSFER RESTRICTIONS” in such Offering memorandum, and the restrictions on duplication or circulation of, or disclosure relating to, such Offering Memorandum;

(ii)           we understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the indenture relating to the Notes (the “Indenture”) and that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth under “TRANSFER RESTRICTIONS” in the Offering Memorandum and the undersigned agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”);

(iii)          we understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence.    We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we sell any Notes, we will do so only (A) to the Issuer, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an Institutional Accredited Investor” (as defined below) that, prior to such transfer, furnishes to the trustee (as defined in the Private Placement Memorandum) (the “ Indenture Trustee”), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (substantially in the form of this letter), (D) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (F) pursuant to another applicable exemption from registration under the Securities Act, provided we provide an opinion of counsel acceptable to the Issuer or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein;

(iv)          we (or any account for which we are exercising sole investment discretion) are an “Institutional  Accredited Investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which are acting are each able to bear the economic risk of our or its investment for an indefinite period of time;

(v)           we are acquiring Notes for or own account (or an account for which we are exercising sole investment discretion) for investment and not with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts (each of which is an Institutional Accredited Investor) for which we are acting as fiduciary shall remain at all times within our control;

(vi)          we represent and warrant with respect to any Notes that either (i) no assets of a Plan (as defined in the Offering Memorandum) have been used to purchase the Notes or (ii) one or more statutory or administrative exemptions applies so that the use of such Plan assets to purchase and hold the  Notes will not constitute a non-exempt Prohibited Transaction (as defined in the Offering Memorandum); and

(vii)         We understand that, on any proposed resale of any Notes, we will be required to furnish to the Indenture Trustee and the Issuer such certifications, legal opinions and other information as the Indenture Trustee and Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend substantially to the foregoing effect.

Terms used in this letter and not defined shall have the meanings assigned in the Offering Memorandum.

The Issuer, the Initial Purchaser and the Indenture Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:
Name:
Title:
Address:

EXHIBIT E

CONCENTRATION LIMITS

Percentage of Aggregate Net Book Value

Engine Type Concentration Limits

Single Engine type	***

Single supported narrow body aircraft type	***

Single supported wide body aircraft type	***

Aggregated supported wide body aircraft type	***

Lessee Concentration Limit

Single lessee	***

Top 3 lessees	***

Lessee locations:

North America	***

South America	***

Western Europe	***

Eastern Europe	***

Africa/Middle East	***

Asia/Pacific	***

Any emerging country	***

Aggregate emerging country	***

***                           Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Total below investment grade lessees domiciled in accession countries with ownership rights not protected by insurance policy or recognition of rights agreements	***

Single below investment grade lessee domiciled in accession country with ownership rights not protected by insurance policy or recognition of rights agreements	***

Lease Maturity Concentration Limit

Leases maturing during any 12 consecutive months	***

***                           Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

EXHIBIT F

PRI GUIDELINES

(a)           Prohibited Countries:

Burma

Cuba

Iran

Iraq

Libya

North Korea

Sudan

Syria

(b)           Countries with respect to which PRI must be procured:

Angola	Congo	Mongolia
Armenia	Equatorial Guinea	Niger
Azerbaijan	Eritrea	Sao Tome & Principe
Belarus	Ethiopia	Somalia
Benin	Grenada	Sudan
Bhutan	Kazakhstan	Syria
Cameroon	Kirbati	Turkmenistan
Cape Verde Islands	Kyrgistan	Uzbekistan
Chad	Liberia
Comoros	Moldova

EXHIBIT G-1

FORM OF MONTHLY REPORT

(i)  With respect to each Payment Date and for each of the Engine Replacement Account, Security Deposit Account, Senior Restricted Cash Account, Junior Restricted Cash Account, Engine Reserve Account and any other Account, the following information:

(a)                                  the balances on deposit in each such Account on the Determination Date immediately preceding the prior Payment Date,

(b)                                 the aggregate amounts of deposits and withdrawals from each such Account between such Determination Date and the Determination Date immediately preceding the Payment Date,

(c)                                  the balances on deposit in each such Account on the Determination Date immediately preceding such Payment Date, and

(d)                                 in the case of the Engine Reserve Account and the Security Deposit Account, the amount of any segregated funds in subaccounts.

(ii)           With respect to each Payment Date, an analysis of activity in the Expense Account since the preceding Determination Date

•                                          Balance in the Expense Account on the prior Determination Date

•                                          Required Expense Amount transferred to the Expense Account on the prior Payment Date for each of the following categories:  WEST Expenses, Ordinary Course Expenses and Mandatory Engine Modifications, identifying any Significant Operating Expense accruals

•                                          Payments made from the Expense Account during the period between prior Determination Date and the relevant Determination Date for each of the following categories: WEST Expenses, Ordinary Course Expenses and Mandatory Engine Modifications, identifying any disbursements for Significant Operating Expenses

•                                          Balance in Expense Account on relevant Determination Date

(iii)          With respect to each Payment Date, an analysis of activity in the Collections Account since preceding Determination Date

•                                          Balance in Collections Account on preceding Determination Date

•                                          Collections during period beginning on the preceding Determination Date and ending on the applicable Determination Date

•                                          Net transfers between the Security Deposit Account and the Collections Account

•                                          Net Transfers between the Engine Reserve Account and the Collections Account

•                                          Transfers between the Engine Replacement Account and the Engine Reserve Account

•                                          Total disbursements to Series Accounts on prior Payment Date

•                                          Hedge Payments paid and/or received since the preceding Payment Date including Hedge Termination Payments

•                                          Transfers to be made to and from Collections Account during the period beginning on the Determination Date and ending on the Payment Date

•                                          Available Collections Amount for such Payment Date

(iv)          With respect to each Payment Date and any other distribution date, the payments to be made on each Series for the current Payment Date (as applicable)

(a)                                  Floating Rate Notes (by Series)

•                                          One-Month LIBOR for the Interest Accrual Period ending on the Payment Date

•                                          Applicable interest rate for the Interest Accrual Period ending on the Payment Date

•                                          Stated Interest Amount for Series A Notes

•                                          Base Interest Amount for Series B Notes

•                                          Supplemental Interest Amount for Series B Notes

•                                          Conversion Step-Up Interest, if any

•                                          Additional Interest, if any

•                                          Commitment Fees, if any

•                                          Opening Outstanding Principal Balance

•                                          Minimum Principal Payment Amounts for Series A Notes

•                                          Scheduled Principal Payment Amounts for Series A Notes and Series B Notes

•                                          Supplemental Principal Payment Amounts

•                                          Redemption Amount, if any

•                                          Redemption Premium, if any

•                                          Outstanding Principal Balance after all payments of principal on Payment Date

(b)                                 Fixed Rate Notes (by Series)

•                                          Applicable Interest Rate

•                                          Stated Interest Amount for Series A Notes

•                                          Base Interest Amount for Series B Notes

•                                          Supplemental Interest Amount for Series B Notes

•                                          Conversion Step-Up Interest, if any

•                                          Additional Interest, if any

•                                          Commitment Fees, if any

•                                          Opening Outstanding Principal Balance

•                                          Minimum Principal Payment Amounts for Series A Notes

•                                          Scheduled Principal Payment Amounts for Series A Notes and Series B Notes

•                                          Supplemental Principal Payment Amounts

•                                          Redemption Amount, if any

•                                          Redemption Premium, if any

•                                          Outstanding Principal Balance after all payments of principal on Payment Date

(c)                                  Payments per $100,000 initial outstanding principal balance of Notes (by Series)

•                                          Outstanding Principal Balance before all principal payments on Payment Date

•                                          Total Principal Payments

•                                          Outstanding Principal Balance after all principal payments on Payment Date

•                                          Total Interest

•                                          Total Premium

(v)           With respect to each Payment Date, the following information with respect to Permitted Engine Dispositions, Permitted Engine Acquisitions and Discretionary and Mandatory Engine Modifications during period between prior Determination Date and relevant Determination Date

•                                          Identification of Engines subject to Permitted Engine Dispositions

•                                          Adjusted Borrowing Value of such Engines

•                                          Net Sales Proceeds of each Permitted Engine Dispositions

•                                          Modified Net Sales Proceeds of each Permitted Engine Disposition

•                                          Identification of Engines acquired in Permitted Engine Acquisitions

•                                          Initial Borrowing Value of such Engines

•                                          Purchase Price of each such Engine

•                                          Cost of all Discretionary Engine Modifications

•                                          Cost of all Mandatory Engine Modifications

•                                          Engines and/or Engine Modifications subject to Replacement Exchanges, whether or not completed

(vi)          With respect to each Payment Date, the Maximum Borrowing Base, the Senior Borrowing Base and the Junior Borrowing Base

(vii)         With respect to the Interest Accrual Period ending on the immediately preceding Determination Date

•                                          a discussion of any significant developments affecting WEST in period

•                                          an updated description of the Engines then in the portfolio (showing Engine acquisitions and sales by WEST during the preceding month) in substantially the same form as the table in “The Engines in the Initial Portfolio – Appraisers’ Report” and the related leases and lessees in substantially the same form as the first table in “Initial Leases – Initial Lessees.”

(viii)        An updated description of the Engines in the portfolio as of the Determination Date in substantially the same form as the table in “The Engines in the Initial Portfolio – Appraisers’ Report” and the related leases and lessees in substantially the same form as the table in “Initial Leases – The Lessees.”

(ix)           A discussion of any significant developments, including any repossession of any Engine or any other enforcement actions, affecting WEST in such month

(x)            A copy of each amendment to the Servicing Agreement, the Back-Up Servicing Agreement, the Administrative Agency Agreement and the Back-Up Administrative Agency Agreement in such month

EXHIBIT G-2

FORM OF ANNUAL REPORT

(i)            audited financial statements of WEST for such calendar year;

(ii)           updated information regarding the Engines then in the portfolio (including Additional Engines), the then current leases and then current lessees in substantially the same manner as set forth under “The Initial Engines and Initial Lessees;”

(iii)          a statement of the Engines off-lease due to any repossession;

(iv)          a comparison of actual against expected principal payments on the Notes during such annual period; and

(iv)          a comparison of WEST’s performance to the Annual Budget for the preceding year and a statement setting forth an analysis of Collections Account activity, each for the preceding year ended December 31.

EXHIBIT H

INSURANCE PROVISION

MINIMUM COVERAGE AMOUNTS

1.             Hull Insurance:  With respect to any Engine, hull insurance shall be maintained by the Lessee and, to the extent such hull insurance is not maintained by Lessee, WEST shall maintain contingent hull insurance coverage, in each case, in an amount at least equal to Adjusted Borrowing Value for such Engine; provided, however, that in the event that an agreement with respect to hull insurance cannot be reached with any particular Lessee pursuant to which such Lessee will pay the premiums to procure such insurance in amounts consistent with the foregoing, hull insurance shall be procured by the Servicer on behalf of WEST in an amount equal to the amount set forth above, at the expense of WEST.  Parts, if any, shall be insured on the basis of their replacement cost under similar circumstances.

2.             Liability Insurance:  Liability insurance shall be maintained by the Lessee and, to the extent such liability insurance is not maintained by the Lessee, WEST shall maintain contingent liability insurance coverage, in each case, for each Engine and occurrence in an amount consistent with the reasonable commercial practices of leading international aircraft engine operating lessors.

3.             Insurance Deductibles

(a)           Deductibles and self-insurance for Engines subject to a Lease may be maintained in an amount pursuant to deductible and self-insurance arrangements (taking into account, inter alia, the creditworthiness and experience of the Lessee, the type of aircraft engine and market practices in the aircraft engine insurance industry generally) consistent with the Servicer’s commercially reasonable practices for its own aircraft engines.

(b)           Deductibles for Engines off-lease shall be maintained in respect of any one occurrence in respect of such Engines in an amount consistent with the Servicer’s commercially reasonable practice for its own aircraft engines with any difference between such amount and $500,000 (or such other amount as WEST may direct in writing from time to time), taking into account any deductible insurance procured, to be notified to WEST by the Servicer.

4.             Other Insurance Matters:  Apart from the matters set forth above, the coverage and terms of any insurance with respect to any Engine not subject to a Lease, shall be substantially consistent with the reasonable commercial practices of the Servicer with respect to its own aircraft engines.

5.             Additional Insureds:  Any insurance arrangements entered into with respect to any Engine shall include as named insureds the Indenture Trustee and such persons as are reasonably requested by WEST.

6.             Currencies:  All amounts payable under any insurance policy shall be denominated in U.S. dollar terms.

7.             Availability:  The insurance guidelines set forth herein are subject to such insurance being generally available in the relevant insurance market at commercially reasonable rates from time to time.

EXHIBIT I

CORE LEASE PROVISIONS

Each Lease of an Engine with a Lessee shall comply with the following requirements:

1)     The Lessee is obligated to comply with maintenance, return, alteration and replacement conditions typically found in financings and leases for aircraft engines and as necessary to maintain such Engine’s serviceability status pursuant to applicable Governmental Rules.

2)     The Lessee is obligated to provide liability insurance, aircraft hull insurance covering all risks, ground and flight, engine coverage for damage/loss of Engine, and war risk insurance (including the risk of confiscation and requisition by any government), and the Indenture Trustee and Security Trustee are named as additional insureds and the Security Trustee is named as sole loss payee.

3)     The Lease requires that such Engine be kept and operated in locations covered by the requisite insurance and must not be flown or transported to any airport or country in violation of United States laws.

4)     Any fixed price purchase option must provide for a net purchase price not less than the projected Adjusted Borrowing Value of such Engine as of the date the option is exercisable.

5)     The Lease must be triple net, non-cancelable and contain a customary “hell or high water” clause under which the Lessee is unconditionally obligated to make all Lease Payments without any right of setoff for liabilities of the Lessor due to the Lessee.

6)     The Lease must contain limitations on the ability of the Lessee to sublease such Engine or otherwise surrender possession of such Engine to other parties consistent with the requirements of this Indenture.

7)     The Lease shall not contain any provisions inconsistent with the obligations of WEST under this Indenture.

EXHIBIT J

REQUIRED ACQUISITION AGREEMENT TERMS

Customary representations and warranties as to the title in the asset, free and clear of any Encumbrances, and if the seller is an Affiliate of WEST, that any Lease of an Engine is valid, binding and enforceable

Condition to acquisition that all recordations and filings necessary to establish clear title in acquiring WEST Group Member be satisfied before transfer to such WEST Group Member

Agreement of seller not to file insolvency petition against WEST or any WEST Subsidiary

In the acquisition of an Engine, customary cross-indemnification for event occurring before (by the seller) and after (by the buyer) the closing of the acquisition